Exhibit 10.16

LIMITED LIABILITY PARTNERSHIP

CONFORMED COPY
(incorporating amendments made on 5 December 2006)

22 NOVEMBER 2006

For

SIRONA DENTAL SYSTEMS, INC.

arranged by

J.P. MORGAN PLC

and

UBS LIMITED

with

JPMORGAN CHASE BANK, N.A.

and

UBS LIMITED

acting as Original Lenders

and

J.P. MORGAN PLC

and

UBS LIMITED

acting as Bookrunner

and

J.P. MORGAN EUROPE LIMITED

acting as Facility Agent

EUR 275,000,000 AND USD 300,000,000

SENIOR FACILITIES AGREEMENT

32.	Payment Mechanics		127
33.	Set Off		129
34.	Notices		130
35.	Calculations And Certificates		132
36.	Partial Invalidity		133
37.	Remedies And Waivers		133
38.	Amendments And Waivers		133
39.	Counterparts		136
40.	Usa Patriot Act		136
41.	Governing Law		137
42.	Enforcement		137
43.	Waiver Of Jury Trial		137

SCHEDULE 1 THE ORIGINAL LENDER			139

SCHEDULE 2 CONDITIONS PRECEDENT			140
	Part I	Conditions Precedent To Delivery Of A Utilisation Request	140
	Part IA	Conditions Precedent To Drawdown	141
	Part II	Conditions Precedent Required To Be Delivered By An Additional Obligor	143

SCHEDULE 3 REQUESTS			146
	Part IA Utilisation Request Loans		146
	Part IB Utilisation Request Bank Guarantees		147
	Part II Selection Notice Applicable To A Term Loan		148

SCHEDULE 4 MANDATORY COST FORMULAE			149

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE			152

SCHEDULE 6 FORM OF ACCESSION LETTER			154

SCHEDULE 7 FORM OF RESIGNATION LETTER			155

SCHEDULE 8 FORM OF COMPLIANCE CERTIFICATE			156

SCHEDULE 9 TIMETABLES			158
	Part I Loans		158
	Part II Bank Guarantees		160

SCHEDULE 10 FORM OF LETTER OF CREDIT			161

SCHEDULE 11 GUARANTEE PRINCIPLES			164

SCHEDULE 12 CERTAIN FUNDS DEFAULTS			170

SCHEDULE 13 OVERVIEW LOANS AND SECURITIES SUBSIDIARIES	171

SCHEDULE 14 FORM OF CERTIFICATE	173

THIS AGREEMENT is dated 22 November 2006 and made

BETWEEN:

(1)                            SIRONA DENTAL SYSTEMS, INC., an incorporated company with business address 30-00 47th Avenue, Long Island City, New York, NY 11101 incorporated in Delaware with tax payer ID 11-3374812  as original guarantor (the “Company”);

(2)                            SCHICK TECHNOLOGIES, INC., an incorporated company with business address 30-00 47th Avenue, Long Island City, New York, NY 11101 incorporated in New York with tax payer ID 11-3106069 as original borrower and original guarantor (“Schick Technologies, Inc.”);

(3)                            SIRONA DENTAL SYSTEMS GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated in the Federal Republic of Germany, having its business address at Fabrikstr. 31, 64625 Bensheim, Germany, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Darmstadt under HRB 24948 as original borrower and original guarantor (“Sirona Dental Systems GmbH”);

(4)                            SIRONA DENTAL SERVICES GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated in the Federal Republic of Germany, having its business address at Fabrikstr. 31, 64625 Bensheim, Germany, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Darmstadt  under HRB 25819 as original borrower and original guarantor (“Sirona Dental Services GmbH”);

(5)                            SIRONA DENTAL SYSTEMS LLC, a limited liability company with business address 4835 Sirona Drive, Charolotte, NC 28273, PO Box 410100 incorporated in the State of North of Carolina with tax payer ID 56-2078958 as original guarantor (“Sirona Dental Systems LLC”);

(6)                            SIRONA HOLDING GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated in the Federal Republic of Germany, having its business address at Fabrikstr. 31, 64625 Bensheim, Germany, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Darmstadt under HRB 25817 as original guarantor (Sirona Holding GmbH”);

(7)                            SIRONA IMMOBILIEN GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated in the Federal Republic of Germany, having its business address at Fabrikstr. 31, 64625 Bensheim, Germany, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Darmstadt under HRB 24987 as original guarantor (“Sirona Immobilien GmbH”);

(8)                            J.P. MORGAN PLC and UBS LIMITED as mandated lead arrangers (the “Mandated Lead Arrangers”);

(9)                            JPMORGAN CHASE BANK, N.A. and UBS LIMITED as original lenders (the “Original Lenders”); and

(10)                      J.P. MORGAN EUROPE LIMITED as Facility Agent of the Lenders (the “Facility Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Accounting Principles” means generally accepted accounting principles in the United States of America.

“Acquisition” means the acquisition by Blitz F04-506 GmbH of the shares of Sirona Dental Systems Beteiligungs-und Verwaltungs GmbH pursuant to a sale and purchase agreement dated 4 May 2005.

“Acquisition Costs” means all non-periodic fees, costs and expenses, stamp, registration and other Taxes incurred by the Company or any other member of the Group in connection with the Acquisition up to a maximum aggregate amount of EUR 42,000,000 and other such fees, costs, expenses and Tax relating to acquisitions permitted under Clause 25.7 (Acquisitions).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 28 (Changes to the Obligors).

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

“Additional Guarantor” means a company which becomes a Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market on or about 11:00 a.m. on a particular day.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility the commitment of that Lender under the Ancillary Facility as notified to the Facility Agent pursuant to Clause 9.3 (Approval process) to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available upon request as described in Clause 9 (Ancillary Facilities).

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Facility the aggregate of the following amounts outstanding under that Ancillary Facility then in force:

(a)                                      the principal amount under each overdraft facility and on demand short term loan facility calculated on a net basis;

(b)                                     the face amount of each guarantee, bond and letter of credit under each guarantee, bonding or letter of credit facility; and

(c)                                      the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility as determined by such Ancillary Lender in accordance with the relevant Ancillary Document or market practice.

“Anti-Terrorism Law” means each of:

(a)                                      Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the Executive Order);

(b)                                     the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

(c)                                      the Money Laundering Control Act of 1986, Public Law 99-570;

(d)                                     the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq, the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq, any Executive Order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury; and

(e)                                      any law or regulation relating to economic sanctions, terrorism or money laundering enacted in the United States of America subsequent to the date of this Agreement.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Available Ancillary Commitment” means in relation to an Ancillary Facility, an Ancillary Lender’s Ancillary Commitment less the Ancillary Outstandings in relation to that Ancillary Facility.

“Availability Period” means:

(a)                                      in relation to each Term Facility, the period from and including the date of this Agreement to and including 45 days after the date of this Agreement;  and

(b)                                     in relation to the Revolving Facility, the period from and including the date of this Agreement to and including the day which is one month prior to the Termination Date for the Revolving Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):

(a)                                      the Base Currency Amount of its participation in any outstanding Utilisations under that Facility and, in the case of the Revolving Facility only, the Base Currency Amount of the aggregate of its Ancillary Commitments; and

(b)                                     in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of the Revolving Facility only, the Base Currency Amount of its Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Facility only, the following amounts shall not be deducted from a Lender’s Commitment under that Facility:

(i)                                         that Lender’s participation in any Revolving Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)                                      that Lender’s Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bank Guarantee” means:

(a)                                      a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by the Company and agreed by the Facility Agent (with the prior consent of the Majority Lenders) and the Issuing Bank; or

(b)                                     any other guarantee, bond, indemnity, letter of credit, documentary or other credit or any other instrument of suretyship or payment, issued, undertaken or made by the Issuing Bank under the Revolving Facility in a form requested by the Company and agreed by the Facility Agent (with the prior consent of the Majority Lenders) and the Issuing Bank.

“Bank Guarantee Proportion” means in relation to a Lender in respect of any Bank Guarantee, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the Available Facility in relation to the Revolving Facility immediately prior to the issue of that Bank Guarantee, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender or pursuant to Clause 31.6 (Commitment Exchange following acceleration).

“Base Currency” means:

(a)                                      in the case of Facility A1 and the Revolving Facility, USD; and

(b)                                     in the case of Facility A2, euro.

“Base Currency Amount” means:

(a)                                      in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request); and

(b)                                     in relation to an Ancillary Commitment, the amount specified in the notice delivered to the Facility Agent by the Company pursuant to sub-paragraph (a) (v) of Clause 9.3 (Approval Process) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Commencement Date for that Ancillary Facility or, if later, the date the Facility Agent receives the notice of the Ancillary Commitment), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)                                      the interest (excluding, for the avoidance of doubt, the Margin and Mandatory Cost) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                     the amount which that Lender would be able to obtain by placing an amount equal to the principal amount (including for the avoidance of doubt any component in respect of interest and fees) or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day of receipt (in the case of prepayments of which the Facility Agent has at least 2 Business Days notice), and on the Business Day following receipt or recovery (in the case where less than 2 Business Days notice is given) and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Frankfurt am Main and New York, and:

(a)                                      (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)                                     (in relation to any date for payment or purchase of euro) any TARGET Day.

“Business Plan” means the financial model including profit and loss, balance sheet and cash flow projections from the date of this Agreement for a period of three years, in agreed form relating to the Group.

“Cash” means, at any time, cash at bank denominated in Swiss Francs, sterling, dollars, euro, Japanese Yen, Canadian dollar or any other currency which is the lawful currency of any other member state of the OECD (or any other country in which a member of the Group operates) and credited to an account in the name of a member of Group and to which, in each case, such member of the Group is alone beneficially entitled and for so long as:

(a)                                      that cash is repayable on demand or within 30 days of demand;

(b)                                     repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)                                      there is no Security over that cash except as permitted hereunder; and

(d)                                     such cash is freely and immediately available or within 30 days of demand to be applied in repayment or prepayment of the Facilities, whether as a result of dividend payments, loans or other payments made to the relevant member of the Group.

“Cash Equivalent Investments” means:

(a)                                      debt securities denominated in Swiss Francs, sterling, dollars, euro, Japanese Yen, Canadian dollar or any other currency which is the lawful currency of any other member state of the OECD issued by or unconditionally guaranteed by Switzerland, the United Kingdom, the United States of America, a Participating Member State, Japan or any other member state of the OECD which are not convertible into any other form of security and having not more than one year to final maturity;

(b)                                     debt securities denominated in Swiss Francs, sterling, dollars, euro, Japanese Yen, Canadian dollar or any other currency which is the lawful currency of any member state of the OECD which are not convertible into any other form of security and having not more than one year to final maturity, at all times rated P-1 by Moody’s or A-1 by Standard & Poors’ and which are not issued or guaranteed by any member of the Group;

(c)                                      certificates of deposit denominated in Swiss Francs, sterling, dollars, euro, Japanese Yen, Canadian dollar or any other currency which is the lawful currency of any member state of the OECD issued by, and acceptances by, banking institutions authorised under applicable legislation of Switzerland, the United Kingdom, the United States of America, a Participating Member State, Japan or any other member state of the OECD rated P-1 by Moody’s or A-1 by Standard & Poors’;

(d)                                     any investment accessible within 30 days in money market funds which have a credit rating of either A-1 or higher by Standard & Poors’ or Fitch Rating Ltd or P-1 or higher by Moody’s and which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; or

(e)                                      other securities (if any) approved in writing by the Facility Agent,

in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than as permitted hereunder).

“Certain Funds Default” means the occurrence of (i) a Change of Control (as defined in Clause 11.7 (Exit) or (ii) any event or circumstance mentioned under any of the paragraphs listed in Schedule 12 (Certain Funds Defaults).

“Certain Funds Period” means the period from the date of this Agreement until and including the earlier of (i) the Closing Date and (ii) the last day of the Availability Period for Facility A1 and Facility A2 provided that such period shall be suspended at all times while the relevant parties are negotiating as envisaged by paragraph (b) in Schedule 12 (Certain Funds Defaults).

“Closing Date” means the date on which first utilisation of any of the Facilities occurs.

“Code” means, at any date, the U.S. Internal Revenue Code of 1986 and the regulations promulgated and the judicial and administrative decisions rendered under it, all as the same may be in effect at such date.

“Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Revolving Facility.

“Commitment” means a Facility A1 Commitment, a Facility A2 Commitment or a Revolving Commitment.

“Commitment Fee” means any fees payable by the Company pursuant to Clause 15.1 (Commitment Fee).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Consolidated Adjusted EBITDA” has the meaning given to such term in Clause 24.1 (Financial definitions).

“Consolidated Total Net Debt” has the meaning given to such term in Clause 24.1 (Financial definitions).

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period or the giving of notice under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)                                      the pollution or protection of the environment;

(b)                                     harm to or the protection of human health; or

(c)                                      the health of animals or plants.

“Environmental Permits” means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“EURIBOR” means, in relation to any Loan in euro:

(a)                                      the applicable Screen Rate; or

(b)                                     (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

“ERISA” means, at any date, the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“ERISA Affiliate” means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with an Obligor, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Existing Mezzanine Facility Agreement” means the mezzanine facility agreement dated 30 June 2005 (as amended) between, inter alia, Blitz F04-506 GmbH as original borrower and J.P. Morgan Europe Limited as facility agent.

“Existing Senior Facilities Agreement” means the senior facility agreement dated 30 June 2005 (as amended) between, inter alia, Blitz F04-506 GmbH as original borrower and J.P. Morgan Europe Limited as facility agent.

“Expiry Date” means for a Bank Guarantee, the last day of its Term.

“Facility” means Facility A1, Facility A2 or the Revolving Facility.

“Facility A1” means the term loan facility made available under this Agreement as described in sub-paragraph (a) (i) of Clause 2.1 (The Facilities).

“Facility A1 Borrower” means Schick Technologies, Inc.

“Facility A1 Commitment” means:

(a)                                      in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A1 Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility A1 Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Lender, the amount in the Base Currency of any Facility A1 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A1 Loan” means a loan made or to be made under Facility A1 or the principal amount outstanding for the time being of that loan.

“Facility A1 Repayment Date” means each of the dates specified in Clause 10.1 (Repayment of Facility Term Loans) as a Facility A1 Repayment Date.

“Facility A1 Repayment Instalment” means each instalment for repayment of the Facility A1 Loans referred to in Clause 10.1 (Repayment of Facility Term Loans).

“Facility A2” means the term loan facility made available under this Agreement as described in sub-paragraph (a) (ii) of Clause 2.1 (The Facilities).

“Facility A2 Borrower” means Sirona Dental Services GmbH.

“Facility A2 Commitment” means:

(a)                                      in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A2 Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility A2 Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Lender, the amount in the Base Currency of any Facility A2 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement,

“Facility A2 Loan” means a loan made or to be made under Facility A2 or the principal amount outstanding for the time being of that loan.

“Facility A2 Repayment Date” means each of the dates specified as a Facility A2 Repayment Date in Clause 10.1 (Repayment of Facility Term Loans).

“Facility A2 Repayment Instalment” means each instalment for repayment of the Facility A2 Loans referred to in Clause 10.1 (Repayment of Facility Term Loans).

“Facility Office” means the office or offices notified by a Lender or the Issuing Bank to the Facility Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means:

(a)                                      any letter or letters between the Mandated Lead Arrangers and the Company (or the Facility Agent and the Company) setting out any of the fees referred to in Clause 15 (Fees); and

(b)                                     any other agreement setting out fees referred to in Clause 7.2 (Fee payable in respect of Bank Guarantees) or Clause 9.7 (Interest, Commitment Commission and Fees on Ancillary Facilities).

“Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, any Compliance Certificate, any Utilisation Request, any Selection Notice, the Subordination Agreement, any Ancillary Document, the Pooling Agreement and any other document designated as a “Finance Document” by the Facility Agent and the Company.

“Finance Party” means the Facility Agent, the Mandated Lead Arrangers, a Lender, the Issuing Bank or any Ancillary Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                      any monies borrowed or raised;

(b)                                     any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent or by a bill discounting or factoring credit facility;

(c)                                      any amount raised pursuant to any note purchase facility or the issue of bonds, notes (other than credit notes issued in the ordinary course of trade), debentures, loan stock or any similar instrument;

(d)                                     the amount of any liability in respect of any lease or hire purchase contract or other agreement which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e)                                      receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                        any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(g)                                     any counter indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)                                     any amount raised by the issue of shares which are redeemable on or before the Termination Date;

(i)                                         any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days from the date on which the goods were delivered or services were performed other than any liability arising under the U.S. Exclusivity Agreement;

(j)                                         any amount raised under any other transaction (including any forward sale or purchase agreement) required to be accounted for as a borrowing (but excluding for the avoidance of doubt any employee profit sharing scheme) to the extent that item is treated as debt in the Group’s balance sheet; and

(k)                                      (without double counting) the amount of any liability in respect of any guarantee or indemnity or similar assurance against financial loss for any of the items referred to in the preceding paragraphs of this definition and any agreement to maintain the solvency of any person whether by investing in, lending to or purchasing the assets of such person.

“Financial Quarter” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Funds Flow Statement” means the funds flow statement delivered by the Company to the Facility Agent pursuant to paragraph 2(c) of Part 1 of Schedule 2 (Conditions Precedent to Delivery of a Utilisation Request) in form and substance satisfactory to the Facility Agent.

“General Investments Threshold” means, at any time EUR 100,000,000.

“German Borrower” has the meaning given to that term in paragraph (h) of Clause 21.9 (Limitation on Payment Obligations by German Guarantors and limitation regarding LTIBRs).

“Group” means the Company, and each of its respective Subsidiaries for the time being.

“Gross Assets” means (by reference to the Accounting Principles), restricted short term investments, accounts receivable, net inventories, prepaid expenses and other current assets, property, plant and equipment and intangible assets (but excluding goodwill and all other assets or step up amounts that have been capitalised as a result of a purchase price allocation)

“Guarantee Principles” means the principles set out in Schedule 11 (Guarantee Principles).

“Guarantor” means each Original Guarantor and each Additional Guarantor unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Incremental Facility” means the increased amount of the existing Facilities or a term loan facility or a revolving loan facility made available under this Agreement as described in sub-paragraph (a)(iv) of Clause 2.1 (The Facilities).

“Incremental Facility Commitment” has the meaning given to it in Clause 2.2 (Incremental Facility).

“Incremental Facility Loan” means a loan made or to be made under the Incremental facility or the principal amount outstanding for the time being of that loan.

“Information Memorandum” means the document in the form approved by the Company concerning the Group which is to be prepared in relation to this transaction, approved by the Company and distributed by the Mandated Lead Arrangers prior to the Syndication Date in connection with the syndication of the Facilities.

“Initial Investors” means (i) Madison Dearborn Partners, (ii) funds managed and/or advised by Madison Dearborn Partners and (iii) MDCP IV Global Investments LP, Beecken Petty O’Keefe Fund II, L.P., Northwestern University, John W. Madigan, Harry M. Jansen Kraemer, Jr., and K&E Investment Partners, LLC - 2004-B DIF and (iv) any of the following funds whose investment is to be made on or shortly after the Closing Date: Beecken Petty O’Keefe QP Fund II, L.P., Beecken Petty O’Keefe Executive Fund II, L.P. and (v) certain members of management of the Company and/or affiliates of EQT Partners AB and (vi) any other persons agreed to by the Lenders.

“Intellectual Property” means:

(a)                                      any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests, whether registered or unregistered; and

(b)                                     the benefit of all applications and rights to use such assets of each member of the Group.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods and Terms) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.4 (Default Margin).

“Invested Funds” means the aggregate amount of all monies invested, paid, allocated, guaranteed, indemnified, applied or spent since the date hereof under sub-paragraph b(v) of Clause 25.7 (Acquisitions), paragraph (b) of Clause 25.8 (Joint ventures), sub-paragraph (b)(vii) of Clause 25.14 (Loans and credit) and/or sub-paragraph (b)(v) of Clause 25.15 (No Guarantees or indemnities) but deducting any such amounts which are repaid, no longer outstanding and investment returns on investments made pursuant to the foregoing paragraphs.

“Investors” means funds managed and advised by Madison Dearborn Partners and other investors selected by Madison Dearborn Partners as part of the equity (and quasi-equity) syndication of the equity and quasi-equity funding for the Acquisition (subject to Madison Dearborn Partners at all times owning a majority interest in, and being able to direct the affairs and control the composition of the board of directors or equivalent body of, such investors), and each of their or any subsequent successors or assignees or transferees.

“Issuing Bank” means any Lender which has notified the Facility Agent that it has agreed to the Company’s request to be an Issuing Bank pursuant to the terms of this Agreement (and if more than one Lender has so agreed such Lenders whether acting individually or together shall be referred to as the “Issuing Bank”).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Opinions” means the legal opinions delivered to the Facility Agent pursuant to Clause 4.1 (Initial Conditions Precedent) and paragraph 9 of Part II of Schedule 2 (Conditions Precedent).

“Legal Reservations” means

(a)                                      the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                     the time barring of claims under the Limitation Acts;

(c)                                      similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)                                     any general principles which are set out in the qualifications as to matters of law in the Legal Opinions.

“Lender” means:

(a)                                      any Original Lender; and

(b)                                     any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)                                      the applicable Screen Rate; or

(b)                                     (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

“LTIBR” means any long term interest-bearing receivables as set out in the decrees of the German Federal Ministry of Finance (Bundesfinanzministerium) of 15 July 2004 (IV A2-S 2742a-20/04), paragraphs 20 and 37, and of 22 July 2005 (IV-B7-S2742a-31/05), or as set out in any future law, administrative decree, guideline or other pronouncement which overrules the aforementioned decrees.

“Loan” means a Term Loan or a Revolving Loan.

“LMA” means the Loan Market Association.

“Majority Lenders” means:

(a)                                      for the purposes of paragraph (a) of Clause 38.1 (Required consents) in the context of a waiver in relation to a proposed Utilisation of the Revolving Facility (other than a Utilisation on the Closing Date) of the condition in Clause 4.2 (Further Conditions Precedent) a Lender or Lenders whose Available Commitments and Available Ancillary Commitments with respect to the Revolving Facility aggregate more than 66 2/3 per cent. of the Available Facility and aggregate Available Ancillary Commitments with respect to the Revolving Facility; and

(b)                                     in any other case, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

“Margin” means in relation to any Revolving Loan or Term Loan, 0.75 per cent. per annum or such rate per annum as may be in effect from time to time in accordance with Clause 12.3 (Margin Ratchet).

“Margin Stock” means “margin stock” or “margin security” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means any event or series of events which is materially adverse to:

(a)                                      the business, assets or financial condition of the Group taken as a whole;

(b)                                     the ability of any Obligor to perform its payment obligations under the Finance Documents; or

(c)                                      the validity or enforceability of any material term of the Finance Documents or the rights and remedies of any Finance Party under the Finance Documents in a manner or to an extent which is materially adverse to the interests of the Finance Parties under the Finance Documents.

“Material Company” means, at any time:

(a)                                      an Obligor; or

(b)                                     a member of the Group which:

(i)                        has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated Adjusted EBITDA, as defined in Clause 24 (Financial Covenants)) and discounting any intra-group items, shares in subsidiaries and the earnings of subsidiaries) representing 5 per cent. or more of Consolidated Adjusted EBITDA of the Group; or

(ii)                     has gross assets (excluding intra group items) representing 5 per cent. or more of the consolidated Gross Assets of the Group,

in each case calculated on a consolidated basis.

Compliance with the conditions set out in sub-paragraphs (b) (i) and (ii) above shall be determined by reference to the most recent Compliance Certificate supplied by the Company and the latest audited annual and unaudited semi-annual consolidated financial statements of the Group.

A report by the auditors of the Company that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Material Intellectual Property” means the Intellectual Property which is material to the Group’s business.

“Maximum Incremental Facility Amount” means USD 100,000,000 or, if the Non-Leveraged Criteria has been met, USD 150,000,000.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                      (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                     if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                      if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.  “Monthly” shall be construed accordingly.

“Moody’s” means Moody’s Investor Services, Inc. and any successors to its rating business.

“Non-Leveraged Criteria” means (i) pro forma Consolidated Total Net Debt to Consolidated Adjusted EBITDA is less than 2.5:1 as evidenced in the relevant Compliance Certificate delivered to the Facility Agent pursuant to Clause 23.2 (Compliance Certificate); and/or (ii) the long term rating of the Group’s senior indebtedness is not less than “investment grade” (BBB- or Baa3 as rated by Standard and Poors or Moody’s respectively).

“Obligor” means a Borrower or a Guarantor.

“Obligor’s Agent” means the Company.

“Original Borrower” means the Facility A1 Borrower, the Facility A2 Borrower and the Revolving Facility Borrowers.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.4 (Conditions relating to Optional Currencies).

“Original Financial Statements” means:

(a)                                      the un-audited consolidated financial statements of the Group dated 30 June 2006; and

(b)                                     the audited consolidated financial statements of the Group for its financial year ending 30 September 2005.

“Original Guarantor” means each of the Company, Schick Technologies, Inc., Sirona Dental Systems GmbH, Sirona Dental Services GmbH, Sirona Dental Systems LLC, Sirona Holding GmbH and Sirona Immobilien GmbH.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Patterson Note” means the junior subordinated promissory note issued pursuant to paragraph IX(D) of the U.S. Exclusivity Agreement subject to such subordinated intercreditor provisions as may be acceptable to the Facility Agent (acting on the instruction of the Majority Lenders).

“Permitted Bensheim Disposal” means the sale of land located at Werner-von-Siemens Strasse 4, 64625 Bensheim, Germany  registered at the Land Registry of Bensheim at page 10724, boundary 2975 Bensheim, Land Parcel 125/8 (the “Land”) and the completion of a long term lease agreement with a third party relating to the leasing of the Land together with a new building situated thereon and the demolition of the existing building according to the sale and lease back agreement which has been notarized by Mrs. Ingrid Walter-Meinig in the notarial deed 129/2005 dated July 19, 2005.

“Permitted Disposal” means any disposal of assets or a business as a whole pursuant to a Permitted Reorganisation, provided that the conditions related thereto are satisfied at the date of the relevant disposal and such disposal is not adverse to the interest of the Lenders.

“Permitted Reorganisation” means any reorganisation as set out in the Structure Memorandum provided that in relation to the proposed restructuring of the Group set out in pages 20 to 29 thereof, such restructuring is not adverse to the interest of the Lenders, and any member of the Group that would become a Guarantor (a) pursuant to the terms of Clause 25.23 (Guarantors) if the test set out therein was carried out on the date of the restructuring rather than by reference to the most recently delivered Compliance Certificate, (b) envisaged to become a Guarantor under the Structure Memorandum; and (c) Newco 1 and Newco 2 (as referred to in the Structure Memorandum), shall accede to this Agreement as an Additional Guarantor on the date of such restructuring.

“Pooling Agreement” means each of the profit and loss transfer agreement between Sirona Holding GmbH and Sirona Dental Services GmbH dated 24 August 2006, the profit and loss transfer agreement between Sirona Dental Services GmbH and Sirona Dental Systems GmbH dated 24 February 2004 and the profit and loss transfer agreement between Sirona Dental Systems GmbH and Sirona Immobilien GmbH dated 23 September 2002.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)                                      (if the currency is euro) two TARGET Days before the first day of that period provided such TARGET Day is also a Business Day in London or, if not, the immediately preceding TARGET Day which is also a Business Day in London; or

(b)                                     (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means, the principal office in London of JPMorgan Chase Bank, N.A. UBS Limited and no fewer than two other prime banks in the London interbank market as will be appointed by the Facility Agent in consultation with the Company.

“Refinancing Costs” has the meaning given to it in Clause 24.1 (Financial definitions).

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time hereafter in effect.

“Related Fund”, in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or advisor as the first fund or, if it is managed by a different investment manager or advisor, a fund whose investment manager or advisor is an Affiliate of the investment manager or advisor of the first fund.

“Relevant Interbank Market” means in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)                                      its jurisdiction of incorporation; and

(b)                                     any jurisdiction where it conducts its business.

“Relevant Period” has the meaning given to it in Clause 24.1 (Financial definitions).

“Repeating Representations” means each of the representations set out in Clause 22.1 (Status), Clause 22.3 (Non-conflict with other obligations), Clause 22.4 (Power and authority), Clause 22.6 (Governing law and enforcement),  paragraph (e) of Clause 22.10 (No misleading information), Clause 22.16 (Good Title Assets), Clause 22.21 (Margin Stock) and Clause 22.24 (Anti-Terrorism Laws).

“Restricted Party” means any person listed:

(a)                                      in the Annex to the Executive Order;

(b)                                     on the “Specially Designated Nationals and Blocked Persons” list maintained by the OFAC; or

(c)                                      in any successor list to either of the foregoing.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Revolving Commitment” means:

(a)                                      in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Revolving Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Revolving Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Lender, the amount in the Base Currency of any Revolving Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility” means the revolving credit facility made available under this Agreement as described in sub-paragraph (a)(iii) of Clause 2.1 (The Facilities).

“Revolving Facility Borrower” means Sirona Dental Systems GmbH, Schick Technologies, Inc. and Sirona Dental Services GmbH or an Additional Borrower unless it ceases to be a Borrower in accordance with Clause 28 (Changes to the Obligors).

“Revolving Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Revolving Utilisation” means a Revolving Loan or a Bank Guarantee.

“Rollover Loan” means one or more Revolving Loans:

(a)                                      made or to be made on the same day that:

(i)                        a maturing Revolving Loan is due to be repaid; or

(ii)                     a demand by the Facility Agent pursuant to a drawing in respect of a Bank Guarantee is due to be met;

(b)                                     the aggregate amount of which is equal to or less than the maturing Revolving Loan or the relevant claim in respect of that Bank Guarantee;

(c)                                      in the same currency as the maturing Revolving Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)) or the relevant claim in respect of that Bank Guarantee; and

(d)                                     made or to be made to the same Borrower for the purpose of:

(i)                        refinancing a maturing Revolving Loan; or

(ii)                     satisfying the relevant claim in respect of that Bank Guarantee.

“Screen Rate” means:

(a)                                      in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period; and

(b)                                     in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“SEC” means the United States Securities and Exchange Commission or any successor thereof.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part II of
Schedule 3 (Selection Notice) given in accordance with Clause 13 (Interest Periods and Terms) in relation to a Term Facility.

“Semi-Annual Financial Statements” has the meaning given to it in Clause 24.1 (Financial definitions).

“Senior Management” means the chief executive officer and the chief financial officer from time to time.

“Specified Time” means a time determined in accordance with Schedule 9 (Timetables).

“Standard and Poors” means Standard and Poor’s Rating Services, a division of McGraw-Hill Companies Inc. or any successor to its rating business.

“Structure Memorandum” means the structure paper describing the Group and including a group structure chart and a funds flow showing the flow of funds at closing and prepared by Ernst & Young in a form and substance satisfactory to the Facility Agent (acting reasonably).

“Subordination Agreement” means the subordination agreement dated on or about the date of this Agreement made between, inter alia, the Company and the Facility Agent relating to the subordination of certain intra-group loans to amounts due to the Finance Parties under the Finance Documents.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)                                      which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                     more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)                                      which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 80 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80 per cent. of the Total Commitments immediately prior to that reduction).

“Syndication Date” means the day which is 4 Months after the later of the Closing Date or such earlier date specified by the Mandated Lead Arrangers as the day on which the Facilities have been successfully syndicated as described in the Fee Letter.

“TARGET” means Trans European Automated Real time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Bank Guarantee.

“Term Facility” means Facility A1 or Facility A2.

“Term Loan” means a Facility A1 Loan or a Facility A2 Loan, as the case may be.

“Termination Date” means the date falling 5 years after the Closing Date.

“Total Commitments” means the aggregate of the Total Facility A1 Commitments, the Total Facility A2 Commitments and the Total Revolving Commitments.

“Total Facility A1 Commitments” means the aggregate of the Facility A1 Commitments.

“Total Facility A2 Commitments” means the aggregate of the Facility A2 Commitments.

“Total Revolving Commitments” means the aggregate of the Revolving Commitments.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:

(d)             the proposed Transfer Date specified in the Transfer Certificate; and

(e)             the date on which the Facility Agent executes the Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuations in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“U.S.” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“U.S. Borrower” means a Borrower whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

“U.S. Group Company” means the Company and its direct and indirect Subsidiaries which are organised under the law of any State of the United States of America or the District of Columbia.

“U.S. Guarantor” means a Guarantor whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

“U.S. Obligor” means any U.S. Borrower or U.S. Guarantor.

“Utilisation” means a Loan or a Bank Guarantee.

“Utilisation Date” means the date on which a Utilisation is made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“VAT” means value added tax and any other tax of a similar nature.

1.2        Construction

(a)            Unless a contrary indication appears a reference in this Agreement to:

(i)        the “Facility Agent”, the “Mandated Lead Arrangers”, any “Finance Party”, any “Lender”, any “Issuing Bank”, any “Obligor”, any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)       a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Company and the Facility Agent or, if not so agreed, is in the form to be agreed between the Facility Agent and the Company, each acting reasonably;

(iii)      “assets” includes present and future properties, revenues and rights of every description;

(iv)      the “equivalent”, on any day, in one currency (the “first currency”) of a sum denominated in a second currency (the “second currency”) means the amount of the first currency calculated by the Facility Agent as being that which would be required by it to purchase the relevant sum in the second currency in the London spot exchange market at or about 11.00 a.m. on that day in accordance with its usual practice;

(v)       the “European interbank market” means the interbank market for euro operating in Participating Member States;

(vi)      a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated (however fundamentally);

(vii)     “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)    “materiality” and other qualifications will be determined objectively and not at the discretion of the Facility Agent;

(ix)      a “participation” of a Lender in:

(A)      a Loan, means the amount of such Loan which such Lender has made or is to make available and thereafter that part of the Loan which is owed to such Lender; or
(B)      a Bank Guarantee, means such Lender’s actual and contingent liabilities in respect of such Bank Guarantee pursuant to paragraph (b) of Clause 7.4 (Indemnities);

(x)       a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(xi)      “promptly” and “immediately” means without undue delay;

(xii)     a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not, compliance with which is customary) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self regulatory or other authority or organisation;

(xiii)    a provision of law is a reference to that provision as amended or re enacted; and

(xiv)   a time of day is a reference to London time.

(b)            Section, Clause and Schedule headings are for ease of reference only.

(c)             Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)            A Borrower providing “cash cover” for a Bank Guarantee or an Ancillary Facility means a Borrower paying an amount in the currency of the Bank Guarantee (or, as the case may be, Ancillary Facility) to an interest bearing account in the name of that Borrower and the following conditions being met:

(i)        the account is with the Facility Agent (if the cash cover is to be provided for all the Lenders) or with a Lender or Ancillary Lender (if the cash cover is to be provided for that Lender or Ancillary Lender);

(ii)       until no amount is or may be outstanding under that Bank Guarantee or Ancillary Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Bank Guarantee or Ancillary Facility; and

(iii)      that Borrower has executed a security document in respect of that account, in form and substance satisfactory to the Facility Agent, the Lender or Ancillary Lender with which that account is held, creating a first ranking security interest over that account.

(e)             A Default (including an Event of Default) is “continuing” or “outstanding” to the extent it has not been waived, remedied or has not ceased to exist.

(f)             A Borrower “repaying” or “prepaying” (or any derivative form thereof) a Bank Guarantee or any Ancillary Outstandings the liability in respect of which is contingent means:

(i)        that Borrower providing cash cover for that Bank Guarantee or in respect of the Ancillary Outstandings;

(ii)       the maximum amount payable under or in respect of the Bank Guarantee or Ancillary Outstandings being reduced or cancelled in accordance with its terms; or

(iii)      the Issuing Bank, Lender or, as the case may be, Ancillary Lender being satisfied that it has no further liability under or in respect of that Bank Guarantee or Ancillary Outstandings,

and the amount by which a Bank Guarantee is, or Ancillary Outstandings are, repaid or prepaid under sub-paragraphs (f)(i) and (f)(ii) above is the amount of the relevant cash cover or reduction.

(g)             A Lender funding its participation in a Utilisation includes a Lender participating in a Bank Guarantee.

(h)            An outstanding amount of a Bank Guarantee at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Bank Guarantee at that time.

(i)              There shall be no breach of any basket hereunder where such amount has been calculated in a currency, other than the Base Currency and upon the day of such conversion it falls within the basket but at a subsequent conversion back into the Base Currency such basket is breached solely due to the fluctuation in the currency markets.

1.3        Currency Symbols and Definitions

“$”, “dollars” and “USD” denote lawful currency of the United States of America and “EUR”, “€” and “euro” means the single currency unit of the Participating Member States.

1.4        Third party rights

(a)            Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

(b)            Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2
THE FACILITIES

2.           THE FACILITIES

2.1        The Facilities

(a)            Subject to the terms of this Agreement, the Lenders make available:

(i)        a term loan facility in an aggregate amount equal to the Total Facility A1 Commitments being USD 150,000,0000 at the date of this Agreement;

(ii)       a term loan facility in an aggregate amount equal to the Total Facility A2 Commitments being EUR 275,000,000 at the date of this Agreement;

(iii)      a multicurrency revolving credit facility in an aggregate amount equal to the Total Revolving Commitments being USD 150,000,000 at the date of this Agreement; and

(iv)      Subject to the terms of Clause 2.2 (Incremental Facility) an uncommitted incremental facility in an aggregate principal amount not to exceed the Maximum Incremental Facility Amount.

(b)            The Revolving Facility will be available to the Revolving Facility Borrowers.  Facility A1 will only be available to the Facility A1 Borrower and Facility A2 will only be available to the Facility A2 Borrower.

(c)             Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers in place of all or part of its Commitment under the Revolving Facility.

2.2        Incremental Facility

(a)            Subject to Clause 2.3 (Incremental Facility Conditions), a Borrower may by written notice to the Facility Agent establish from time to time after the Closing Date one or more additional term loans or revolving loans (an “Incremental Loan”) from one or more existing Lenders and/or another bank or financial institution (a “Further Lender”) that in each case agrees to make such loans to the Borrower.  Such notice (an “Incremental Commitment Notice”) shall include:

(i)        the principal amount of the Incremental Loan it wishes to establish;

(ii)       that such principal amount, when aggregated with any existing Incremental Loans is less than the Maximum Incremental Facility Amount;

(iii)      the terms and conditions (including the name and jurisdiction of incorporation of the proposed borrower) of the proposed Incremental Loan;

(iv)      the date on which the proposed Incremental Loan shall become effective and the purpose for which the proceeds of such Incremental Loan shall be applied;

(v)       an invitation to each Lender to participate in the Incremental Loan (the amount of such participation to be pro-rata to the proportion that Lender’s Commitments bear to the Total Commitments);

(vi)      confirmation (with supporting calculations where necessary) that each of the conditions set out in Clause 2.3 (Incremental Facility Conditions) have or will be met at the date such Incremental Loan becomes effective, the Incremental Commitment Notice shall be signed by a director of the Company.

(b)            As soon as reasonably practicable following receipt of an Incremental Commitment Notice, the Facility Agent shall forward such Incremental Commitment Notice to the Lenders requesting that each Lender confirms in writing within 10 Business Days of the date of the Incremental Commitment Notice whether they accept or decline to participate in the relevant Incremental Loan.

(c)             If any Lender does not wish to participate in an Incremental Loan or fails to respond to the invitation set out in the relevant Incremental Commitment Notice within 10 Business Days of the date of such Incremental Commitment Notice, the portion of the Incremental Loan offered to it pursuant to such Incremental Commitment Notice shall be offered to other existing Lenders pro-rata to the proportion that each Lender’s Commitments bear to the Total Commitments for the purpose of this paragraph the definition of which shall be amended to exclude the Commitments of any declining Lenders.

(d)            To the extent the existing Lenders decline or fail to accept the invitation to participate in Incremental Loan in an amount equal to the amount  offered to the Lenders pursuant to sub-paragraphs (a)(v) and paragraph (c) above (the “Declined Amount”) within 10 Business Days of the date of the relevant Incremental Commitment Notice, the Company may nominate a Further Lender to participate in the relevant Incremental Loan in an amount not exceeding the Declined Amount.  The Company shall arrange for each Further Lender to confirm to the Facility Agent in writing that it has agreed to participate in an Incremental Loan up to the Declined Amount on the terms set out in the relevant Incremental Commitment Notice within 20 Business Days of the date of such notice or such other shorter period requested by the Company.

(e)             A Further Lender may only participate in a Incremental Loan if it has acceded to this Agreement as a Lender and each of the conditions set out in Clause 2.3 (Incremental Facility Conditions) have or will be satisfied on the date the Incremental Facility Commitment in established).

(f)             Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment to this Agreement, executed by the relevant Borrower, each Lender and each Further Lender that agrees to participate in the relevant Incremental Loan and the Facility Agent.  For the avoidance of doubt the Facility Agent shall be authorised without the consent of the Majority Lenders to execute such amendment which shall include such technical amendments to the terms of this Agreement as are required to enable the operation of the relevant Incremental Facilities provided only that the conditions in Clause 2.3 (Incremental Facility Conditions) are met.

2.3        Incremental Facility Conditions

An Incremental Loan may only be effective if:

(a)            no Default or Event of Default has occurred and is continuing nor would the drawing of any amount under the Incremental Loan cause there to be a Default or Event of Default;

(b)            each of the financial covenants set out in Clause 24 (Financial Covenants) would be satisfied on a pro-forma basis on the assumption that the Incremental Loan is drawn in full as of the last day of the most recently ended Relevant Period;

(c)             the maturity date of the Incremental Loan is no earlier than the Termination Date hereunder and the weighted average life to maturity of the Incremental Loan is no shorter than that of Facilities A1 and A2;

(d)            the claims of the Lenders in respect of the Term Facilities and the Revolving Facility rank at least pari passu with the claims of the Lenders under the Incremental Loan;

(e)             the provisions relating to mandatory prepayments and guarantees under and of the Incremental Loan shall be no more favourable to the Lenders under the Incremental Loan compared to those under the Facilities;

(f)             the Company delivers to the Facility Agent any legal opinion or other condition precedents (including any information required to comply with “know your customer” or similar identification procedures) requested by the Facility Agent (acting reasonably) prior to utilisation of the Incremental Loan;

(g)             if the proposed borrower of the Incremental Loan is not a Borrower it becomes an Additional Borrower on and in accordance with the terms of Clause 28.2 (Additional Borrowers);

(h)            the date upon which the Incremental Loan is established is no earlier than one Business Day after the Closing Date.

2.4        Finance Parties rights and obligations

(a)            The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance

Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)            The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)             A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.5        Obligors’ Agent

(a)            Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)        the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)       each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)            Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)             For the purpose of acting as Obligors’ Agent in accordance with this Clause 2.5, each Obligor releases the Company from the restrictions of Sec 181 of the German Civil Code and any equivalent restriction under any applicable law.

3.           Purpose

3.1        Purpose

(a)            Each Borrower shall apply all amounts borrowed by it under Facility A1 and Facility A2 towards refinancing all Financial Indebtedness of the Group outstanding under the Existing Senior Facilities Agreement and the Existing Mezzanine Facility Agreement as described in the Structure Memorandum, and costs and expenses incurred by the Group in connection with the Facilities made available hereunder.

(b)            Each Borrower shall apply all amounts borrowed by it under the Revolving Facility, any Bank Guarantee or any utilisation of any Ancillary Facility towards the general corporate and working capital purposes of the Group including the cost and expenses described in paragraph (a).  The Borrowers under the Revolving Facility shall be entitled to apply amounts borrowed under the Revolving Facility towards the financing of acquisitions permitted under sub-paragraph (b)(ii) of Clause 25.7 (Acquisitions).

3.2        Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.           Conditions of Utilisation

4.1        Initial Conditions Precedent

No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent to Delivery of a Utilisation Request) in form and substance satisfactory to the Facility Agent.  The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2        Further Conditions Precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)            the Facility Agent has received all of the documents and other evidence listed in Part IA of Schedule 2 (Conditions Precedent to Drawdown) in form and substance satisfactory to the Facility Agent;

(b)            in the case of a Rollover Loan, no notice has been delivered under Clause 26.18 (Acceleration) relating to the Revolving Commitments and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(c)             in relation to any Utilisation on the Closing Date (subject to Clause 4.3 (Certain Funds)), all the representations and warranties in Clause 22 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true in all material respects.

4.3        Certain Funds

The Lenders agree that (without prejudice to Clause 26.19 (Certain Funds Period)) in relation to the Utilisation under Facility A1 and Facility A2 requested to be made during the Certain Funds Period, Clause 4.2 (Further Conditions Precedent) shall only apply if a Certain Funds Default has occurred which is continuing or, in relation to paragraph (b) of Schedule 12 (Certain Funds Default), the relevant parties are in negotiations within the meaning of such paragraph (b).

4.4        Conditions relating to Optional Currencies

(a)            A currency will constitute an Optional Currency in relation to a Revolving Utilisation if:

(i)        it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

(ii)       it is Euro, Australian dollars or Japanese Yen or has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the relevant Utilisation Request for that Utilisation.

(b)            If the Facility Agent has received a written request from the Company for a currency to be approved under sub-paragraph (a)(ii) above, the Facility Agent will confirm to the Company by the Specified Time:

(i)        whether or not the Lenders have granted their approval; and

(ii)       if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.5        Maximum number of Utilisations

(a)            A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)        4 or more Term Loans would be outstanding under Facility A1 and Facility A2; or

(ii)       10 or more Revolving Utilisations (or 10 or more Incremental Facility Loans) would be outstanding.

(b)            A Borrower may not request that a Term Loan be divided if, as a result of the proposed division, 4 or more Term Loans would be outstanding under each of Facility A1 and Facility A2. A Borrower may not request that a Revolving Loan be divided.

(c)             Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.5.

4.6        Authorisation re fees, etc.

Each Borrower irrevocably authorises the Facility Agent to deduct from the amount of the first Utilisation under the Facilities, all fees, costs and expenses then due from the Company pursuant to Clause 15 (Fees).

SECTION 3

UTILISATION

5.           Utilisation of Loans

5.1        Delivery of a Utilisation Request

A Borrower may utilise a Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2        Completion of a Utilisation Request

(a)            Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)        it identifies the Facility to be utilised;

(ii)       the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)      the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)      the proposed Interest Period complies with Clause 13 (Interest Periods and Terms).

(b)            Only one Utilisation may be requested in each Utilisation Request.

5.3        Currency and amount

(a)            The currency specified in a Utilisation Request must be the Base Currency or, in case of the Revolving Facility, the Base Currency or an Optional Currency.

(b)            The amount of the proposed Utilisation must be:

(i)        for Facility A1, an amount equal to USD 150,000,000 or, if less, the Available Facility; or

(ii)       for Facility A2, an amount equal to euro 275,000,000 or, if less, the Available Facility; or

(iii)      for the Revolving Facility, a minimum amount of USD 1,000,000 (and thereafter integral multiples of USD 500,000) (or if an Optional Currency (subject to paragraph (b) of Clause 4.4 (Conditions relating to Optional Currencies)) its equivalent) or, if less, the Available Facility.

(c)             For the avoidance of doubt, none of the requirements in paragraph (b) above shall apply to any Ancillary Facility.

5.4        Lenders’ participation

(a)            If the conditions set out in this Agreement for the relevant Facility have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)            The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)             The Facility Agent shall determine the Base Currency Amount of each Revolving Loan which is to be made in an Optional Currency and shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5        Limitation on Utilisations

The Revolving Facility shall not be utilised on the Closing Date unless Facility A1 and Facility A2 are drawn in full at the same time.

6.           utilisation by way of bank guarantees

6.1        The Revolving Facility

(a)            The Revolving Facility may be utilised by way of Bank Guarantees.

(b)            Other than Clause 5.5 (Limitations on Utilisations), Clause 5 (Utilisation of Loans) does not apply to utilisation by way of Bank Guarantees.

6.2        Delivery of a Utilisation Request for Bank Guarantees

A Borrower may request a Bank Guarantee or the renewal of an existing Bank Guarantee by delivery to the Facility Agent of a duly completed Utilisation Request in the form of Part IB of Schedule 3 (Utilisation Request Bank Guarantees) not later than the Specified Time.

6.3        Completion of a Utilisation Request for Bank Guarantees

Each Utilisation Request for a Bank Guarantee is irrevocable and will not be regarded as having been duly completed unless:

(a)            it specifies that it is for a Bank Guarantee;

(b)            the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Revolving Facility;

(c)             the currency and amount of the Bank Guarantee comply with Clause 6.4 (Currency and amount);

(d)            the form of Bank Guarantee is attached;

(e)             the Expiry Date of the Bank Guarantee falls on or before the Termination Date in relation to the Revolving Facility;

(f)             the Term of the Bank Guarantee is 12 months or less;

(g)             the delivery instructions for the Bank Guarantee are specified; and

(h)            in the case of a Utilisation Request for the renewal of a Bank Guarantee the terms shall be the same as those of the relevant Bank Guarantee immediately prior to its renewal except that:

(i)        paragraph (d) above shall not apply;

(ii)       its amount may be less than the amount of the Bank Guarantee immediately prior to its renewal; and

(iii)      its Term shall start on the date which was the Expiry Date of the Bank Guarantee immediately prior to its renewal and shall end on the proposed Expiry Date specified in the renewal Utilisation Request (which for the avoidance of doubt, shall be no longer than 12 months after the date of the relevant renewal Utilisation Request).

6.4        Currency and amount

(a)            The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)            The amount of the proposed Bank Guarantee must be an amount whose Base Currency Amount is not more than the Available Facility and which is if the currency selected is the Base Currency, a minimum of USD 500,000 (or, if an Optional Currency, its equivalent) or, if less, the Available Facility.

6.5        Issue of Bank Guarantees

(a)            If the conditions set out in this Agreement have been met, the Issuing Bank shall:

(i)        issue the Bank Guarantee on the Utilisation Date; and

(ii)       if so requested amend and reissue any Bank Guarantee on its Expiry Date.

(b)            No Borrower may deliver a Utilisation Request unless the Facility Agent has made the notification pursuant to Clause 4.1 (Initial Conditions Precedent).

(c)             The Issuing Bank will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)        in the case of a Bank Guarantee to be renewed, no notice has been delivered under Clause 26.18 (Acceleration) relating to the Revolving Commitments and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(ii)       in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 22 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true in all material respects.

(d)            The amount of each Lender’s participation in each Bank Guarantee will be equal to the proportion borne by its Available Commitment to the Available Facility (in each case in relation to the Revolving Facility) immediately prior to the issue of the Bank Guarantee.

(e)             The Facility Agent shall determine the Base Currency Amount of each Bank Guarantee which is to be issued in an Optional Currency and shall notify the

Issuing Bank and each Lender of the details of the requested Bank Guarantee and its participation in that Bank Guarantee by the Specified Time.

7.           BANK GUARANTEES

7.1        Immediately payable

If a Bank Guarantee or any amount outstanding under a Bank Guarantee is expressed to be immediately payable, the Borrower that requested the issue of that Bank Guarantee shall repay or prepay that amount immediately.

7.2        Fees payable in respect of Bank Guarantees

(a)            The relevant Borrower shall pay to the Issuing Bank a fronting fee at the rate of 0.125 per cent. per annum on the outstanding amount which is counter-indemnified by the other Lenders of each Bank Guarantee requested by it for the period from the date of issue of that Bank Guarantee until its Expiry Date.

(b)            The relevant Borrower shall pay to the Facility Agent (for the account of each Lender) a Bank Guarantee fee in the Base Currency computed at the rate equal to the Margin applicable to a Revolving Loan on the outstanding amount of each Bank Guarantee requested by it for the period from the issue of that Bank Guarantee until its Expiry Date.  This fee shall be distributed according to each Lender’s Bank Guarantee Proportion of that Bank Guarantee.

(c)             The accrued Bank Guarantee fee on a Bank Guarantee shall be payable on the first day of each successive period of three Months (or such shorter period as shall end on the Expiry Date for that Bank Guarantee) starting on the date of issue of that Bank Guarantee and on any date the Revolving Facility is cancelled in full and the Bank Guarantee is prepaid or repaid in full.

7.3        Claims under a Bank Guarantee

(a)            Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Bank Guarantee requested by it and which appears on its face to be in order (a “claim”).

(b)            Each Borrower shall immediately on demand or, if such payment is being funded by a Revolving Loan, shall within three Business Days of demand pay to the Facility Agent for the Issuing Bank an amount equal to the amount of any claim.

(c)             Each Borrower acknowledges that the Issuing Bank:

(i)        is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)       deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set off, counterclaim or other defence of any person.

7.4        Indemnities

(a)            Each Borrower shall within 3 Business Days of demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct or material breach of its contractual obligations) in acting as the Issuing Bank under any Bank Guarantee requested by (or on behalf of) that Borrower.

(b)            Each Lender shall within 3 Business Days of demand indemnify the Issuing Bank against such Lender’s Bank Guarantee Proportion of any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Bank Guarantee (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)             If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above, then that Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the Bank Guarantee is issued (or if later, on the date the Lender’s participation in the Bank Guarantee is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Bank Guarantee in an amount equal to its Bank Guarantee Proportion of that Bank Guarantee.  On receipt of demand from the Facility Agent, that Lender shall pay to the Facility Agent (for the account of the Issuing Bank) an amount equal to its Bank Guarantee Proportion of the amount demanded.

(d)            The Borrower which requested (or on behalf of which the Company requested) a Bank Guarantee shall immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.4 in respect of that Bank Guarantee.

(e)             The obligations of each Lender under this Clause 7.4 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of any Bank Guarantee, regardless of any intermediate payment or discharge in whole or in part.

(f)             The obligations of any Lender or Borrower under this Clause 7.4 will not be affected by any act, omission matter or thing which, but for this Clause 7.4, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)        any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Bank Guarantee or other person;

(ii)       the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)      the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Bank

Guarantee or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)      any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Bank Guarantee or any other person;

(v)       any amendment (however fundamental) or replacement of a Finance Document, any Bank Guarantee or any other document or security;

(vi)      any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Bank Guarantee or any other document or security; or

(vii)     any insolvency or similar proceedings.

7.5        Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

7.6        Settlement Conditional

Any settlement or discharge between a Lender and the Issuing Bank shall be conditional upon no security or payment to the Issuing Bank by a Lender or any other person on behalf of a Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Issuing Bank shall be entitled to recover the value or amount of such security or payment from such Lender subsequently as if such settlement or discharge had not occurred.

7.7        Exercise of Rights

The Issuing Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of any Lender by this Agreement or by law:

(a)            to take any action or obtain judgment in any court against any Obligor;

(b)            to make or file any claim or proof in a winding up or dissolution of any Obligor; or

(c)             to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under this Agreement.

8.           Optional Currencies

8.1        Selection of currency

A Borrower shall select the currency of a Revolving Utilisation in a Utilisation Request.

8.2        Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)            a Lender notifies the Facility Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)            a Lender notifies the Facility Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day.  In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be paid) and its participation will (other than for the purposes of calculating maximum numbers of loans under Clause 4.6) be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3        Facility Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

9.           Ancillary Facilities

9.1        Type of Facility

An Ancillary Facility may be by way of:

(a)            an overdraft facility;

(b)            a guarantee, bonding, documentary or stand by letter of credit facility;

(c)             any other facility or accommodation required in connection with the business of the Group and which is agreed to by the Company with an Ancillary Lender.

9.2        Availability

(a)            If the Company and a Lender agree and subject as provided below, the Lender may provide an Ancillary Facility on a bilateral basis to a Borrower(s) in place of all or part of that Lender’s unutilised Revolving Commitment, provided that no more than 5 Ancillary Facilities may be outstanding at any time.

(b)            An Ancillary Facility shall not be made available unless the Facility Agent has first been provided with the notice and other information contemplated by Clause 9.3 (Approval process).

(c)             If the Facility Agent approves an Ancillary Facility (approval of which shall not be unreasonably withheld), then:

(i)             the Lender concerned will become an Ancillary Lender; and

(ii)            the Ancillary Facility will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

9.3        Approval process

Not less than 5 Business Days prior to the Commencement Date for an Ancillary Facility the Company shall deliver to the Facility Agent:

(a)            a notice specifying:

(i)        the proposed Borrower(s) which may use the Ancillary Facility;

(ii)       the proposed Commencement Date and expiry date of the Ancillary Facility;

(iii)      the proposed type of Ancillary Facility to be provided;

(iv)      the proposed Ancillary Lender;

(v)       the proposed applicable Ancillary Commitment; and

(vi)      the proposed currency in which the Ancillary Facility may be drawn;

(b)            a copy of the proposed Ancillary Facility Document; and

(c)             any other information which the Facility Agent may reasonably require in connection with the Ancillary Facility.

The Facility Agent shall promptly notify the Company, the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

9.4        Terms of Ancillary Facilities

(a)            Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

(b)            However, those terms:

(i)        must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)       may allow only Borrowers to use the Ancillary Facility;

(iii)      may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)      may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment with respect to the Revolving Facility of that Lender; and

(v)       must ensure that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid not later than the Termination Date for the Revolving Facility.

(c)             If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for Clause 35.3 (Day Count Convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility other than the fee referred to in paragraph (d) of Clause 9.7 (Interest, Commitment Commission and Fees on Ancillary Facilities).

9.5                         Refinancing of Ancillary Facility

(a)                                     No Ancillary Lender may demand repayment or prepayment of any amounts under its Ancillary Facility unless:

(i)                        the Total Revolving Commitments have been cancelled in full, or the Facility Agent has declared all outstanding Utilisations under the Revolving Facility immediately due and payable; or

(ii)                     the Ancillary Outstandings under that Ancillary Facility can be repaid by a Revolving Loan.

(b)                                     The share of the Ancillary Lender in a Revolving Loan being used to refinance that Ancillary Lender’s Ancillary Facility will be that amount which will result (so far as possible) in:

(i)                        the proportion which its share of all outstanding Utilisations under the Revolving Facility bears to the aggregate amount of the outstanding Utilisations under the Revolving Facility being equal to:

(ii)                     the proportion which its Available Commitment with respect to the Revolving Facility bears to the aggregate of the Available Commitments,

in each case, assuming the repayment of the relevant Ancillary Facility has taken place.

The share of the other Lenders in any such Revolving Loan will be adjusted accordingly.

9.6                         Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Facility Agent, supply the Facility Agent with any information relating to the operation of an Ancillary Facility  (including the Ancillary Outstandings) as the Facility Agent may reasonably request from time to time.  Each Borrower consents to all such information being released to the Facility Agent and the other Finance Parties.

9.7                         Interest, Commitment Commission and Fees on Ancillary Facilities

(a)                                     The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the Ancillary Lender and the Borrower concerned (or the Company on behalf of any other Borrower(s)) based upon normal market rates and terms.

(b)                                     A reference in this Agreement to a Fee Letter shall include the provisions of any document setting out the agreement between the Ancillary Lender and the Borrower in respect of interest, commission, fees and other remuneration.

(c)                                      Accrued interest, commission, fees and other remuneration in respect of an Ancillary Facility shall also be payable to the Ancillary Lender on cancellation of the Ancillary Commitment in respect of that Ancillary Facility at the time the cancellation is effective if the Ancillary Commitment is cancelled in full.

(d)                                     The relevant Borrower shall pay to the relevant Ancillary Lender a fee in the Base Currency computed at the rate applicable to the Revolving Facility under paragraph (a) of Clause 15.1 (Commitment Fee) on the unused portion of any Ancillary Facility (being the Ancillary Commitment applicable to that Ancillary Facility minus the Ancillary Outstandings under that Ancillary Facility) for the period for which that Ancillary Facility is made available by that Ancillary Lender.

(e)                                      The accrued commitment fee in respect of an Ancillary Facility is payable on the last day of each successive period of three Months which ends during the period for which that Ancillary Facility is available, on the last day of the availability period for that Ancillary Facility and on the cancelled amount of the Ancillary Lender’s Ancillary Commitment for that Ancillary Facility at the time the cancellation is effective.

9.8                         Reduction and Increase of Revolving Commitment

The Revolving Commitment of each Ancillary Lender shall be reduced pro tanto by the amount of its Ancillary Commitment but shall automatically increase upon that Ancillary Facility ceasing to be available to the relevant Borrower or upon the Ancillary Facility being cancelled.

9.9                         Affiliates of Lenders as Ancillary Lenders

(a)                                     Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender.  In such case, the Lender and its Affiliate shall be treated as a single Lender whose Revolving Commitment is the amount set out opposite the relevant Lender’s name in Schedule 1 (The Original Lenders).  For the purposes of calculating the Lender’s Available Commitment with respect to the Revolving Facility, the Lender’s Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates.

(b)                                     The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Facility Agent pursuant to paragraph (a) of Clause 9.3 (Approval process).

(c)                                      If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 27 (Changes to the Lenders), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(d)                                     Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

10.                         Repayment

10.1                  Repayment of Facility Term Loans

(a)                                     The Borrowers under Facility A1 and Facility A2 shall repay the aggregate Facility A1 Loans and the aggregate Facility A2 Loans in instalments by repaying on each Facility A1 Repayment Date or each Facility A2 Repayment Date, as the case may be, an amount equal to the relevant percentage of all Facility A1 Loans and all Facility A2 Loans borrowed by the Borrowers as at close of business in London on the last day of the Availability Period in relation to Facility A1 or Facility A2 as set out opposite such Facility A1 Repayment Date or Facility A2 Repayment Date in the table below:

Repayment Date	Facility A1 Repayment Instalment (in USD)	Facility A2 Repayment Instalment (in EUR)

Date falling 36 months after the Closing Date	15%	15%

Date falling 48 months after the Closing Date	15%	15%

Date falling 60 months after the Closing Date	70%	70%

(b)                                     If, in relation to a Facility A1 Repayment Date or Facility A2 Repayment Date, the aggregate amount of the Facility A1 Loans or Facility A2 Loans, as the case may be, made to the Borrowers exceeds the Facility A1 Repayment Instalment or the Facility A2 Repayment Instalment as the case may be to be repaid, the Company may, if it gives the Facility Agent not less than five Business Days’ prior notice, select which of the Facility A1 Loans or Facility A2 Loans will be wholly or partially repaid so that the Facility A1 Repayment Instalment or Facility A2 Repayment Instalment, as the case may be, is repaid on the relevant Repayment Date in full.  The Company may not make a selection if as a result more than one Facility A1 Loan or Facility A2 Loan will be partially repaid. As between the Borrowers, all Facility A1 Repayment Instalments and Facility A2 Repayment Instalments shall be applied at the direction of the Company.

(c)                                      If the Company fails to deliver a notice to the Facility Agent in accordance with paragraph (b) above, the Facility Agent shall select the Facility A1 Loans and Facility A2 Loans to be wholly or partially repaid.

(d)                                     No Borrower may reborrow any part of a Term Facility which is repaid.

10.2                  Repayment of Revolving Loans

(a)                                     Each Borrower which has drawn a Revolving Loan shall repay that Loan on the last day of its Interest Period.

(b)                                     Where, on the same day on which a Borrower is due to repay a Revolving Loan, such Borrower has also requested a Rollover Loan be made to it, the amount to be so repaid and the amount to be so drawn down shall be netted off against each other so that the amount which that Borrower is actually required to repay or is entitled to receive (as the case may be) shall be the net amount after such netting off.

10.3                  Effect of Prepayment and Cancellation on Scheduled Repayments and Reductions

(a)                                     If the Company cancels the whole or any part of the Facility A1 Commitments or the Facility A2 Commitments in accordance with Clause 11.6 (Right of repayment and cancellation in relation to a single Lender or Issuing Bank) or if any of the Facility A1 Commitments or the Facility A2 Commitments of any Lender is reduced under Clause 11.1 (Illegality of a Lender) then the amount of the Facility A1 Repayment Instalment for each Facility A1 Repayment Date or Facility A2 Repayment Instalment for each Facility A2 Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.

(b)                                     If the Company cancels the whole or any part of the Facility A1 Commitments or the Facility A2 Commitments in accordance with Clause 11.3 (Voluntary cancellation) or prepays any part of the Facility A1 Loan or Facility A2 Loan in accordance with Clause 11.4 (Voluntary prepayment of Term Loans) then the amount so cancelled or prepaid (as the case may be) shall be applied over the remaining Facility A1 Repayment Instalments or Facility A2 Repayment Instalments as the Company may select.

(c)                                      If any of the Facility A1 Loans or Facility A2 Loans are prepaid in accordance with Clause 11.6 (Right of repayment and cancellation in relation to a single Lender or Issuing Bank) or Clause 11.1 (Illegality of a Lender) then the amount of the Facility A1 Repayment Instalment or Facility A2 Repayment Instalment for each Facility A1 Repayment Date and each Facility A2 Repayment Date, respectively after that prepayment will reduce pro rata by the amount of the Facility A1 Loan or Facility A2 Loan prepaid.

11.                         Prepayment and Cancellation

11.1                  Illegality of a Lender

If at any time, it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to make, fund, issue or maintain its participation in any Utilisation that Lender shall promptly notify the Facility Agent upon becoming aware of that event and upon the Facility Agent notifying the Company:

(a)                                     that Lender shall not thereafter be obliged to participate in any Utilisation and the Commitments of that Lender shall immediately be reduced to zero and cancelled; and

(b)                                     the Company shall and shall procure that each other Borrower will, on or before such date as the Facility Agent shall have specified, (allowing the Borrower the full benefit of any grace period permitted by law), repay that Lender’s participation in the Utilisations made to it or that Borrower together with accrued interest on and all other amounts owing to that Lender under the Finance Documents or replace such Lender pursuant to Clause 38.4 (Replacement of a Lender).

11.2                  Illegality of Issuing Bank

If at any time after the date of this Agreement it becomes unlawful for the Issuing Bank to issue or leave outstanding any Bank Guarantee, the Revolving Facility shall cease to be available for the issue of Bank Guarantees and the Company shall procure that each other Borrower uses its best endeavours to procure the release of each Bank Guarantee outstanding at such time.

11.3                  Voluntary cancellation

(a)                                     Subject to paragraph (b) below the Company may, if it gives the Facility Agent not less than 3 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part of an Available Facility.  Any cancellation under this Clause 11.3 shall reduce rateably the Commitments of the Lenders under that Facility.

(b)                                     The Company shall not cancel any part of the Facility A1 Available Commitment or the Facility A2 Available Commitment unless the aggregate Base Currency Amount of such cancellations is at least EUR 1,000,000 or the USD equivalent thereof.

11.4                  Voluntary prepayment of Term Loans

(a)                                     Subject to paragraph (b) below, the Borrowers may, if the Company gives the Facility Agent not less than 3 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Term Loans which such Borrowers may select (but, if in part, being an amount that reduces the Base Currency Amount of the Term Loans by a minimum amount of EUR 1,000,000) or the USD equivalent thereof.

(b)                                     A Term Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

11.5                  Voluntary prepayment of Revolving Utilisations

The Borrower to which a Revolving Utilisation has been made may, if it or the Company gives the Facility Agent not less than 3 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Revolving Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Utilisation by a minimum amount of USD 1,000,000).

11.6                  Right of repayment and cancellation in relation to a single Lender or Issuing Bank

(a)                                     If:

(i)                        any sum payable to any Lender by an Obligor is required to be increased under sub-paragraph (a)(iii) of Clause 16.2 (Tax gross up);

(ii)                     any Lender or Issuing Bank claims indemnification from the Company or any other Obligor under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased costs); or

(iii)                  any Lender notifies the Facility Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formulae),

the Company may, whilst (in the case of paragraphs (i) and (iii) above) the circumstance giving rise to the requirement or indemnification continues or whilst (in the case of sub-paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Facility Agent notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations.

(b)                                     On receipt of a notice referred to in paragraph (a) above, the Commitments of that Lender shall immediately be reduced to zero.

(c)                                      On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation.

11.7                  Exit

(a)                                     For the purpose of this Clause 11.7:

(i)                        “Change of Control” means the Initial Investors or any funds controlled by the Initial Investors cease to control directly or indirectly the Company provided that, no Change of Control shall be deemed to occur if the board of directors of the Company shall consist of a majority of continuing directors.

For the purposes of the definition of “Change of Control” in this Clause 11.7, “control” means, in relation to the Company:

(i)                        the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                 cast, or control the casting of, more than one half of the maximum number of votes that might be cast at a general meeting of the Company; or
(B)                 appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or
(C)                 give directions with respect to the operating and financial policies of the Company generally which the directors or other equivalent officers of the Company are obliged to comply with,

(ii)                     “continuing directors” means directors of the Company who were immediately prior to the occurrence of any event or circumstance that would (but for the proviso set out in sub-paragraph (a)(i) above) result in a

Change of Control, directors, nominees of such directors or nominees of the Initial Investors.

(b)                                     Upon the occurrence of a Change of Control or the sale of the whole or substantially the whole of the Group’s business and assets, the Facility Agent (acting on the instructions of the Majority Lenders) may by not less than 90 days notice to the Company, cancel the Facilities in full and require that the Term Loans, each Revolving Loan and each Bank Guarantee shall be prepaid in full together with interest thereon and all other amounts accrued and owing by each Party (other than a Finance Party) under the Finance Documents.

11.8                  Equity Proceeds

(a)                                     For the purpose of this Clause 11.8, “Equity Proceeds” means the cash proceeds (after deducting any costs reasonably incurred in raising such equity proceeds) in excess of EUR 40,000,000 raised from the primary issuance by the Company or any other member of the Group of shares or other equity instrument on any recognised stock exchange or other capital market.

(b)                                     No member of the Group shall be permitted to raise Equity Proceeds to fund (directly or indirectly) the payment of a dividend or other distribution to any shareholder of the Company.

(c)                                      Notwithstanding the terms of paragraph (d) below, any Equity Proceeds specifically raised for the purpose of prepaying the Facilities shall be applied in payment of the Facilities within 5 Business Days of receipt.

(d)                                     Subject to paragraph (c) above, the Company shall procure that each member of the Group shall apply an amount equal to the amount of Equity Proceeds received by it for the particular purpose for which they were raised provided that such purpose is permitted under this Agreement (a “Specified Purpose”) within 12 months of the date of receipt (or shall be committed to be applied for such purpose within such period and applied within 24 months of the date of receipt).  If such Equity Proceeds are not applied towards a Specified Purpose within the time periods referred to above, then the Company shall procure that the Borrowers prepay Loans in an amount equal to 50% of the amount of such Equity Proceeds together with interest thereon and all other amounts accrued and owing by each Party (other than a Finance Party) under the Finance Documents subject to Clause 11.12 (Prepayment elections).  The prepayments shall be applied under Clause 11.10 (Application of prepayments).  Equity Proceeds shall not be required to be applied in prepayment of the Facilities if the Non-Leveraged Criteria has been met prior to the last date upon which such prepayment is required to be made.

11.9                  Disposal proceeds

(a)                                     For the purposes of this Clause 11.9:

“Disposal” means a sale, lease, transfer, loan or other disposal by a person of any asset, undertaking or business (whether voluntary or involuntary and whether as a single transaction or a series of related transactions).

“Disposal Proceeds” means the cash consideration received by any member of the Group (including any amount received in repayment of intercompany debt by a member of the Group from a company disposed of) for any Disposal made by any member of the Group after deducting:

(i)                        amounts which are to be applied in the reinvestment of assets or towards acquisitions permitted under Clause 25.7 (Acquisitions) within twelve months of receipt of such proceeds (or committed for such application within such period and applied within eighteen months of receipt);

(ii)                     expenses incurred by any member of the Group with respect to that Disposal to person(s) who are not members of the Group;

(iii)                  any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance);

(iv)                 the amount of any reserve maintained by the relevant member of the Group, acting reasonably, in accordance with the Accounting Principles with respect to purchase price adjustment or indemnification obligations owing pursuant to the documentation pursuant to which such Disposal is consummated (with any unused portion of such reserve to constitute Disposal Proceeds on the date upon which the purchase price adjustment or indemnification obligations terminate or such reserve is reduced other than in connection with a payment to the relevant purchaser);

(v)                    the amount of the Disposal Proceeds which is immediately upon such Disposal occurring required to be applied in repaying Financial Indebtedness of the member of the Group making such Disposal where such Financial Indebtedness relates to the asset disposed of;

(vi)                 EUR 80,000,000 (or its equivalent in any currency) in any one year and an aggregate amount of EUR 200,000,000 during the life of the Facilities,

and provided that the proceeds of any Disposal which are less than EUR 1,000,000 and the proceeds of any Permitted Disposal shall be excluded from all consideration.

(b)                                     Subject to paragraph (c) below the Company shall ensure that it and the other Borrowers prepay Loans in an amount equal to the Disposal Proceeds promptly upon receipt of those proceeds subject to Clause 11.12 (Prepayment elections). The prepayments will be applied under Clause 11.10 (Application of prepayments).

(c)                                      Notwithstanding paragraph (b) above, no prepayment of Disposal Proceeds shall be required if the Non-Leveraged Criteria has been met.

11.10           Application of mandatory prepayments

(a)                                     Subject to paragraph (b) below a prepayment made under Clause 11.8 (Equity Proceeds) or 11.9 (Disposal Proceeds) shall be applied as the Company directs unless such prepayment would cause the total aggregate amount of all such prepayments in that financial year to exceed EUR 40,000,000 in which case the portion of such prepayment in excess of EUR 40,000,000 and all subsequent mandatory prepayments during that financial year shall be applied pro rata to the remaining scheduled principal repayments under the Term Facilities.

(b)                                     Notwithstanding paragraph (a) above, the Company shall only be obliged to procure the prepayment of Loans from proceeds raised by members of the Group that are not U.S. Companies towards Loans borrowed by U.S. Borrowers and from proceeds raised by members of the Group that are U.S. Companies towards Loans borrowed by non-U.S. Borrowers only to the extent such prepayment would not cause any material adverse tax consequences to the Group. The Company shall ensure that all transactions related to the raising of Equity Proceeds and/or disposals are not structured in such a way so that the limitations on guarantees set out in Clause 21 (Guarantee and Indemnity) or the provisions of this paragraph (b) would operate in a way that would excuse the making of any prepayment otherwise due under this Clause 11.

11.11           Restrictions

(a)                                     Any notice of cancellation or prepayment given by any Party under this Clause 11 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                     Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and Break Costs without premium or penalty.

(c)                                      No Borrower may reborrow any part of a Term Facility which is prepaid.

(d)                                     Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid (other than under Clause 11.8 (Equity Proceeds) or Clause 11.9 (Disposal proceeds) may be reborrowed in accordance with the terms of this Agreement.

(e)                                      The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)                                       No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)                                      If the Facility Agent receives a notice under this Clause 11 it shall promptly forward a copy of that notice to the Company and the affected Lenders, as appropriate.

11.12           Prepayment elections

(a)                                     Any prepayment under paragraph (b) of Clause 11.7 (Exit), Clause 11.8 (Equity Proceeds) or Clause 11.9 (Disposal proceeds) may, if the Company gives the Facility Agent not less than 3 Business Days (or such shorter period as the Majority Lenders may agree) prior written notice, be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan.

(b)                                     If the Company makes an election under paragraph (a) above of this Clause 11.12 then that Loan will become due and payable in the required amount on the last day of that Interest Period.

(c)                                      No election can be made by the Company under paragraph (a) above and no election already made by the Company under that paragraph shall apply (unless the Majority Banks otherwise agreed in writing) if an Event of Default has occurred and is continuing.

(d)                                     The Facility Agent shall notify the Lenders as soon as possible of any prepayment of any Facility A1 Loan or Facility A2 Loan to be made under Clause 11.4 (Voluntary prepayment of Term Loans), paragraph (b) of Clause 11.7 (Exit), Clause 11.8 (Equity Proceeds) or Clause 11.9 (Disposal, proceeds).

11.13           Automatic Cancellation

(a)                                     If the Closing Date does not occur on or prior to the last day of the Availability Period for the Term Facilities, then all Facilities shall be automatically cancelled in full on that date.

(b)                                     The Revolving Commitments shall be cancelled in full and all Revolving Utilisations repaid in full immediately upon the repayment or prepayment in full of the Term Loans or cancellation in full of the Term Facilities.

11.14           Restrictions on upstreaming cash

(a)                                     If:

(i)                        any amount is required to be applied in prepayment or repayment of the Facilities from Disposal Proceeds under Clause 11.9 (Disposal Proceeds) but, in order to be so applied, a member of the Group has to make payments upstream or otherwise transfer moneys to another a member of the Group to effect that prepayment or repayment; and

(ii)                     those moneys cannot be so upstreamed or transferred without:

(A)                 breaching legal prohibitions preventing the recipient of the proceeds from making the relevant prepayment or making the funds available to a member of the Group that can make such prepayment; or
(B)                 a member of the Group incurring a material cost or expense (including material Taxes or other liabilities); and

(iii)                  The Company (acting reasonably) has determined that such upstreaming or transfer will present a material risk of liability for the member of the Group concerned or its directors or officers, there will be no obligation to make that payment or repayment until that impediment no longer applies.

(b)                                     Each Obligor will use all reasonable endeavours:

(i)                        to overcome any such impediment; and

(ii)                     to use cash held by any other member of the Group to prepay an equivalent amount of the Facilities where such would not be materially prejudicial to the liquidity needs of the Group or the availability thereof to members of the Group requiring cash resources and would not give rise to any of the issues referred to in sub-paragraphs (a)(i) and (ii) above.

SECTION 5

COSTS OF UTILISATION

12.                         Interest

12.1                  Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                     Margin;

(b)                                     LIBOR or, in relation to any Loan in euro, EURIBOR; and

(c)                                      Mandatory Cost, if any.

12.2                  Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if any Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of that Interest Period).

12.3                  Margin Ratchet

(a)                                     Subject to paragraph (b) below and Clause 12.4 (Default Margin), if the ratio of Consolidated Total Net Debt to Consolidated Adjusted EBITDA in respect of the most recent Relevant Period (as defined in Clause 24 (Financial Covenants)) falls within one of the ranges set out in column 1 of the margin grid table set out below then the Margin in respect of Facility A1, Facility A2 and the Revolving Facility shall be the percentage per annum set opposite the range into which that Relevant Ratio falls.

Column 2
Column 1 Relevant Ratio	Margin % per annum for Facility A1, A2 and Revolving Facility

Greater than 3.75:1	0.90

Equal to or less than 3.75:1 but greater than 3:1	0.75

Equal to or less than 3:1 but greater than 2.5:1	0.60

Equal to or less than 2.5:1 but greater than 2:1	0.50

Equal to or less than 2:1	0.40

(b)                                     From the date falling 12 months after the Closing Date any revised Margin provided for in this Clause 12.3 in relation to each Loan will become effective on the date on which the relevant Compliance Certificate is delivered to the Facility Agent.

(c)                                      If the annual audited financial statements of the Group and related Compliance Certificate received by the Facility Agent show that a Margin or Commitment Fee reduction should not have occurred during a certain period, the relevant Borrowers shall promptly pay to the Facility Agent any amounts necessary to put the Facility Agent and the Lenders in the position they would have been in had the Margin or Commitment Fee reduction not occurred.

(d)                                     If the annual audited financial statements of the Group and related Compliance Certificate received by the Facility Agent show that a Margin or Commitment Fee reduction should have occurred during a certain period the Margin or Commitment Fee for future Interest Periods, shall be reduced by any amounts necessary to put the relevant Borrower in the position they would have been in had the Margin and Commitment Fee reduction occurred.

12.4                  Default Margin

Notwithstanding the terms of Clause 12.3 (Margin Ratchet), no reduction in the Margin shall be effected whilst an Event of Default is continuing.  On the occurrence of an Event of Default, the Margin shall immediately revert to 0.75% per annum.  On the date upon which such Event of Default is remedied or waived by the Majority Lenders, the Margin shall be recalculated by the Facility Agent by reference to the ratio of Consolidated Total Net Debt to Consolidated Adjusted EBITDA set out in the most recent Compliance Certificate delivered to the Facility Agent.

12.5                  Default Interest

(a)                                     If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, and if the Facility Agent, acting on the instructions of the Majority Lenders, gives notice that the default interest rate shall apply, such amount shall, subject to any increased interest rate pursuant to paragraph (b) below, accrue interest or, insofar as it relates to unpaid interest, shall give rise to a claim for lump sum damages from the due date up to the date of actual payment (both before and after judgment) at a rate which is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).  Any interest accruing under this Clause 12.5 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)                                     If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                        the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                     the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)                                      Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.6                  Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the relevant Borrower(s) of the determination of a rate of interest under this Agreement.

13.                         Interest Periods and Terms

13.1                  Selection of Interest Periods and Terms

(a)                                     A Borrower or the Company (on behalf of any other Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.

(b)                                     Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower (or the Company on behalf of any other Borrower) to which that Term Loan was made not later than the Specified Time.

(c)                                      If a Borrower (or the Company on behalf of any other Borrower) fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 13.2 (Changes to Interest Periods), be one Month.

(d)                                     Subject to this Clause 13, a Borrower (or the Company on behalf of any other Borrower) may select an Interest Period of one, two, three or six Months or any other period agreed between the Company and the Facility Agent (acting on the instructions of the Majority Lenders). In addition a Borrower (or the Company on its behalf) may select an Interest Period of (in relation to Facility A) a period of less than one month if necessary to ensure that there are Facility A1 Loans and Facility A2 Loans (with an aggregate Base Currency Amount equal to or greater than the Facility A1 Repayment Instalment or the Facility A2 Repayment Instalment) which have an Interest Period ending on a Facility A1 Repayment Date or a Facility A2 Repayment Date as the case may be for the Borrowers to make the Facility A1 Repayment Instalment or the Facility A2 Repayment Instalment due on that date.

(e)                                      An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)                                       Each Interest Period for a Term Loan shall start on the Utilisation Date or (if a Loan has already been made) on the last day of its preceding Interest Period.

(g)                                      A Revolving Loan has one Interest Period only.

(h)                                     Prior to the Syndication Date, Interest Periods shall be one month or such other period as the Facility Agent and the Company may agree and any Interest Period which would otherwise end during the month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

13.2                  Changes to Interest Periods

(a)                                     Prior to determining the interest rate for a Facility A1 Loan or Facility A2 Loan, the Facility Agent may shorten an Interest Period for any Facility A1 Loan or Facility A2 Loan to ensure that there are sufficient Facility A1 Loans or Facility A2 Loans, as the case may be (with an aggregate Base Currency Amount equal to or greater than the Facility A1 Repayment Instalment or the Facility A2 Repayment Instalment) which have an Interest Period ending on a Facility A1 Repayment Date or a Facility A2 Repayment Date, respectively) for the Borrowers to make the Facility A1 Repayment Instalment or the Facility A2 Instalment) due on that date.

(b)                                     If the Facility Agent makes any of the changes to an Interest Period referred to in this Clause 13.2, it shall promptly notify the Company and the Lenders.

13.3                  Consolidation of Facility A1 Loans and Facility A2 Loans

(a)                                     Subject to paragraph (b) below, if two or more Interest Periods:

(i)                        relate to the same Facility;

(ii)                     end on the same date; and

(iii)                  are made to the same Borrower,

those Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan under the same  Facility on the last day of the relevant Interest Period.

(b)                                     Subject to Clause 4.5 (Maximum number of Utilisations) and Clause 5.3 (Currency and amount) if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Term Loan be divided into two or more Term Loans, that Term Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the amount of the Term Loan immediately before its division, having taken into account any repayment to be made on that day.

14.                         Changes to the Calculation of Interest

14.1                  Absence of quotations

Subject to Clause 14.2 (Market disruption), if EURIBOR or, if applicable, LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2                  Market disruption

(a)                                     If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)                        the Margin;

(ii)                     the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                  the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)                                     In this Agreement “Market Disruption Event” means:

(i)                        at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate not being available and none or only one of the Reference Banks supplying a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)                     before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receiving notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

14.3                  Alternative basis of interest or funding

(a)                                     If a Market Disruption Event occurs and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                     Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

14.4                  Break Costs

(a)                                     Subject to paragraph (b) below, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                     Subject to paragraph (a) above, in order to avoid Break Costs arising on mandatory prepayments, unless an Event of Default is outstanding, the Company shall be entitled to defer each Mandatory Prepayment in respect of Disposal Proceeds and Equity Proceeds until the end of the Interest Periods which are current at the date upon which the repayment would otherwise become due.

(c)                                      Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount and basis of calculation of its Break Costs for any Interest Period in which they accrue.

15.                         Fees

15.1                  Commitment fee

(a)                                     The Company shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of (during the period commencing on (and including) the Closing Date and ending on the last day of the relevant Availability Period) a rate equal to 40 per cent. of the applicable Margin per annum on that Lender’s Available Commitment under the Revolving Facility for the Availability Period.

(b)                                     The accrued commitment fee is payable:

(i)                        on the last day of each successive period of three Months which ends during the relevant Availability Period;

(ii)                     on the last day of the relevant Availability Period; and

(iii)                  on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

15.2                  Upfront fee

The Company shall pay to the Mandated Lead Arrangers an upfront fee in the amount and at the times agreed in a Fee Letter.

15.3                  Facility Agency fee

The Company shall pay to (or procure payment to) the Facility Agent (for its own account) a facility agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

16.                         Tax Gross Up and Indemnities

16.1                  Definitions

In this Clause 16:

“Protected Party” means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(a)                                     a Lender which is incorporated or resident or acting out of a Facility Office in a member state of the European Union; or

(b)                                     a Treaty Lender; or

(c)                                      otherwise entitled to receive interest payments under this Agreement from that Borrower without any Tax Deduction.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross up) or a payment under Clause 16.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)                                     is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)                                     does not carry on a business in the Federal Republic of Germany through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the Federal Republic of Germany which makes provision for full exemption from tax imposed by the Federal Republic of Germany on interest.

Unless a contrary indication appears, in this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

16.2                  Tax gross up

(a)                                     Subject to paragraph (b) below:

(i)                        each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law;

(ii)                     the Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  Similarly, a Lender or the Issuing Bank shall notify the Facility Agent on becoming so aware in respect of a payment to that Lender or the Issuing Bank.  If the Facility Agent receives such notification from a Lender or Issuing Bank it shall notify the Company and that Obligor;

(iii)                  if a Tax Deduction is required by law to be made by an Obligor the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required;

(iv)                 an Obligor is not required to make an increased payment to a Lender under paragraph (iii) above for a Tax Deduction in respect of tax imposed by the relevant tax authorities from a payment of interest on a Loan, if on the date on which the payment falls due the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority;

(v)                    if an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law; and

(vi)                 within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(b)                                     No such additional amounts referred to in paragraph (a) above shall be required to be paid to any Lender with respect to any US withholding taxes that would not have been imposed but for the failure to comply with paragraph (a) of Clause 16.7 (Nil Rate Treaty Lender and US Lender).

16.3                  Tax indemnity

(a)                                     The Company shall (within three Business Days of demand by the Facility Agent) pay (or procure payment) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                                     Paragraph (a) above shall not apply:

(i)                        with respect to any Tax assessed on a Finance Party:

(A)                 under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(B)                 under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; and

(ii)                     to the extent a loss, liability or cost:

(A)                 is compensated for by an increased payment under Clause 16.2 (Tax gross up); or
(B)                 would have been compensated for by an increased payment under Clause 16.2 (Tax gross up) but was not so compensated solely because one of the exclusions in sub-paragraph (iv) of Clause 16.2(a) (Tax gross up) and in Clause 16.2(b) applied.

(c)                                      A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

(d)                                     A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Facility Agent.

16.4                  Tax Credit

If an Obligor makes a Tax Payment other than with respect to United States Taxes and the relevant Finance Party determines in good faith that:

(a)                                     a Tax Credit is attributable to that Tax Payment; and

(b)                                     that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after Tax position as it would have been in had the Tax Payment not been made by the Obligor.

16.5                  Stamp Taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party and each Mandated Lead Arranger against any cost, loss or liability that Finance Party or any Mandated Lead Arranger incurs in relation to all stamp duty, registration and other similar Taxes or fees payable in respect of any Finance Document.

16.6       Value Added Tax

(a)             All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT against delivery of a invoice which meets the respective criteria for VAT refund.

(b)            Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT. The respective Finance Party shall reimburse the respective Party any VAT refunded.

16.7       Nil Rate Treaty Lender and US Lender

(a)             Each Lender making a loan to a U.S. Borrower that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non US Lender”) shall deliver to Facility Agent for transmission to U.S. Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Transfer Certificate pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of U.S. Borrower or Facility Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W 8BEN, W 8ECI and/or W-8IMY (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by U.S. Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Finance Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W 8ECI pursuant to (i) above, a Certificate re Non Bank Status together with two original copies of Internal Revenue Service Form W 8BEN and/or W-8IMY (or any successor form), properly completed and duly executed by such Lender, in each case together with such other documentation required under the Internal Revenue Code or reasonably requested by U.S. Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Finance Documents.  If any Lender provides an Internal Revenue Service Form W-8IMY, such Lender must also attach the additional documentation that must be transmitted with Internal Revenue Service Form W-8IMY, including the appropriate forms described in this Clause 16.7.

(b)            Each Lender making a Loan to U.S. Borrower that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) and is not a person whose name indicates that it is an “exempt recipient” (as such term is defined in Section 1.6049-4(c)(ii) of the United States Treasury Regulations) shall deliver to U.S. Borrower and the Facility Agent on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Transfer Certificate pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of U.S. Borrower and the Facility Agent (each in the reasonable exercise of its discretion) two original copies of Internal Revenue Service Form W-9 (or successor forms).

(c)             Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Facility Agent for transmission to U.S. Borrower two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8IMY or W-9, or a Certificate re Non Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W-8IMY (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by U.S. Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Finance Documents, or notify the Facility Agent and U.S. Borrower of its inability to deliver any such forms, certificates or other evidence.

16.8       German Borrowers

(a)             The Facility Agent and each of the Original Lenders undertake to deliver to each German Borrower as soon as reasonably practicable after the Facilities have been made available to such German Borrower and subject to compliance by the German Borrowers with paragraph (c) below, a complete letter in the form of the sample back-to-back certificate as published by the German Federal Ministry of Finance (Bundesfinanzministerium) on 20 October 2005 (IV B7 – S2742a – 43/05) as attached as Schedule 14 (Form of Certificate), or in the form of any successor sample form as may be required by the German tax authorities (the “Certificate”). The Facility Agent (acting on behalf of the Lenders) shall send to the relevant German Borrower upon request of such German Borrower an updated Certificate as soon as reasonably practicable (1) upon any amendment to the Facilities or change in the security or guarantees granted in relation to the Facilities, (2) if so required by the relevant German Borrower for tax purposes. If the German tax authorities will not accept a certificate issued by the Facility Agent, each Lender will issue a certificate individually.

(b)            Each German Borrower may disclose the existence and contents of any Certificate to its professional advisers, its affiliated companies (verbundene Unternehmen) and to any tax, regulatory or governmental authority asserting jurisdiction over it.

(c)             For purposes of enabling the Facility Agent to issue a Certificate on behalf of the Lender, the respective German Borrower will provide the Facility Agent with a list of guarantees, disposal restrictions and other relevant information as required pursuant to the sample Certificate, together with any written request for the issuance of a Certificate.

(d)            Each Obligor and each Lender undertakes to inform the Facility Agent without undue delay if it becomes aware of any incorrectness or incompleteness of a Certificate given or to be given from time to time pursuant to paragraph (a) above.

(e)             It is the common understanding of the Parties that:

(i)        each Certificate is given by the Facility Agent for the purpose of delivery to the competent tax authorities of the German Borrowers to assist the German Borrowers in the administration of their tax affairs and not for any other purpose;

(ii)       the Facility Agent and the Lenders are not responsible for examining the German Borrowers’ tax position and that the Certificates do not guarantee the achievement or amount of a specific result or conclusion for tax purposes or the suitability of a Certificate to provide the counterproof as set out in the relevant German tax decrees;

(iii)      each Certificate will list all guarantees irrespective of whether they can be harmful under section 8a of the KStG and will only be a declaration of fact (Wissenserklärung) and there will be no further obligations of the Facility Agent and/or the Lenders and no restrictions of their rights under the Finance Documents as a result of the issuance of any Certificate;

(iv)      each Certificate is addressed to and is solely for the benefit of the German Borrowers in relation to this Agreement; and

(v)       no Certificate creates third party rights of any kind.

(f)             It is the common understanding of the Parties that no Party is providing any legal and/or tax advice to any other Party with respect to this Agreement, in particular with respect to the application of section 8a of the KStG and the interpretation of the relevant German tax decrees, and that it is the responsibility of each Party, in particular each German Borrower, to consult its own legal and tax advisers.

(g)            To the extent the German tax authorities require a German Borrower to provide, in addition to the Certificates, further evidence or information, the Facility Agent and/or the Lenders shall consider in good faith to what extent it is reasonably practical for them to support the relevant German Borrower in that regard.

(h)            Reasonable costs and expenses incurred by the Facility Agent or any Lender (unless only the Facility Agent reviews and issues the Certificate without the involvement of the Lender) in connection with the provisions of a Certificate will be borne by the German Borrowers.  Neither the Facility Agent nor any Lender shall be liable as a result of the delivery of a Certificate.  Each German Borrower agrees to indemnify the Facility Agent and each Lender with respect to potential claims made against the Facility Agent or any Lender with respect to any Certificate by any third party (other than claims arising by reason of gross negligence by the Facility Agent or that Lender).  No Obligor will raise any claims against the Facility Agent or any Lender based on, or in connection with, a (correct/complete or incorrect/incomplete) Certificate, except in cases where the Facility Agent or the Lenders are in breach of their undertaking to deliver the Certificate in accordance with this Clause 16.9, in which event each Lender or the Facility Agent, as the case may be, shall only be severally (and not jointly) liable for its own breach (and the Facility Agent shall not be liable for a breach of the undertaking by the Lenders).

(i)              For the avoidance of doubt:

(i)        none of the Facility Agent nor any Lender shall be obliged to disclose to any other person any confidential information regarding its business or any other information relating to its tax affairs or tax computations (including, without limitation, its tax returns or its calculations) as a result of the operation of this clause;

(ii)       none of the Facility Agent nor any Lender shall be obliged to deliver any information or make any statements pursuant to this clause if by doing so it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law); and

(iii)      each German Borrower may disclose the existence and contents of a Certificate to its professional advisers, its affiliates, as required by applicable law or regulation and to any tax, regulatory or other governmental authority asserting jurisdiction over it.

(j)              Each Obligor acknowledges that the Facility Agent may only deliver a Certificate if and to the extent any Obligor has released the Facility Agent from its general obligation to maintain confidentiality and herewith releases the Facility Agent and each Lender from the banking confidentiality (Bankgeheimnis) and any other confidentiality obligation for purposes of the issuance and delivery of the Certificates solely with respect to such information that is required to be included in the Certificate, and solely vis-à-vis the other Obligors, the tax authorities and the other Finance Parties.  If the Facility Agent has not been released from such banking confidentiality and other confidentiality obligations by any person providing a guarantee to secure any liabilities of the relevant German Borrower, the Certificates will only state that further guarantees have been granted.

17.         INCREASED COSTS

17.1       Increased costs

(a)             Subject to Clause 17.3 (Exceptions) the Company shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)            In this Agreement “Increased Costs” means:

(i)        a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)       an additional or increased cost; or

(iii)      a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or an Ancillary Commitment or funding or performing its obligations under any Finance Document or Bank Guarantee.

17.2       Increased cost claims

(a)             A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

(b)            Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs together with reasonable details of the basis of calculation.

17.3       Exceptions

(a)             Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)        attributable to a Tax Deduction required by law to be made by an Obligor; and

(ii)       compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied); or

(iii)      compensated for by the payment of the Mandatory Cost; or

(iv)      attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)            In this Clause 17.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 16.1 (Definitions).

18.         OTHER INDEMNITIES

18.1       Currency indemnity

(a)             If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)        making or filing a claim or proof against that Obligor; or

(ii)       obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party and each Mandated Lead Arranger to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)            Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2       Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party and each Mandated Lead Arranger against any cost, loss or liability incurred by that Finance Party or Mandated Lead Arranger as a result of:

(a)             the occurrence of any Event of Default;

(b)            a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(c)             funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)            issuing or making arrangements to issue a Bank Guarantee requested by a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement; or

(e)             a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower.

18.3       Indemnity to the Facility Agent

The Company shall (or shall procure that an Obligor will) promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)             investigating any event which it reasonably believes is a Default;

(b)            entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 32.9 (Change of Currency); or

(c)             acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

19.         MITIGATION BY THE LENDERS

19.1       Mitigation

(a)             Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality of a Lender), Clause 16 (Tax Gross up and Indemnities) or Clause 17 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)            Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2       Limitation of liability

(a)             The Company shall (or shall procure that an Obligor will) indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)            A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.         COSTS AND EXPENSES

20.1       Transaction expenses

The Company shall within 5 Business Days of demand, but not prior to the Closing Date, pay (or shall procure that an Obligor will pay) the Facility Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (but subject to any caps agreed) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)             this Agreement and any other documents referred to in this Agreement; and

(b)            any other Finance Documents executed after the date of this Agreement.

20.2       Amendment costs

If (a) an Obligor requests an amendment, waiver or consent (for the avoidance of doubt including any amendment to effect an Incremental Loan) or (b) an amendment is required pursuant to Clause 32.9 (Change of currency), the Company shall, within five Business Days of demand, reimburse (or procure reimbursement of) each of the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3       Enforcement and preservation costs

The Company shall, within three Business Days of demand, pay (or procure payment) to each Finance Party and each Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party or Mandated Lead Arranger in connection with the enforcement of or the preservation of any rights, powers and remedies under, any Finance Document.

SECTION 7
GUARANTEE

21.         GUARANTEE AND INDEMNITY

21.1       Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)             guarantees to each Finance Party punctual performance by each Borrower (other than itself) of all that Borrower’s obligations under the Finance Documents;

(b)            undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)             indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover, provided that no U.S. Group Company shall be required to grant a guarantee in respect of any part of the Facilities borrowed by members of the Group which are not U.S. Group Companies and no Group company incorporated outside of the United States of America shall be required to grant a guarantee in respect of any part of the Facilities borrowed by U.S. Group Companies.

21.2       Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3       Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)             the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)            each Finance Party shall be entitled to recover the value or amount of that security or payment from the Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

21.4       Waiver of defences

The obligations of each Guarantor under this Clause 21 will not be affected by any act, omission, matter or thing which, but for this Clause 21, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:

(a)             any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)            the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)             the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)            any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)             any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)             any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)            any insolvency or similar proceedings.

21.5       Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.6       Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party may, to the extent to do so is reasonable in the circumstances:

(a)             refrain from applying or enforcing any other monies, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)            hold in an interest bearing suspense account any monies received from any Guarantor or on account of any Guarantor’s liability under this Clause 21.

21.7       Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)             to be indemnified by an Obligor;

(b)            to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)             to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

21.8       Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

21.9       Limitation on Payment Obligations by German Guarantors and limitation regarding LTIBRs

(a)             The Finance Parties’ agree, other than in accordance with the procedure set out in this Clause 21.9, not to enforce any payment obligation under or in connection with the Finance Documents (other than a payment obligation of a German Obligor (as defined below) or of any direct or indirect subsidiary of such German Obligor under the Term Facilities or the Revolving Facility made available to such German Obligor or such subsidiary) against an Obligor organised as a limited liability company (GmbH) in Germany (a “German Obligor”), to the extent that the enforcement would otherwise lead to the situation that the German Obligor did not have sufficient net assets (Nettovermögen), calculated in accordance with the jurisprudence from time to time of the German Federal Supreme Count (Bundesgerichtshof) or absent such jurisprudence, the jurisprudence of the Higher Regional Court (Oberlandesgericht) or Regional Courts (Landgericht) in the district of the relevant German Obligor relating to protection of liable capital under sections 30 and 31 of the German Limited Liability Companies Act (GmbH-Gesetz)) to maintain its stated share capital (Stammkapital) or increased an existing shortage of its stated share capital) provided that for the purposes of the calculation of the enforceable amount, if any, the following balance sheet items shall be adjusted as follows:

(i)        the amount of any increase of stated share capital (Stammkapital) of the German Obligor that has been effected after the date hereof shall be deducted from the stated share capital unless such increase is (x) required by law or envisaged in the Structure Memorandum, or (y) matched by a corresponding increase in the net assets of the relevant Obligor, or (z) made with the consent of the Facility Agent (such consent not to be unreasonably withheld).  For the avoidance of doubt, increasing the capital reserves (Rücklagen) as referred to in Section 266 para. 3, items II. and III. of the German Commercial Code (Handelsgesetzbuch - HGB) of any German Guarantor shall not be restricted (and shall not require any adjustments to the stated share capital) by virtue of this paragraph; and/or

(ii)       any amount of mandatory reserves (Rücklagen) resulting from a decrease of registered share capital (Kapitalherabsetzung) and any amount of public subsidies (Subventionen und andere öffentliche Beihilfen) received after the date hereof which are subject to an unfulfilled commitment as to their use shall be added to the registered share capital; and/or

(iii)      loans provided after the date hereof to the German Obligor, insofar such loans qualify as equity under the applicable accounting principles and which do not have to be shown as liabilities on the German Obligor’s balance sheet, shall be disregarded; and/or

(iv)      to the extent the enforcement of the guarantee would deprive the German Obligor of the ability to fulfil its obligations to third parties (incurred, whether on a contingent or non-contingent basis, at the time of enforcement or to continue its business, then, for the determination of net assets, the assets of the German Obligor shall be calculated at the lesser of their book value (Buchwert) and their realisation value assuming a negative prognosis for the business continuance (Liquidationswert bei negativer Fortführungsprognose); and/or

(v)       loans and other contractual liabilities incurred by the German Obligor in violation of the provisions of any of the Finance Documents shall be disregarded to the extent such violation can be attributed to wilful misconduct of the managing director (Geschäftsführer) of the German Obligor.

(b)            The limitations set out in paragraph (a) of this Clause 21.9 only apply if and to the extent that:

(i)        within twenty (20) Business Days following the demand against a German Obligor by the Facility Agent (acting on behalf of the Finance Parties) (the “Envisaged Enforcement Date”), the managing director(s) on behalf of such German Obligor has confirmed in writing to the Facility Agent (x) to what extent the payment obligation relates to a primary liability which is an up-stream or cross-stream liability as described in paragraph (a), and (y) which amount of such up-stream and/or cross-stream liability cannot be enforced as it would exceed the net assets of the German Obligor, and such confirmation is supported by conclusive evidence satisfactory to the Facility Agent, including in particular, pro forma interim financial statements as of the Envisaged Enforcement Date (the “Management Determination”), and the Facility Agent has not contested the Management Determination; or

(ii)       within 40 business days from the date the Facility Agent (acting on behalf of the Finance Parties) has contested the Management Determination, the Facility Agent receives a determination by auditors of international standard and reputation (the “Auditor’s Determination”) appointed by the German Obligor, of the amount of the net assets on the envisaged enforcement date.

(c)             If the Facility Agent disagrees with the Auditor’s Determination, it shall be entitled to further pursue their claims and/or rights (if any) under the dispute solutions agreed upon and, in particular, to contest the Auditor’s Determination in court, and the German Obligor shall be entitled to prove that this amount is necessary for maintaining its stated share capital (calculated as of the date the demand for payment and/or enforcement was made).

(d)            The German Obligor shall use reasonable efforts to realize any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that it is significantly lower than the market value of the assets, or are not recorded at all in a situation where the German Obligor does not have sufficient Net Assets to maintain its registered share capital, provided that the relevant assets are in the reasonable opinion of the German Obligor not required for the business of the German Obligor (nicht betriebsnotwendiges Vermögen).

(e)             The Finance Parties’ right to claim and/or enforce a payment obligation (other than a payment obligation of a German Obligor or of any direct or indirect subsidiary of a German Obligor under the Term Facilities or the Revolving Facility made available to such German Obligor or Subsidiary) shall be excluded at all, or exist only to a limited amount, if the German Obligor delivers within the Envisaged Enforcement Date a legal opinion issued by a law firm of international standard and reputation with German qualified lawyers (Rechtsanwälte) which:

(i)        comes to the conclusion that the German Obligor complying with its obligations under any of the Finance Documents has exposed and/or would expose (based on legal literature which is (in the view of the lawyer giving the opinion) widely accepted among German lawyers, and/or court decisions issued after the date of this agreement in relation to the relevant issues which present the risk of liability as materially greater than the risk of liability as presented by legal literature and/or court decisions current on the date of this agreement) the managing directors of the German Obligor (or its shareholder’s or an affiliated company’s managing directors, officers or board members), or an affiliated company (verbundenes Unternehmen) to a significant risk of civil or criminal liability; and

(ii)       specifies the maximum amount to which the payment and/or enforcement of any claims under or in connection with the Finance Documents shall be limited to prevent the circumstances referred to in the sub-paragraph immediately above from arising.

(f)             If the Facility Agent (acting on behalf of the Lenders) disagrees with the conclusions of the abovementioned legal opinion, the Facility Agent shall be entitled to further pursue its claims and/or rights (if any) under the dispute solutions agreed upon and, in particular, to contest the conclusions of the legal opinion (and therefore the limitations on the guarantees) in court, and the German Obligor shall be entitled to prove what limitations under the relevant guarantees are necessary to prevent the managing directors of the German Obligor (or its shareholder’s or an affiliated company’s managing directors, officers or board members) or an affiliated company to become subject to civil or criminal liability, and the conclusions of such dispute resolution processes shall (subject to any rights of appeal) be effective between the parties (i.e., the limitations on the relevant guarantees shall be adjusted to reflect the conclusions of such dispute resolution processes).

(g)            In the case of a Guarantor organised in the form of a limited partnership in which the general partner is a GmbH (GmbH & Co. KG), the provisions set out above shall apply mutatis mutandis to the Guarantor’s general partner (Komplementär).

(h)            If and to the extent that:

(i)        a guarantee granted under the Facility Agreement secures any Loans, (i) which are made to a corporation, or (ii) which are deemed to be made to a corporation according to Section 8a paragraph 5 sentence 2 German Corporation Income Tax Act (Körperschaftsteuergesetz), and which corporation is subject to German corporation income tax, (such Loans being defined as a “German Loans” and such corporation being defined as “German Borrower”); and

(ii)       the relevant Guarantor granting such guarantee either (i) qualifies as a major shareholder (wesentlicher Anteilseigner) within the meaning of Section 8a of the German Income Corporation Tax Act (Körperschaftssteuergesetz) of such German Borrower or (ii) as an affiliated party within the meaning of Section 1 paragraph 2 of the German Foreign Trade Tax Act (Aussensteuergesetz) of such a major shareholder of such German Borrower, such guarantee (or any enforceable judgment based thereon) shall not be enforced against assets of the relevant Guarantor which qualify as LTIBR(s) if and to the extent such LTIBR(s) are (i) encumbered in favour of any of the Finance Parties pursuant to a lien arising under the general business terms (AGB-Pfandrecht) of such Finance Party, (ii) the subject of a disposal restriction (Verfügungsbeschränkung) or (iii) subject to enforcement pursuant to a submission to immediate foreclosure in the entire property (Unterwerfung unter die sofortige Zwangsvollstreckung in das gesamte Vermögen) of the relevant Guarantor;

21.10     Limitation on a Guarantee by United States Borrowers

Each Guarantor, the Facility Agent and each other Finance Party, hereby confirms that it is the intention of all such Persons that this Guarantee and the Obligations of each Guarantor hereunder do not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar United States federal or state law to the extent applicable to this Guarantee and the Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Facility Agent, the other Finance Parties and the U.S. Guarantors hereby irrevocably agree that the Obligations of each U.S. Guarantor under this Guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such U.S. Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance under any such laws.  For purposes of this paragraph, “Bankruptcy Law” means Title 11, U.S. Code, or any similar United States federal or state law for the relief of debtors.

21.11     Other Guarantee Limitations

The obligations of each Guarantor whose Relevant Jurisdiction is not Germany shall, in accordance with the Guarantee Principles, be subject to the guarantee limitation (if any) specified in the Accession Letter in relation to that Guarantor.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

22.         REPRESENTATIONS

The Company (on behalf of itself and each relevant member of the Group) and each Obligor on behalf of itself makes the following representations and warranties to each Finance Party at the times specified in Clause 22.25 (Times on which representations are made):

22.1       Status

(a)             It and each of its Subsidiaries is a corporation or limited liability company or partnership, duly incorporated or organised and validly existing under the law of its jurisdiction of incorporation or organisation.

(b)            It and each of its Subsidiaries has the power under its constitutive documents to own its assets and carry on its business as it is being conducted.

22.2       Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

22.3       Non conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)             any law or regulation applicable to it;

(b)            the constitutional documents of any member of the Group; or

(c)             any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets,

to the extent that such conflict is likely to have a Material Adverse Effect.

22.4       Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary corporate action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

22.5       Validity and admissibility in evidence

Subject to the Legal Reservations, all Authorisations required:

(a)             to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is or will be a party; and

(b)            to make the Finance Documents to which it is or will be a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect where failure to do so is likely to have a Material Adverse Effect.

22.6       Governing law and enforcement

(a)             Subject to the Legal Reservations, the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdiction.

(b)            Subject to the Legal Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its Relevant Jurisdiction

22.7       Insolvency

No:

(a)             corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.7 (Insolvency proceedings); or

(b)            creditors process described in Clause 26.8 (Creditors’ process),

has been taken or, to the knowledge of the Company, threatened in relation to any Material Company and none of the circumstances described in Clause 26.6 (Insolvency) applies to any of them.

22.8       No filing or stamp taxes

Under the laws of the Relevant Jurisdictions and subject to the Legal Reservations, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except any filing, recording or enrolling or any tax or fee payable which is referred to in any legal opinion delivered to the Facility Agent under Clause 4.1 (Initial Conditions Precedent) or Clause 28 (Changes to the Obligors) and which will be made or paid promptly after the date of execution of the relevant Finance Document.

22.9       No default

(a)             No Event of Default is continuing or is likely to result from the making of any Utilisation.

(b)            No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which could be expected to have a Material Adverse Effect.

22.10     No misleading information

(a)             Any factual information contained in the Information Memorandum or Business Plan was true and accurate in all material respects as at the date of the relevant report or document containing the information.

(b)            Any financial projections or forecasts contained in the Information Memorandum or Business Plan have been prepared on the basis of recent historical information and on the basis of assumptions believed to be reasonable.

(c)             The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Memorandum or Business Plan were arrived at after careful consideration and were fair and based on reasonable grounds.

(d)            No event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum or Business Plan and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum or the Business Plan being untrue or misleading or other than fair and reasonable in any material respect.

(e)             All other written information which is required to be provided under any of the Finance Documents by any member of the Group (including its advisers) was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

The representations and warranties made by any Obligor in this Clause 22.10 are made only in so far as it is aware after making reasonable enquiries.

22.11     Financial statements

(a)             Its Original Financial Statements were (save as disclosed therein) prepared in accordance with the Accounting Principles consistently applied.

(b)            Its Original Financial Statements give a true and fair view of its financial condition and operations during the relevant financial year.

(c)             Except to the extent superseded by subsequently delivered financial statements, each set of financial statements delivered pursuant to Clause 23.1 (Financial statements) were prepared in accordance with the Accounting Principles and gives (in conjunction with the notes thereto) a true and fair view of (in the case of audited financial statements or, in the case of any management accounts, are reasonably believed to fairly represent) or fairly represents (in the case of unaudited financial statements) its financial condition and operations as at the date at which those financial statements were drawn up.

(d)            As far as it is aware after making reasonable enquiries, no member of the Group, as at the date as of which the Original Financial Statements and any financial statements delivered hereunder pursuant to Clause 23.1 (Financial statements) were prepared, failed to disclose or reserve against any liabilities (contingent or otherwise and including in relation to pensions or employee benefit schemes) nor any unrealised anticipated losses arising from commitments entered into by it which, in accordance with Accounting Principles, it should have disclosed or reserved against and which is likely to have a Material Adverse Effect.

22.12     No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which, if adversely determined, would be likely to have a Material Adverse Effect have been started or threatened against it or any of its

Subsidiaries nor, to the best of its knowledge and belief, are there any circumstances likely to give rise to any such litigation, arbitration or administrative proceedings or investigations which would be likely to have a Material Adverse Effect.

22.13     Environmental and other laws

(a)             Each member of the Group is in compliance with Clause 25.3 (Environmental compliance) and, to the best of its knowledge and belief, no circumstances have occurred which would prevent that performance or observation.

(b)            No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim is likely, if determined against that member of the Group, to have a Material Adverse Effect.

(c)             No member of the Group is in breach of any other law or regulation in a manner or to an extent which is likely to have a Material Adverse Effect.

22.14     Taxation

(a)             It is not (and none of its Subsidiaries is):

(i)        materially overdue in the filing of any Tax returns where such failure would be likely to have a Material Adverse Effect; or

(ii)       overdue in the payment of any material amount in respect of Tax save to the extent that (i) payment is being contested in good faith, or (ii) it has maintained adequate reserves for those Taxes and (iii) either payment can be lawfully withheld or non payment would not have a Material Adverse Effect.

(b)            No claims are being or (based on facts at the time of signing this Agreement) are likely to be asserted against it (or any of its Subsidiaries) with respect to Taxes except for assessments in relation to the ordinary course of its business or claims being contested in good faith and in respect of which adequate provision has been made in its accounts and payment can be lawfully withheld or non payment would not be likely to have a Material Adverse Effect.

22.15     Security and Financial Indebtedness

(a)             No Security exists over all or any of the present or future assets of any member of the Group other than any Security permitted under Clause 25.11 (Negative pledge).

(b)            No member of the Group has any actual or contingent Financial Indebtedness outstanding other than as permitted by this Agreement.

22.16     Good Title Assets

It and each of it Subsidiaries has a good title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted save where failure to do so would likely have a Material Adverse Effect.

22.17               Intellectual Property

It is not aware of any adverse circumstances relating to the validity, subsistence or use of any of its or its Subsidiaries’ Material Intellectual Property which would likely have a Material Adverse Effect.

22.18               Group structure

(a)                                      The Structure Memorandum (containing the group structure chart) to be delivered to the Facility Agent shall be, when so delivered, true, complete and accurate in all material respects.

(b)                                     All necessary intra Group loans, transfers, share exchanges and other steps resulting in the final Group structure set out in the Structure Memorandum have been or will be taken in compliance with all relevant laws and regulations and all requirements or relevant regulatory authorities.

22.19               Insurance

As of the Closing Date, each member of the Group maintains insurance as described in Clause 25.18 (Insurance).

22.20               ERISA

Neither any Obligor nor any ERISA Affiliate has established, maintains, contributes or has liability with respect to any employee benefit plan that is covered by Title IV of ERISA which would be likely to have a Material Adverse Effect.

22.21               Margin Stock

(a)                                      No Borrower is engaged nor will it engage principally, or as one of its important activities, in the business of owning or extending credit for the purpose of “buying” or “carrying” any Margin Stock.

(b)                                     None of the proceeds of any Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation U or Regulation X.

(c)                                      No Borrower or any agent acting on its behalf has taken or will take any action which would cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the United States.

22.22               Pensions

Other than as described in the Original Financial Statements of the Group, no member of the Group (other than any U.S. Group Company, for which pension matters are addressed in Section 22.20) has any liability in relation to pensions or employee benefit schemes which would be likely to have a Material Adverse Effect.

22.23               Investment Companies

No Obligor is an “investment company” as such term is defined in the Investment Company Act of 1940 of the United States (the “1940 Act”) or otherwise subject to regulation under the 1940 Act or subject to regulation under any United States federal or state statute or regulation restricting or limiting its ability to incur indebtedness other than statutes and regulations of general application.

22.24               Anti-Terrorism Laws

(a)                                      To the best of the Obligors’ knowledge, no Obligor nor any Affiliate thereof: (i) is, or is controlled by, a Restricted Party in contravention of an Anti-Terrorism Law; (ii) has received funds or other property from a Restricted Party; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

(b)                                     Each Obligor has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws and no Obligor knows of any failure to take reasonable measures to ensure compliance with an Anti-Terrorism Law by any of its Affiliates.

22.25               Times on which representations are made

(a)                                      All the representations and warranties in this Clause 22 are made to each Finance Party on the date of this Agreement and on the Closing Date except for the representations and warranties set out in (i) Clause 22.10 (No misleading information) relating to the Information Memorandum which are to be made by the Company on the date that the Information Memorandum is approved by it and on the Syndication Date, and (ii) paragraphs (c) and (d) of Clause 22.11 (Financial statements) which are to be made on the date of this Agreement, the Closing Date and the date of delivery of each set of financial statements (in relation to the financial statements then delivered).

(b)                                     The Repeating Representations are repeated by the Company and each Obligor to each Finance Party on the date of each Utilisation Request and on the first day of each Interest Period provided that the Repeated Representations shall not include those in respect of which the corresponding Events of Default are not applicable pursuant to Clause 26.19 (Certain Funds Period).

(c)                                      All the Repeating Representations are made by each Additional Obligor in relation to itself to each Finance Party on the day on which it becomes an Additional Obligor.

(d)                                     Each representation or warranty to be made after the date of this Agreement shall be made by reference to the facts and circumstances existing at the date the representation or warranty is made unless expressly stated to be made as at another date in which case the relevant representation and warranty shall be made by reference to the facts and circumstances existing as at that date.

23.                           INFORMATION UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 23:

“Annual Financial Statement” means a financial statement for a financial year delivered pursuant to paragraph (a) of Clause 23.1 (Financial statements).

“Financial Quarter” has the meaning given to that term in Clause 24.1 (Financial definitions).

23.1                     Financial statements

The Company shall supply to the Facility Agent:

(a)                                      as soon as they are available, but in any event within 120 days after the end of each of its financial years (i) the audited consolidated financial statements for the Group for that financial year; and (ii) the balance sheet and profit and loss account report of each Obligor for that financial year, audited, if that Obligor is required by law to prepare or otherwise prepares audited financial statements.

(b)                                     as soon as they are available, but in any event within 60 days after the end of each Financial Quarter, the un-audited consolidated financial statements for the Group prepared in accordance with the Accounting Principles for that Financial Quarter (“Quarterly Financial Statements”), including in each case profit and loss accounts, balance sheet and cash flow statements and a management commentary thereon from the Chief Financial Officer.

23.2                     Compliance Certificate

(a)                                      The Company shall supply a Compliance Certificate to the Facility Agent with each set of its audited consolidated Annual Financial Statements and each set of its un-audited consolidated Semi-Annual Financial Statements.

(b)                                     Each Compliance Certificate shall:

(i)                        set out (in reasonable detail) computations as to compliance with Clause 24 (Financial Covenants) and the Margin computations set out in the definition “Margin” and Clause 12.3 (Margin Ratchet); and

(ii)                     confirm that no Default has occurred and is continuing or, if a Default has occurred, what Default has occurred and the steps being taken to remedy that Default.

(c)                                      Each Compliance Certificate shall be signed by a director of the Company and, when required to be delivered with the consolidated Annual Financial Statements of the Company, shall be accompanied by confirmation thereof (together with a customary engagement letter providing for reliance by the Lenders) from the Company’s auditors in form satisfactory to the Facility Agent (acting reasonably).

23.3                     Requirements as to financial statements

(a)                                      Each set of financial statements delivered pursuant to Clause 23.1 (Financial statements):

(i)                        shall be certified by a director of the relevant company as giving a true and fair view (in the case of Annual Financial Statements) or fairly representing (in other cases) its, or as the case may be, its consolidated financial condition and operations as at the date as at which those financial statements were drawn up and shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied, in the preparation of the Business Plan, unless, in relation to any set of financial statements, the Company notifies the Facility Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor or the Company) deliver to the Facility Agent:

(A)                a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Business Plan or, as the case may be, that Obligor’s Original Financial Statements were prepared; and
(B)                  sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 24 (Financial covenants) and Clause 25.23 (Guarantors) have been complied with, to determine the Margin as set out in the definition of “Margin” and Clause 12.3 (Margin Ratchet), to determine whether a person is a Material Company as set out in the definition of “Material Company” and to make an accurate comparison between the financial position indicated in those financial statements and the Business Plan (in the case of the Company) or that Obligor’s Original Financial Statements (in the case of an Obligor).

(b)                                     If the Company notifies the Facility Agent of a change in accordance with sub-paragraph (i) above then the Company and Facility Agent shall enter into negotiations in good faith with a view to agreeing:

(i)                        whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(ii)                     if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

If no such agreement is reached within 30 days of that notification of change, the Facility Agent shall (if so requested by the Majority Lenders) instruct the auditors of the Company or independent accountants (approved by the Company or, in the absence of such approval within 5 days of request by the Facility Agent of such approval, a firm with recognised expertise) to determine any amendment to Clause 24.2 (Financial condition) the Margin computations set out in the definition of “Margin” and Clause 12.3 (Margin Ratchet), and any other terms of this Agreement which those auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to ensure the change does not result in any material alteration in the commercial effect of the terms of this Agreement.  Those amendments shall take effect when so determined by those auditors, or as the case may be, accountants.  The cost and expense of those auditors or accountants shall be for the account of the Company.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Business Plan or, as the case may be, the Original Financial Statements were prepared.

(c)                                      The Company shall procure that each set of Annual Financial Statements shall be audited by one of the internationally recognised “big four” firm of accountants or such other auditors with the prior written consent of the Majority Lenders.

(d)                                     The Company shall procure that each set of Quarterly Financial Statements shall be in a form reasonably acceptable to the Facility Agent and include a balance sheet, profit and loss account and cashflow statement.

23.4                     Group Companies

The Company shall, at the request of the Facility Agent, but no more often than once a year unless a Default is continuing, supply to the Facility Agent a report issued by its auditors (or, if such report is not customarily issued by its auditors, such other evidence as the Facility Agent may reasonably require) stating which of the Subsidiaries are Material Subsidiaries.

23.5                     Information: miscellaneous

The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                                      all documents that are required by law or the articles of association or partnership agreement to be dispatched by the Company to its shareholders generally (or any class of them) or dispatched by the Company or any Material Company to its creditors generally at the same time as they are dispatched;

(b)                                     if any Event of Default is continuing, such information or projections regarding the financial condition, business, property, assets, operations, performance or prospects of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request; and

(c)                                      promptly, details of any disposal, claim or circumstance which will require a prepayment of Loans under paragraph (b) of Clause 11.7 (Exit), Clause 11.8 (Equity Proceeds) and Clause 11.9 (Disposal Proceeds);

(d)                                     any other information and documents as may be required under Sections 13, 13(a) and 18 of the German Banking Act (Gesetz über das Kreditwesen),

provided that the Company shall not be obliged to disclose to the Facility Agent any non-public information about the Group that would result in the Group being in breach of any legal or regulatory restriction applicable to any member of the Group.

23.6                     Notification of default

(a)                                      Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                     Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by at least one director or senior officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

23.7                     “Know your customer” checks

(a)                                      If:

(i)                        the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                     any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)                  a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Facility Agent or any Lender (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) and reasonably obtainable by the relevant Obligor or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied (acting reasonably) with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                     Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)                                      The Company shall, by not less than 10 Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 28 (Changes to the Obligors).

(d)                                     Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Facility Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) and reasonably obtainable by the relevant Obligor in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied (acting reasonably) with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

24.                           FINANCIAL COVENANTS

24.1                     Financial definitions

In this Clause 24:

“Borrowings” means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(a)                                      moneys borrowed and debit balances with financial institutions;

(b)                                     any amount raised by acceptance under any acceptance credit facility;

(c)                                      any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument including but not limited to, the Patterson Note if issued by a member of the Group;

(d)                                     the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e)                                      receivables sold or discounted other than to members of the Group (other than any receivables to the extent they are sold on a non recourse basis);

(f)                                        any counter indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding the amount of any trade credit in respect of the supply of assets or services unless payment is due more than 180 days from the date on which the goods were delivered or services were performed);

(g)                                     any amount raised by the issue of redeemable shares which are redeemable on or before the last Termination Date;

(h)                                     any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into the agreement is to raise finance other than any liability arising under the U.S. Exclusivity Agreement;

(i)                                         any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(j)                                         (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) (inclusive) above, provided that, for the avoidance of doubt, the Financial Indebtedness referred to in sub-paragraph (b)(vii) of Clause 25.17 (Financial Indebtedness) shall not be counted as “Borrowings”.

“Cash Interest Costs” means for any Relevant Period the aggregate amount of the accrued interest payments in respect of Borrowings which are paid or payable in cash in respect of that Relevant Period.

“Consolidated Adjusted EBITDA” means for any Relevant Period the consolidated income before taxes of the Group from ordinary activities for such Relevant Period:

(a)                                      before deducting any Consolidated Net Finance Charges;

(b)                                     before taking into account any items treated as exceptional or extraordinary items, including costs incurred in connection with an acquisition permitted pursuant to sub-paragraph (b)(ii) of Clause 25.7 (Acquisitions);

(c)                                      before taking into account any realised or unrealised gains or losses with respect to Utilisations due to movements in exchange rates occurring during such period to the extent the same has not resulted in a cash receipt or payment by the Group;

(d)                                     before deducting any Refinancing Costs and any Acquisition Costs;

(e)                                      after deducting the amount of any profit (and adding the loss) of any member of the Group which is attributable to minority interests;

(f)                                        after deducting the amount of any profit of any investment or entity (which is not itself a member of the Group) in which any member of the Group has an ownership interest to the extent that the amount of such profit included in the financial statements of the Group exceeds the amount (net of applicable withholding tax) received in cash by members of the Group through distributions by such investment or entity;

(g)                                     before deducting any amount attributable to the amortisation of Refinancing Costs or costs of intangible assets or the depreciation of tangible assets and current assets or write off of research and development currently in progress incurred in connection with purchase price accounting (fair market value adjustments/step-up);

(h)                                     before taking into account pension interest cost;

(i)                                         before deducting option or similar non-cash expenses; and

(j)                                         before deducting any non-recurring costs and expenses incurred in order to ensure compliance with Sarbanes-Oxley Act of 2002 and US Regulation 404,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining income/(loss) before taxation of the Group from ordinary activities.

“Consolidated Net Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Borrowings whether paid, payable or capitalised by any member of the Group in respect of that Relevant Period:

(a)                                      excluding any such obligations owed to any other member of the Group;

(b)                                     including the interest element of leasing and hire purchase payments;

(c)                                      including any accrued commission, fees, discounts and other finance payments payable by any member of the Group under any interest rate hedging arrangement;

(d)                                     deducting any accrued commission, fees, discounts and other finance payments owing to any member of the Group under any interest rate hedging instrument;

(e)                                      deducting any accrued interest owing to any member of the Group on any deposit or bank account;

(f)                                        excluding any Refinancing Costs; and

together with the amount of any cash dividends or distributions paid or made by the Original Borrower in respect of that Relevant Period.

“Consolidated Total Net Debt” means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings but:

(a)                                      excluding any such obligations to any other member of the Group;

(b)                                     including, in the case of finance leases, only the capitalised value therefore; and

(c)                                      deducting the aggregate amount of freely available Cash and Cash Equivalent Investments held by any member of the Group at such time which can be applied in prepayment or prepayment of the Facilities, whether as a result of dividend payments, loans or other payments made to the relevant member of the Group.

and so that no amount shall be included or excluded more than once.

“Financial Half-Year” means the period of six months commencing on the day after each Half-Year Date.

“Half-Year Date” means each of 31 March and 30 September.

“Refinancing Costs” means cost and expenses incurred by the Group in connection with the refinancing of the Existing Senior Facilities Agreement and the Existing Mezzanine Facilities Agreement pursuant to the Facilities as set out in the Funds Flow Statement.

“Relevant Period” means each period of twelve months ending on the last day of the Parent’s financial year and each period of twelve months ending on the last day of each Financial Half Year of the Parent.

“Semi-Annual Financial Statements” means the Quarterly Financial Statements in respect of the financial quarters ending on each Half Year Date delivered to the Facility Agent pursuant to paragraph (b) of Clause 23.1 (Financial Statements).

24.2                     Financial condition

The Company shall ensure that:

(a)                                      Debt Cover: The ratio of Consolidated Total Net Debt to Consolidated Adjusted EBITDA in respect of any Relevant Period specified in Column 1 below shall not be greater than the ratio set out in Column 2 below opposite that Relevant Period.

Column 1 Relevant Period expiring	Column 2 Ratio

31 March 2007	4.00:1
30 September 2007	4.00:1
31 March 2008	3.50:1
30 September 2008 and thereafter	3.50:1

(b)                                     Cash Interest Cover: The ratio of Consolidated Adjusted EBITDA to Cash Interest Costs in respect of any Relevant Period (commencing with the Relevant Period expiry 31 March 2007) shall not be less than 4.00:1.

24.3                     Financial testing

The financial covenants set out in Clause 24.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 23.2 (Compliance Certificate).

24.4                     Adjustments

For the purpose of calculating the ratios under Clause 24.2 (Financial Condition) in relation to any Relevant Period, each of the relevant figures will be calculated on a pro forma basis including each acquisition permitted under sub-paragraph (b)(ii) or (b)(v) of

Clause 25.7 (Acquisitions) and each disposal of assets of the Group as if that acquisition or disposal had occurred on the first day of the Relevant Period.

24.5                     First Period

In relation to any Relevant Period before January 2008, for the purpose of calculating:

(a)                                      Cash Interest Cost and Consolidated Net Finance Charges, the relevant figure for the period from 1 January 2007 to the relevant calculation date shall be annualised by dividing the relevant figure by the number of months in the period from 1 January 2007 to the relevant calculation date and multiplying the result by 12.

(b)                                     Consolidated Adjusted EBITDA, the pro forma Consolidated Adjusted EBITDA of the component parts of the Group shall be calculated for the Relevant Period.

25.                           GENERAL UNDERTAKINGS

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1                     Authorisations

Each Party (other than a Finance Party) shall promptly:

(a)                                      obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                     supply, upon request of the Facility Agent, certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)                        enable it to perform its obligations under the Finance Documents; and

(ii)                     ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document,

where failure to do so is likely to have a Material Adverse Effect.

25.2                     Compliance with laws

Each Obligor shall (and the Company shall ensure that each member of the Group shall) comply in all respects with all laws to which it is subject, if failure so to comply is likely to have a Material Adverse Effect.

25.3                     Environmental compliance

Each Obligor shall (and the Company shall ensure that each member of the Group shall):

(a)                                      comply in all material respects with all Environmental Law;

(b)                                     obtain and maintain and ensure compliance with any Environmental Permits; and

(c)                                      take all reasonable steps in anticipation of known or expected future changes to or obligations under Environmental Law or Environmental Permits,

where failure to do so is likely to have a Material Adverse Effect.

25.4                     Taxation

Each Obligor shall (and the Company shall ensure that each member of the Group shall) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)                                      such payment is being contested in good faith;

(b)                                     appropriate reserves are being maintained for those Taxes; and

(c)                                      either such payment can be lawfully withheld or non payment would not have a Material Adverse Effect.

25.5                     Merger

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction (“merger”) except solvent mergers between members of the Group where if one is an Obligor the surviving entity is or becomes an Obligor or with the prior consent of the Majority Lenders, such consent not to be unreasonably withheld where required to optimise the tax structure of the Group, provided that the Lenders’ position is not adversely affected.  Notwithstanding the above, this Clause 25.5 shall not apply to a Permitted Reorganisation.

25.6                     Change of business

The Company and each Obligor shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.

25.7                     Acquisitions

(a)                                      Unless the Non-Leveraged Criteria has been met, no Obligor shall (and the Company shall ensure that no other member of the Group will) incorporate or acquire a company or acquire (or acquire an interest in) shares or securities or a business or undertaking.

(b)                                     Paragraph (a) above shall not apply to an incorporation or acquisition:

(i)                        by a member of the Group permitted pursuant to paragraph (b) of Clause 25.8 (Joint ventures);

(ii)                     of a company or corporation or shares or securities or a business or undertaking (the “target”) by a member of the Group provided that:

(A)               the target carries out a similar, related or a complimentary line of business to the Group;
(B)                 on a pro forma basis following consolidation of the target, there will be no breach of the financial covenants set out in Clause 24

(Financial covenants) (tested on a pro forma basis at the end of the most recently ended Relevant Period and tested on a prospective pro forma basis over the two following testing periods) as a result of the acquisition.

(iii)                  of Cash Equivalent Investments; or

(iv)                 the company incorporated or acquired is a limited liability shelf company purchased or incorporated for the purpose of affecting a Permitted Reorganisation; or

(v)                    of a company or corporation or shares or securities or a business or undertaking by a member of the Group provided that the total consideration payable in relation to all such acquisitions under this sub-paragraph 25.7(b)(v) shall not exceed, when aggregated with the aggregate amount of all other Invested Funds at the time of any such acquisition, the General Investments Threshold;

(vi)                 where such incorporation or acquisition is a Permitted Reorganisation,

provided that in each case no Event of Default is outstanding or no Default would result from the proposed acquisition.

For the purpose of this Clause:

“consideration” means all consideration payable in relation to the relevant acquisition, both cash and non cash, calculated on a debt free cash free basis and including all earn-out amounts, post closing adjustments and the amount of any deferred purchase price and any costs and expenses incurred;

“earn-out amounts” means, in relation to the relevant acquisition, the maximum earn-out amounts for which the relevant member of the Group may be or become liable at any time save to the extent that the liability to pay such earn-out amount has unconditionally and finally terminated.

25.8                     Joint ventures

(a)                                      Unless the Non-Leveraged Criteria has been met, no Obligor shall (and the Company shall ensure that no member of the Group will):

(i)                        acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)                     transfer any assets or lend to or guarantee or indemnify or give Security for the obligations of a Joint Venture (or agree to transfer, lend, guarantee, indemnify or give Security for the obligations of a Joint Venture).

(b)                                     Paragraph (a) does not apply to the acquisition or agreement to acquire any shares, stocks, securities or other interest in any Joint Venture or the transfer of any asset or the making of any loan to a Joint Venture if the aggregate amount payable for such acquisition, the higher of book value and market value of such asset transferred and the principal amount of such loan does not, when aggregated with the aggregate amount of all other Invested Funds at the time of such acquisition, transfer or loan, exceed the General Investments Threshold, provided that no Event of Default is outstanding at the time of such acquisition, agreement, transfer or loan or would arise as a result thereof.

25.9                     Preservation of assets

Each Obligor shall (and the Company shall ensure that each member of the Group shall) maintain and preserve, in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of the business of the Group as a whole, as conducted at the date of this Agreement, where failure to do so would likely have a Material Adverse Effect.

25.10               Pari passu ranking

Each Obligor shall (and the Company shall ensure that each member of the Group will) ensure that at all times any unsecured and unsubordinated claims of a Finance Party held against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

25.11               Negative pledge

In this Clause 25.11, “Quasi Security” means a transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)                                      No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                     No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                        enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(ii)                     enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                      Paragraphs (a) and (b) above do not apply to:

(i)                        any netting or set off arrangement (or Security over a credit balance in a bank account which is entered into to effect such arrangement) entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group;

(ii)                     any lien or other Security arising by operation of law in the ordinary course of trading and not (unless such lien or other Security is removed within 75 days of its creation) by reason of default;

(iii)                  Security existing on the Closing Date as listed in Schedule 13 (Overview Loans and Securities Subsidiaries);

(iv)                 any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the Closing Date or assets of companies which become members of the Group after the Closing Date;

(A)                up to an amount of EUR 30,000,000; or
(B)                  if the Security or Quasi-Security is removed or discharged within 6 months of the acquisition of such asset or such company becoming a member of the Group provided that the Security or Quasi-Security was not created or the principal amount secured has not increased in contemplation of the acquisition of the relevant asset;

(v)                    any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business and on the suppliers standard or usual terms;

(vi)                 any Security in favour of an Ancillary Lender over goods or documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of business;

(vii)              any Security securing the Existing Senior Facility Agreement and/or the Existing Mezzanine Facility Agreement provided that such Security is released upon the first Utilisation under the Facilities;

(viii)           cash cover relating to a Bank Guarantee; or

(ix)                   any Security arising pursuant to an order of attachment or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings being contested by the relevant member of the Group in good faith with a reasonable prospect of success where the amount of any claims being contested does not exceed in aggregate in respect of all members of the Group EUR 15,000,000 (or its equivalent in any other currency or currencies);

(x)                      any Security constituted by a finance lease, hire purchase or conditional sale agreement, where the Financial Indebtedness arising under such arrangement is permitted pursuant to paragraph (b) of Clause 25.17 (Financial Indebtedness);

(xi)                   any Security arising under condition 14 of the general business conditions of German banks or similar provisions of other banks with whom any member of the Group maintains a banking relationship in the ordinary course of business;

(xii)                any Security created to secure loans by any member of the Group to another member of the Group as provided in sub-paragraphs (b)(i), (b)(iii) and (b) (iv) of Clause 25.14 (Loan and Credit);

(xiii)             Security in favour of a bank over goods and documents of title arising in the ordinary course of documentary credit transactions entered into by a member of the Group in the ordinary course of business up to an aggregate amount not exceeding EUR 15,000,000;

(xiv)            any Security arising by operation of law in favour of any governmental, state or local tax authority in respect of Taxes (1) that are not yet due or (2) for which adequate reserves are being maintained, the payment of which is contested in good faith and can be lawfully withheld;

(xv)               Quasi Security which may have arisen as a result of the Permitted Bensheim Disposal; and

(xvi)            any Security in addition to that within sub-paragraphs (i) to (xv) above and securing indebtedness in aggregate not exceeding at any one time EUR 30,000,000 or its equivalent; or if the Non-Leveraged Criteria are satisfied EUR 60,000,000 or its equivalent.

25.12               Treasury Transactions

No Obligor shall (and the Company will procure that no member of the Group will) enter into Treasury Transaction, other than:

(a)                                      spot and forward delivery foreign exchange contracts entered into in the ordinary course of business of a member of the Group and not for speculative purposes;

(b)                                     any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group (and not for speculative purposes).

25.13               Arm’s length basis

(a)                                      Except as permitted by paragraph (b) below, no Obligor shall (and the Company shall ensure no member of the Group will) enter into any transaction with any person except on arm’s length terms or better (from the Group’s perspective).

(b)                                     The following transactions shall not be a breach of this Clause 25.12:

(i)                        payment of reasonable fees and costs for non executive directors of any member of the Group who are nominees of the Investors;

(ii)                     amounts paid to Sirona Holdings Luxco SCA under sub-paragraph (b)(iii) of Clause 25.16 (Dividends, share capital redemptions and payments on subordinated debt);

(iii)                  the amount envisaged to be paid to the Investors pursuant to Clause 25.16 (Dividends, share capital redemptions and payments on subordinated debt);

(iv)                 intra Group loans permitted under Clause 25.14 (Loans and Credit);

(v)                    any payment of Refinancing Costs as envisaged in the Funds Flow Memorandum;

(vi)                 fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Facility Agent under Clause 4.1 (Initial Conditions Precedent); and

(vii)              any amounts agreed by the Facility Agent (acting on the instructions of the Majority Lenders).

25.14               Loans and credit

(a)                                      Unless the Non-Leveraged Criteria has been met, except as permitted under paragraph (b) below no Obligor shall (and the Company shall procure that no member of the Group will) make any loans or grant any credit or make any other financial arrangement having a similar effect.

(b)                                     Paragraph (a) above does not apply to:

(i)                        a loan by an Obligor to an Obligor;

(ii)                     a loan by a member of the Group which is not an Obligor to a member of the Group;

(iii)                  a loan by an Obligor which is a member of the Group to a member of the Group which is not an Obligor so long as the aggregate of the Financial Indebtedness outstanding under all such loans does not exceed EUR 25,000,000 (or the equivalent thereof in any other currency or currencies) at any time;

(iv)                 a trade credit granted in the ordinary course of trading, on arm’s length terms and upon terms usual for such trade, which do not exceed payment terms of 180 days;

(v)                    a loan made by a member of the Group to another member of the Group listed in Schedule 13 (Overview Loans and Securities Subsidiaries) up to the amount listed in such Schedule;

(vi)                 a loan by a member of the Group to the Company or a Holding Company of the Company in order to enable the Company or such Holding Company to redeem the share capital in the Company or such Holding Company held by Senior Management provided that the aggregate amount of such loan shall not exceed, when aggregated with the amount of all dividends declared and/or paid under paragraph (c) of Clause 25.16 (Dividends, share capital redemptions and payments on subordinated debt), EUR 20,000,000 in any year (or the equivalent thereof in any other currency or currencies), provided that no Default is continuing when, or would occur immediately after, any such payment is made;

(vii)              a loan (in addition to the loans referred to in sub-paragraphs (i) to (vi) above) made by a member of the Group to any other person provided that the aggregate amount of all such loans, when aggregated with the aggregate amount of all other Invested Funds at the time of such loan, does not exceed the General Investments Threshold, provided further that no Event of Default is outstanding at such time or would arise as a result thereof.

25.15               No Guarantees or indemnities

In this Clause 25.15 “guarantee” means a guarantee, indemnity, counter indemnity or other financial arrangement having a similar effect for the benefit of any person or any other assurance against loss.

(a)                                      Except as permitted under paragraph (b) below no Obligor shall (and the Company shall procure that no member of the Group will) give any guarantee in respect of any obligation of any person.

(b)                                     Paragraph (a) does not apply to a guarantee which is:

(i)                        any guarantee to be given or to remain outstanding after the Non-Leveraged Criteria has been met;

(ii)                     given in connection with credit granted to a member of the Group under any deferred purchase agreement entered into in the ordinary course of trade and upon terms usual for such trade and is:

(A)                a guarantee given by a member of the Group for the obligations of member of the Group under that deferred purchase agreement; or
(B)                  a guarantee given by a member of the Group in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or other instrument issued by a bank or financial institution (on normal commercial terms) to support the obligations of a member of the Group under that deferred purchase agreement;

(iii)                  given by a member of the Group in respect of the obligations of another member of the Group and would, if it were a loan by that member of the Group to the other member of the Group, be permitted under sub-paragraph (b)(ii) to (iii) of Clause 25.14 (Loans and Credit);

(iv)                 a counter-indemnity given in favour Landesbank Hessen-Thüringen (Helaba) in relation to a guarantee issued by Landesbank Hessen-Thüringen (Helaba) on account of contingent liabilities of members of the Group relating to old age part-time work (Altersteilzeit) provided the aggregate amount (actual and contingent) of such counter-indemnity does not at any time exceed EUR 3,000,000 (or the equivalent thereof in any other currency or currencies);

(v)                    a guarantee (other than a guarantee referred to in sub-paragraphs (i) to (iv) above) granted by a member of the Group in favour of any other person provided that the aggregate amount of all such guarantees, when aggregated with the aggregate amount of all other Invested Funds at the time of such guarantee, does not exceed the General Investments Threshold, provided further that no Event of Default is outstanding at such time or would arise as a result thereof.

25.16               Dividends, share capital redemptions and payments on subordinated debt

(a)                                      Unless the Non-Leveraged Criteria has been met, the Company shall not:

(i)                        declare, make or pay any dividend, charge, fee or other distribution on or in respect of its share capital (or any class of its share capital);

(ii)                     repay or distribute any dividend or share premium reserve;

(iii)                  make any redemption, repurchase, retirement, disposal, return, repayment or reduction by a company of its share capital and any redemption or reduction by a company of its capital redemption or other reserve

(iv)                 pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of its shareholders.

(b)                                     Paragraph (a) does not apply to:

(i)                        payment of dividends up to a total aggregate amount equal to 50% of the Group’s distributable profits in each of its financial years provided that the ratio of Consolidated Total Net Debt to Consolidated Adjusted EBITDA is less than 3.00:1 on a pro forma basis and no Event of Default has occurred and is continuing at the time of such payment or as a result thereof;

(ii)                     payments from the Company to any member of the Group for the financing of their and any holding company of any member of the Group’s reasonable ongoing administrative costs (including taxes);

(iii)                  payment to Sirona Holdings Luxco SCA of an advisory and/or management fee not exceeding in aggregate EUR 500,000 (or the equivalent thereof in any other currency or currencies) per annum;

(iv)                 payments to any of the Investors of any reasonable fees in connection with any advice relating to future mergers and acquisitions;

(v)                    payment of amounts permitted under sub-paragraph (b)(i) of Clause 25.13 (Arm’s length basis) and all other reasonable out-of pockets expenses properly incurred by the board members in relation to the Group or the Facilities, which, in the case of payments under paragraphs (ii) through to (v), shall be permitted provided that on the occurrence of an Event of Default which is continuing, the aggregate amount of all payments under sub-paragraphs (ii), (iii) and (iv) above shall not in aggregate exceed EUR 1,000,000 per annum (or the equivalent thereof in any other currency or currencies), (ii) no Event of Default is continuing or would occur immediately after that payment is made provided further that any such payments which are not permitted to be made while an Event of Default is continuing shall continue to accrue and the accrued amount of such payment may subsequently be paid at any time while no Default is continuing.

(c)                                      Paragraph (a) above shall not apply to any payment paid by the Company or any member of the Group in order to enable the redemption of share capital in the Company or any member of the Group held by Senior Management provided that the aggregate amount of such dividend shall not exceed, when aggregated with the amount of all loans made under sub-paragraph (b)(vi) of Clause 25.14 (Loans and Credit), EUR20,000,000 (or the equivalent thereof in any other currency or currencies) and provided further no Default is continuing when or would occur immediately after any such payment is made.

25.17               Financial Indebtedness

(a)                                      Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)                                     Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)                        monies borrowed or guarantees or indemnities or counter-indemnities given under the Finance Documents or Financial Indebtedness under the Ancillary Documents;

(ii)                     monies borrowed or guarantees or indemnities or counter indemnities given under the Existing Senior Facility Agreement and/or Existing Mezzanine Facility Agreement provided that all amounts outstanding under such agreements shall be repaid in full on the Closing Date;

(iii)                  any Financial Indebtedness under the lease agreement related to the Permitted Bensheim Disposal;

(iv)                 any Financial Indebtedness disclosed in Schedule 13 (Overview Loans and Securities Subsidiaries) or approved by the Majority Lenders;

(v)                    monies borrowed under a loan from another member of the Group which is permitted under Clause 25.14 (Loans and Credit), a guarantee in respect of Financial Indebtedness of another member of the Group which is permitted under sub-paragraph (b)(iii) of Clause 25.15 (No Guarantees or indemnities) or any other guarantee, indemnity or counter indemnity by a member of the Group which is permitted under Clause 25.15 (No Guarantees or indemnities);

(vi)                 indebtedness covered by a Bank Guarantee or by a letter of credit, guarantee or indemnity issued under an Ancillary Facility;

(vii)              Financial Indebtedness owed by any member of the Group incorporated or operating in Japan and/or China pursuant to a revolving credit facility agreement provided such Financial Indebtedness exists as at the date hereof and does not and shall not at any time exceed EUR3,000,000 (or the equivalent thereof in any other currency or currencies);

(viii)           Financial Indebtedness in respect of any derivative transaction permitted under Clause 25.12 (Treasury Transactions);

(ix)                   the issue of the Patterson Note where such issue takes place after 30 September 2007; and

(x)                      indebtedness additional to that referred to in sub-paragraphs (i) to (ix) of this Clause 25.17 and which does not exceed EUR 150,000,000 (or, if the Non-Leveraged Criteria has been met, EUR 200,000,000. Upon the utilisation of any Incremental Loan under the Incremental Facility the basket referred to in this paragraph (x) shall be reduced by the amount of such Incremental Loan (or its equivalent in any other currency or currencies) in an aggregate principal amount for the Group taken as a whole.  For the purposes of determining whether the monetary limit in this paragraph (x) has been exceeded any guarantee, indemnity or counter indemnity obligation in respect of other forms of Financial Indebtedness falling within this paragraph (x) shall not be double counted.

25.18               Insurance

The Company shall ensure that the Group maintains insurances which are at least at the levels and provide for coverages consistent with recent historical practices as at the Closing Date.

25.19               Pensions

(a)                                      The Company shall ensure that adequate contributions are made to pension schemes operated by or maintained for the benefit of members of the Group and/or any of its employees and such pension schemes are fully funded (where required by law) based on reasonable actuarial assumptions and recommendations and are operated or maintained as required by law in each case where failure to do so would likely have a Material Adverse Effect.

(b)                                     The Company shall deliver to the Facility Agent upon its reasonable request during the continuance of a Default, and in any event at such time as those reports are prepared in order to comply with the then current statutory or auditing requirements, actuarial reports in relation to those pension schemes.

25.20               Access

Each Obligor shall (and the Company shall ensure that each member of the Group shall) permit the Facility Agent and/or their accountants or other professional advisers and contractors free access at all reasonable times when an Event of Default is continuing and when the Facility Agent believes that an Event of Default may be continuing on reasonable grounds, on reasonable notice and during normal business hours to (a) inspect and (subject to the reasonable requirements of client confidentiality and business secrecy) take copies and extracts from the books, accounts and records of each member of the Group, (b) meet and discuss matters with Senior Management. The costs of investigation pursuant to this clause are to be borne by the Lenders if the investigation shows that no Event of Default had occurred but otherwise the costs shall be borne by the Company.

25.21               Intellectual property

The Company shall procure that the Group shall, save where failure to do so is not likely to have a Material Adverse Effect:

(a)                                      preserve and maintain the subsistence and validity of the Intellectual Property and use reasonable endeavours to maintain and preserve all other Intellectual Property with the care of an orderly acting merchant (Sorgfalt eines ordentlichen Kaufmannes) carrying on a similar business to the Group would use;

(b)                                     use reasonable endeavours to prevent any infringement in any material respect of that Intellectual Property;

(c)                                      make registrations and pay all registration fees and taxes necessary to maintain that Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)                                     not use or permit that Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of that Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)                                      not discontinue the use of that Intellectual Property.

25.22               Amendments

No Obligor shall (and the Company shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any document delivered to the Facility Agent pursuant to Clause 4.1 (Initial Conditions Precedent) unless such amendment, variation, novation, supplement, superseding, waiver or termination is not materially prejudicial to the Lenders.

25.23               Guarantors

(a)                                      Subject to the Guarantee Principles, the Company shall ensure that the test set out in paragraph (b) below will be complied with on the date falling 30 days following the Closing Date and thereafter on each (latest permitted) date for delivery of the Semi-Annual Financial Statements.

(b)                                     Subject to the Guarantee Principles, the Company shall ensure that as at the end dates described in paragraph (a):

(i)                        the aggregate of the earnings (calculated on the same basis as Consolidated Adjusted EBITDA) of each of the Guarantors shall account for at least 80% of the Group’s Consolidated Adjusted EBITDA on the Closing Date; and

(ii)                     the aggregate Gross Assets of the Guarantors shall account for at least 80% of the value of the Group’s consolidated Gross Assets,

each as determined by reference to the most recent Compliance Certificate supplied by the Company and/or the latest audited annual and unaudited half yearly financial statements of that Subsidiary and of the Group.

25.24               Accounting reference date and auditors

(a)                                      The Company shall procure that it retains 30 September as its accounting reference date and shall not change its accounting reference date without the consent of the Majority Lenders.

(b)                                     Neither the Company nor any Obligor shall (and the Company shall procure that no member of the Group will) change its auditors other than to one of the internationally recognized “big four” firm of accountants or with the prior written consent of the Majority Lenders.

25.25               ERISA

No Obligor shall establish, become party to or incur any liability under or permit any of its ERISA Affiliates to establish, become party to or incur any liability under any employee benefit plan of the type referred to in Clause 22.20 (ERISA) where to do so would likely have a Material Adverse Effect.

25.26               Limitation on Lenders’ Control over German Obligors

(a)                                      Notwithstanding Clause 25 (General Undertakings) above, the provisions of Clauses 25.5 (Merger), Clause 25.6 (Change of Business), 25.13 (Arm’s Length Basis) and 25.24 (Accounting Reference Date and Auditors), (the “Relevant Restrictive Covenants”) shall not apply to any member of the Group whose Relevant Jurisdiction is Germany (together the “German Group”).

(b)                                     The Company shall give the Facility Agent no less than ten Business Days’ prior written notice of the intention of it or any other member of the German Group to carry out any of the acts or take any of the steps referred to in the Relevant Restrictive Covenants.

(c)                                      The Facility Agent shall be entitled, within ten Business Days of receipt of the Company notice under paragraph (b) above, to request the relevant member of the German Group to supply to the Facility Agent in sufficient copies for the Lenders any relevant information in connection with the proposed action or steps referred to in such notice.

(d)                                     The Facility Agent shall notify the Company, within ten Business Days of receipt of the Company notice under paragraph (b) above or if additional information has been requested by the Facility Agent within the prescribed time, within ten Business Days of receipt of such information, whether the proposed action or steps under paragraph (a) above is or is, in the reasonable opinion of the Facility Agent, acting on the instruction of the Majority Lenders, a Material Adverse Effect.

(e)                                      If the proposed action or step under paragraph (a) above is so considered by the Facility Agent to have a Material Adverse Effect and the relevant member of the German Group nevertheless takes such action or steps under paragraph (a) above, the Facility Agent shall be entitled to make (and, if so instructed by the Majority Lenders shall make) the declaration, request and/or instruction set out in Clause 26.18 (Acceleration) after the expiry of any notice or grace periods which would be applicable to such action but for this Clause 25.26.

25.27               Compliance with U.S. Exclusivity Agreement

(a)                                      No Obligor shall take any action or omit to take any action which would give rise to a termination of the U.S. Exclusivity Agreement or which would result in liquidated damages becoming payable under such agreement at any time on or before 30 September 2007 if such event would reasonably likely to have a Material Adverse Effect.

(b)                                     In the event that liquidated damages becomes payable, then to the extent Sirona Dental Systems GmbH is entitled, it shall satisfy its liability by procuring that Sirona Holdings Luxco SCA or a member of the Group issue preferred equity certificates or junior subordinated promissory notes as contemplated by Section IX(A) of the U.S. Exclusivity Agreement or in the event that liquidated damages are payable in circumstances contemplated by Section IX(D) of the U.S. Exclusivity Agreement, the Patterson Note provided that if such preferred equity certificates or junior subordinated promissory notes or the Patterson Note are issued by a member of the Group, the Company and the Facility Agent on behalf of the Lenders shall enter into good faith negotiations to find terms acceptable to the Company, the Majority Lenders and Patterson Companies, Inc. (“Patterson”) for subordination of Patterson’s claims under the U.S. Exclusivity Agreement to those of the Finance Partiers under the Finance Documents.

25.28               Federal Reserve Regulations

Each U.S. Borrower will use the Facilities without violating Regulations T, U and X.

25.29               Compliance with U.S. Regulations

No Obligor shall (and the Company shall ensure that no other member of the Group will) become an “investment company” as such term is defined in the 1940 Act or otherwise subject to regulation under the 1940 Act.  Neither the making of any Loan, or the application of the proceeds or repayment of any Loan by any Obligor nor the consummation of the other transactions contemplated by this agreement will violate any provision of such act or any rule, regulation or order of the SEC under the 1940 Act.

25.30               Anti-Money Laundering

Each Obligor will use commercially reasonable efforts to ensure that no funds used to pay the obligations under the Finance Documents are derived from any unlawful activity.

25.31               Pooling agreements

The Company shall procure that:

(a)                                      the Pooling Agreements provide for the right of its cancellation by the Company;

(b)                                     the Pooling Agreements shall remain in place and be maintained in full force and effect until the Termination Date, unless otherwise agreed by the Facility Agent; and

(c)                                      Original Borrower terminates the Pooling Agreements upon the request of the Facility Agent without undue delay provided that an Event of Default has occurred.

26.                           EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 26 is an Event of Default.

26.1                     Non payment

An Obligor or any other party to a Finance Document (other than a Finance Party) does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                      its failure to pay is caused by administrative or technical error; and

(b)                                     payment is made within five Business Days of its due date.

26.2                     Financial Covenants

Any requirement of Clause 24 (Financial Covenants) is not satisfied.

26.3                     Other obligations

(a)                                      An Obligor or any other party to a Finance Document (other than a Finance Party) does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non payment)) and Clause 26.2 (Financial covenants).

(b)                                     No Event of Default (resulting from a requirement under Clause 25.22 (Guarantors) not being satisfied) under paragraph (a) above will occur if the failure to satisfy such requirement is capable of remedy and is remedied within 5 Business Days of the earlier of the Facility Agent giving notice to the Company or the Company or an Obligor becoming aware of the failure to comply.

(c)                                      No Event of Default under paragraph (a) above (other than any Event of Default referred to in paragraph (b) above) will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of the Facility Agent giving notice to the Company or the Company or an Obligor becoming aware of the failure to comply.

26.4                     Misrepresentation

Any representation or statement made or repeated by an Obligor or any other party to a Finance Document (other than a Finance Party) in the Finance Documents or in any other document delivered by or on behalf of it under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or repeated and the circumstances causing such misrepresentation are not remedied (if capable of being remedied) within 20 Business Days of the earlier of the Company or any Obligor becoming aware thereof or notice thereof to the Company by the Facility Agent.

26.5                     Cross default

(a)                                      Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                     Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                      Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                                     Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                      No Event of Default will occur under this Clause 26.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR 25,000,000 (or its equivalent in any other currency or currencies).

26.6                     Insolvency

(a)                                      Any Material Company or any Borrower is unable or admits inability to pay its debts as they fall due or is deemed or declared under applicable law to be unable to pay its debts, suspends making payments on its debts generally or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                     The value of the assets of any Material Company or any Borrower is less than its liabilities (taking into account contingent and prospective liabilities “Fortführungsprognose”) where the Relevant Jurisdiction of the company is Germany or any other jurisdiction where this would be a ground for the filing for insolvency proceedings.

(c)                                      A moratorium is declared in respect of any indebtedness of any Material Company or any Borrower.

(d)                                     For the purposes of this Clause 26.6, “Material Company” shall be deemed not to include any person referred to in paragraph (a) of the definition of “Material

Company” (other than any Borrower) and the figure 5% in paragraphs (b)(i) and (b)(ii) of the definition of Material Company shall be adjusted to read 7.5%.

(e)                                      Any Obligor shall in any U.S. jurisdiction:

(i)                        apply for, or consent to, the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property;

(ii)                     make a general assignment for the benefit of its creditors;

(iii)                  commence a voluntary case under Title 11 of the United States of America Code entitled Bankruptcy (or any successor thereof), as amended;

(iv)                 file a petition with respect to itself seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganisation, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts; or

(v)                    take any corporate action for the purpose of effecting any of the foregoing with respect to itself.

26.7                     Insolvency proceedings

(a)                                      Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)                        the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Borrower or any Material Company;

(ii)                     a composition, assignment or arrangement with any creditor of any Borrower or any Material Company; or

(iii)                  the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Borrower or any Material Company,

or any analogous procedure or step is taken in any jurisdiction.

(b)                                     Paragraph (a) above shall not apply to any proceedings which are (i) being contested in good faith or dismissed within 20 Business Days of commencement or (ii) the amount of the debt that is the subject of such proceedings is less than EUR 25,000,000 (or its equivalent in any other currency or currencies).

(c)                                      For the purposes of this Clause 26.7, “Material Company” shall be deemed not to include any person referred to in paragraph (a) of the definition of “Material Company” (other than any Borrower) and the figure 5% in paragraphs (b)(i) and (b)(ii) of the definition of Material Company shall be adjusted to read 7.5%.

(d)                                     In respect of any Obligor, a proceeding or case shall be commenced, without the application or consent of such Obligor, in any US court of competent jurisdiction, seeking:

(i)                        its reorganisation, liquidation, dissolution, arrangement or winding-up or the composition or readjustment of its debts;

(ii)                     the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Obligor or of all or any substantial part of its property; or

(iii)                  similar relief in respect of any Obligor under any law relating to the bankruptcy insolvency, reorganisation, winding-up or composition or adjustment of debts,

and any such proceeding or case referred to in sub-paragraphs (i)-(iii) above shall not be contested in good faith within 20 Business Days of commencement or shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or an order for relief against such Obligor shall be entered in an involuntary case under Title 11 of the United States of America Code entitled Bankruptcy (or any successor thereto) as amended.

26.8                     Creditors’ process

(a)                                      Any enforcement of Security or any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a Material Company with an aggregate value in excess of EUR 25,000,000 and is not discharged within 20 Business Days, provided such proceedings are contested in good faith.

(b)                                     For the purpose of this Clause 26.8 “Material Company” shall be deemed not to include any person referred to in paragraph (a) of the definition of “Material Company” (other than any Borrower) and the figure 5% in paragraphs (b)(i) and (b)(ii) of the definition of Material Company shall be adjusted to read 7.5%

26.9                     Unlawfulness and invalidity

(a)                                      It is or becomes unlawful for an Obligor or any other party to a Finance Document (other than a Finance Party) to perform any of its material obligations under the Finance Documents.

(b)                                     Any obligation or obligations of any Obligor or any other party to a Finance Document (other than a Finance Party) under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely effects the interests of the Lenders under the Finance Documents.

(c)                                      Any Finance Document ceases to be in full force and effect.

26.10               Subordination Agreement

(a)                                      Any party to the Subordination Agreement (other than a Finance Party or a member of the Group) fails to comply with any material provision of, or does not perform any material obligation under, the Subordination Agreement; or

(b)                                     a representation or warranty given by that party in the Subordination Agreement is incorrect in any material respect,

and, if the non compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 20 Business Days of the earlier of the Facility Agent giving notice to that party or that party becoming aware of the non compliance or misrepresentation.

26.11               Repudiation

An Obligor (or any other relevant party other than a Finance Party) repudiates Finance Document or evidences an intention to repudiate a Finance Document.

26.12               Cessation of business

The Group ceases to carry on the business of the Group as a whole.

26.13               Audit qualification

The auditors of the Group qualify the audited annual consolidated financial statements of the Company and:

(a)                                      the qualification is made because those auditors did not have access to information; and

(b)                                     the qualification is materially adverse to the Finance Parties’ interests in the context of the Finance Documents and the transactions contemplated in those documents.

26.14               Expropriation

The authority or ability of any Obligor or other Material Company to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to it or any of its assets where such curtailment would likely have a Material Adverse Effect.

26.15               Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened against any member of the Group or its assets which are likely to be adversely determined and, if adversely determined, would be likely to have a Material Adverse Effect.

26.16               Payment of liquidated damages under U.S. Exclusivity Agreement

Any liquidated damages becomes payable by Sirona Dental Systems GmbH to Patterson Companies, Inc. under the U.S. Exclusivity Agreement at any time on or before 30 September 2007 if such event would have a Material Adverse Effect.

26.17               Material adverse change

Any event or series of events or circumstance which has a Material Adverse Effect (within the meaning of paragraph (a) or (b) of the definition of “Material Adverse Effect”) occurs after the date hereof.

26.18               Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)                                      cancel the Total Commitments and/or Ancillary Commitments whereupon they shall immediately be cancelled and any fees payable under the Finance Documents in connection with those Commitments or Ancillary Commitments shall be immediately due and payable;

(b)                                     declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)                                      declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders;

(d)                                     declare all or any part of the amounts outstanding under the Ancillary Facilities to be immediately due and payable (whereupon the same shall become so payable together with accrued interest, commissions, fees or like charges on such facilities and any other sums then owed by the Obligors under the Ancillary Documents or this Agreement);

(e)                                      declare that full cash cover in respect of each Bank Guarantee is immediately due and payable whereupon it shall become immediately due and payable;

(f)                                        declare that all or any part of the amounts outstanding under the Ancillary Facilities be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(g)                                     exercise any or all of its rights, remedies, powers or discretions under the Finance Documents;

provided, however, that if an Event of Default under Clause 26.6 (Insolvency) or Clause 26.7 (Insolvency Proceedings) shall occur in respect of any Obligor, then without notice to such Obligor or any other act by the Facility Agent or any other person, the Loans to such Obligor, interest thereon and all other amounts owed by such Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

26.19               Certain Funds Period

During the Certain Funds Period unless a Certain Funds Default (which is also an Event of Default) has occurred and is continuing, none of the Finance Parties shall be entitled to:

(a)                                      cancel any of its Commitments under Facility A1 and/or Facility A2;

(b)                                     rescind, terminate or cancel this Agreement or Facility A1 and/or Facility A2;

(c)                                      require repayment of any Facility A1 Loan and/or Facility A2 Loan;

(d)                                     refuse to participate in the making of any Utilisation under Facility A1 and/or Facility A2;

(e)                                      exercise any right of set off or counterclaim in respect of any Utilisation under Facility A1 and/or Facility A2,

provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

SECTION 9

CHANGES TO PARTIES

27.                           CHANGES TO THE LENDERS

27.1                     Assignments and transfers by the Lenders

Subject to this Clause 27, a Lender (the “Existing Lender”) may:

(a)                                      assign any of its rights; or

(b)                                     transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “New Lender”) provided that such assignment or transfer shall be in a minimum aggregate amount of EUR 5,000,000 or USD equivalent thereof.

27.2                     Conditions of assignment, transfer

(a)                                      Notwithstanding any other provision of this Agreement, the consent of the Issuing Bank is required for any assignment, transfer of any Lender’s rights and/or obligations under the Revolving Facility.

(b)                                     An assignment will only be effective on:

(i)                        consent to such assignment by the Company (such consent not to be unreasonably withheld and deemed to be given if not expressly refused within 8 Business Days);

(ii)                     receipt by the Facility Agent and written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Finance Parties as it would have been under if it was an Original Lender;

(iii)                  the performance by the Facility Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender.

(c)                                      A transfer will only be effective:

(i)                        on consent to such transfer by the Company (such consent not to be unreasonably withheld and deemed to be given if not expressly refused within 8 Business Days);

(ii)                     if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(d)                                     Sub-paragraphs (b)(i) and (c)(i) above shall not apply where a transfer is to another Lender, an Affiliate of a Lender, where the Lender is a fund, to a Related Fund or when an Event of Default is continuing.

(e)                                      If:

(i)                        a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                     as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross up and indemnities) or Clause 17 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

27.3                     Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of EUR 1,500 except no such fee shall be payable in connection with an assignment or transfer to a New Lender upon primary syndication of the Facilities or upon the assignment or transfer to an Affiliate of a Lender or a Related Fund.

27.4                     Limitation of responsibility of Existing Lenders

(a)                                      Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                        the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                     the financial condition of any Obligor;

(iii)                  the performance and observance by any Obligor or any other party (other than a Finance Party) of its obligations under the Finance Documents or any other documents; or

(iv)                 the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                     Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                        has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document; and

(ii)                     will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                      Nothing in any Finance Document obliges an Existing Lender to:

(i)                        accept a re transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(ii)                     support any losses directly or indirectly incurred by the New Lender by reason of the non performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.5                     Procedure for transfer

(a)                                      Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and the Facility Agent makes a corresponding entry in the Register pursuant to Clause 27.8 (The Register).  The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and make such corresponding entry in the Register.

(b)                                     The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender and make such corresponding entry in the Register once it is satisfied it has complied with all necessary “know your customer” or similar other checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                                      On the Transfer Date:

(i)                        to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations by novation under the Finance Documents each of the Obligors and any other party to a Finance Document (other than a Finance Party) and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                     each of the Obligors and any other party to a Finance Document (other than a Finance Party) and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                  the Facility Agent, the Mandated Lead Arrangers, the New Lender, the other Lenders, the Issuing Bank and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Finance Documents as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Mandated Lead Arrangers, the Issuing Bank and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)                 the New Lender shall become a Party as a “Lender”.

27.6                     Disclosure of information

(a)                                      Any Lender may disclose to any of its Affiliates and any other person:

(i)                        to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents and who has executed a confidentiality agreement;

(ii)                     with (or through) whom that Lender enters into (or may potentially enter into) any sub participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor and who has executed a confidentiality agreement; or

(iii)                  to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; and

(b)                                     any Finance Party may disclose to a rating agency on a confidential basis,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.

27.7                     Assignment to Federal Reserve Bank

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, without notice to or consent of any Party, to any U.S. Federal Reserve Bank provided that (i) no Lender shall be relieved of any of its obligations under this Agreement as a result of any such assignment and pledge and (ii) in no event shall such U.S. Federal Reserve Bank be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action under this Agreement.

27.8                     The Register

The Facility Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the Commitments of and obligations owing to each Lender.  Without limitation of any other provision of this Clause 27 (Changes to the Lenders), no transfer or assignment shall be effective until recorded in the Register.  The entries in the Register shall be conclusive absent manifest error and each Obligor, the Agent and each Lender may treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary.  The Register shall be available for inspection by each Obligor at any reasonable time and from time to time upon reasonable prior notice.

28.                           CHANGES TO THE OBLIGORS

28.1                     Assignment and Transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2                     Additional Borrowers

(a)                                      Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 23.7 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower.  That Subsidiary shall become an Additional Borrower if:

(i)                        that Subsidiary is incorporated in the same jurisdiction as another approved or existing Borrower; or

(ii)                     the Majority Lenders consent to that Subsidiary becoming a Borrower (such consent not to be unreasonably withheld) provided that no Lender shall be required to make any Loan to a Borrower if the making of such Loan is prohibited by law or regulation applicable to the relevant Lender; and

(iii)                  the Company delivers to the Facility Agent a duly completed and executed Accession Letter;

(iv)                 the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)                    the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent Required to be Delivered by an Additional Obligor) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent (acting reasonably).

(b)                                     The Facility Agent shall notify the Company and the Lenders promptly upon having received (in form and substance satisfactory to it (acting reasonably)) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent Required to be Delivered by an Additional Obligor).

28.3                     Resignation of an Obligor

(a)                                      In this Clause 28.3, “Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Group.

(b)                                     Borrowers (other than Schick Technologies, Inc. and Sirona Dental Systems GmbH) may resign as Borrowers if no amounts borrowed by such Borrower is outstanding and by delivering a Resignation Letter to the Facility Agent.

(c)                                      Guarantors (other than the Company, Schick Technologies, Inc., Sirona Dental Systems GmbH and Sirona Holding GmbH) may resign by delivering a Resignation Letter to the Facility Agent and if the Guarantor coverage test in Clause 25.24 (Accounting reference date and auditors) will continue to be met following such resignation.

(d)                                     The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                        the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; and

(ii)                     where the Obligor is:

(A)                a Borrower, it is under no actual or contingent obligations as a Borrower under any Finance Documents; or
(B)                  a Guarantor, no payment is due from a Guarantor under Clause 21.1 (Guarantee and Indemnity); or

(iii)                  where such Obligor is both a Borrower and a Guarantor the Company has confirmed that either:

(A)                such Obligor is subject to a Third Party Disposal and its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect and the amount guaranteed by it as a Guarantor is not decreased; or
(B)                  each of the conditions set out in sub-paragraph (d)(ii) applies; and

(e)                                      Upon notification by the Facility Agent to the Company of its acceptance of the resignation of a Borrower or a Guarantor, that company shall cease to be a Borrower or a Guarantor and shall have no further rights or obligations under the Finance Documents as a Borrower or a Guarantor.

(f)                                        The resignation of an Obligor which is the subject of a Third Party Disposal shall not be effective until the date of that disposal whereupon that company shall cease to be an Obligor and shall have no further rights or obligations under the Finance Documents as an Obligor.

28.4                     Guarantors

(a)                                      Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 23.7 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries become a Guarantor.

(b)                                     The Company shall ensure that each member of the Group identified in Clause 25.23 (Guarantors) as a Guarantor shall become a Guarantor.

(c)                                      A member of the Group shall become a Guarantor if:

(i)                        the Company delivers to the Facility Agent a duly completed and executed Accession Letter; and

(ii)                     the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent Required to be Delivered by an Additional Obligor) in relation to that Guarantor, each in form and substance satisfactory to the Facility Agent (acting reasonably).

(d)                                     The Facility Agent shall notify the Company and the Lenders promptly upon having received (in form and substance satisfactory to it (acting reasonably)) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent Required to be Delivered by an Additional Obligor).

(e)                                      The Facility Agent may (but shall not be obliged to) agree a limit on the amount of the liability of the potential Guarantor or other changes to the Finance Documents which in the opinion of the Facility Agent, based on the advice of its legal counsel, are necessary or advisable to overcome a prohibition referred to in the Guarantee Principles or a risk that a guarantee by the potential Guarantor will not be legal, valid, binding, enforceable and effective.  The cost of the advice of legal counsel obtained pursuant to this paragraph (e) shall be for the account of the Company.

28.5                     Repetition of Representations

When delivering an Accession Letter the relevant Subsidiary shall confirm that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts in all material respects and circumstances then existing.

SECTION 10

THE FINANCE PARTIES

29.                           ROLE OF THE FACILITY AGENT, THE MANDATED LEAD ARRANGERS, THE ISSUING BANK AND OTHERS

29.1                     Appointment of the Facility Agent

(a)                                      Each of the Mandated Lead Arrangers, the Lenders and the Issuing Bank appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                                     Each of the Mandated Lead Arrangers, the Lenders and the Issuing Bank authorises the Facility Agent to:

(i)                        exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(ii)                     execute each Finance Document and any Bank Guarantee expressed to be executed by the Facility Agent on its behalf.

(c)                                      The Facility Agent shall be released from the restrictions of Sec 181 of the German Civil Code.

(d)                                     At the request of the Facility Agent, the Finance Parties shall grant special powers of attorney to the Facility Agent.

29.2                     Duties of the Facility Agent

(a)                                      The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)                                     Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                                      If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)                                     If the Facility Agent is aware of the non payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Mandated Lead Arrangers under this Agreement it shall promptly notify the other Finance Parties.

(e)                                      The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

29.3                     Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, each Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.4                     No fiduciary duties

(a)                                      Nothing in this Agreement constitutes the Facility Agent, any Mandated Lead Arranger and/or the Issuing Bank as a trustee or fiduciary of any other person.

(b)                                     The Facility Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.5                     Business with the Group

The Facility Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.6                     Rights and discretions

(a)                                      The Facility Agent, the Issuing Bank and each Ancillary Lender may rely on:

(i)                        any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                     any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                     The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                        no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non payment));

(ii)                     any right, power, authority or discretion vested in any Party, the Majority Lenders, the Super Majority Lenders or the Lenders has not been exercised; and

(iii)                  any notice or request made by the Company is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                      The Facility Agent, the Issuing Bank and each Ancillary Lender may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                     The Facility Agent, the Issuing Bank and each Ancillary Lender may act in relation to the Finance Documents through its personnel and agents.  The Facility Agent shall not be liable for the negligence or misconduct of such agents.

(e)                                      The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                                        Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent, any Mandated Lead Arranger or the Issuing Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(g)                                     Where any Finance Document specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter period of notice.

29.7                     Majority Lenders’ instructions

(a)                                      Unless a contrary indication appears in a Finance Document, the Facility Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)                                     Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                                      The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Super Majority Lenders or the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                     In the absence of instructions from the Majority Lenders, (or, if appropriate, the Super Majority Lenders or the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                      The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents.

29.8                     Responsibility for documentation

None of the Facility Agent, any Mandated Lead Arranger, the Issuing Bank, or any Ancillary Lender:

(a)                                      is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, a Mandated Lead Arranger, the Issuing Bank, an Ancillary Lender, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents; or

(b)                                     is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

29.9                     Exclusion of liability

(a)                                      Without limiting paragraph (b) below, none of the Facility Agent, the Issuing Bank or any Ancillary Lender will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                     No Party (other than the Facility Agent, the Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Facility Agent, the Issuing Bank or any Ancillary Lender, in respect of any claim it might have against the Facility Agent, the Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent, the Issuing Bank or any Ancillary Lender may rely on this Clause.

(c)                                      The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

29.10               Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

29.11               Resignation of the Facility Agent

(a)                                      The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.

(b)                                     Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Facility Agent.

(c)                                      If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent (after consultation with the Company) may appoint a successor Facility Agent.

(d)                                     The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)                                      The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                        Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29.11.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                                     After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

29.12               Confidentiality

(a)                                      In acting as agent for the Finance Parties the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                     If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)                                      Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent and Mandated Lead Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

29.13               Relationship with the Lenders

(a)                                      The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                     Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

29.14               Credit appraisal by the Finance Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Facility Agent, the Mandated Lead Arrangers, the Issuing Bank and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                      the financial condition, status and nature of each member of the Group;

(b)                                     the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                      whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)                                     the adequacy, accuracy and/or completeness of the Information Memorandum, and any other information provided by the Facility Agent, any other Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

29.15               Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender (who would satisfy the definition of “Reference Bank”) to replace that Reference Bank.

29.16               Deduction from amounts payable by the Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

30.                           CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                      interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit (subject to its obligations under Clause 19 (Mitigation by the Lenders));

(b)                                     oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                      oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.                           SHARING AMONG THE FINANCE PARTIES

31.1                     Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)                                      the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)                                     the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                      the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

31.2                     Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 32.5 (Partial payments).

31.3                     Recovering Finance Party’s rights

(a)                                      On a distribution by the Facility Agent under Clause 31 (Sharing among the Financial Parties), each Finance Party which has shared in the redistribution shall assign to the Recovering Finance Party an amount equal to its share of the Sharing Payment.

(b)                                     If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

31.4                     Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                      each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 31.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)                                     that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

31.5                     Exceptions

(a)                                      This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 31.5, have a valid and enforceable claim against the relevant Obligor.

(b)                                     A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                        it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)                     the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

31.6                     Commitment Exchange following acceleration

(a)                                      For the purposes of this Clause 31.6 :

“Commitment Exchange” means the exchange of the Lenders’ interests in the Commitments as provided for in paragraph (b) below.

“Dollar Equivalent” shall mean, at any time:

(a)                     with respect to any amount denominated in dollars, such amount; and

(b)                    with respect any amounts denominated in any currency other than dollars, the equivalent amount thereof in dollars as calculated by the Facility Agent at the Agent’s Spot Rate of Exchange for the purchase of dollars with such currency.

“Exchange Date” shall mean the first date after the Closing Date on which there occurs:

(a)                     any event or circumstance set out in Clauses 26.6 (Insolvency), 26.7 (Insolvency proceedings) or 26.8 (Creditors’ process); or

(b)                    any action taken by the Facility Agent, or the Facility is automatically accelerated pursuant to Clause 26.18 (Acceleration).

“Commitment Adjustment Percentage” shall mean, in relation to each Lender, a fraction, expressed as a decimal, of which:

(a)                     the numerator shall be the aggregate Dollar Equivalent of the Commitments of such Lender immediately prior to the Exchange Date; and

(b)                    the denominator shall be the Dollar Equivalent of the Total Commitments immediately prior to the Exchange Date.

(b)                                     On the Exchange Date, (i) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Facilities such that, in lieu of the interests of each Lender in each Facility in which it participates as of such date, each Lender shall own an interest equal to such Lender’s Commitment Adjustment Percentage in each of Facility A1, Facility A2 and the Revolving Facility. Each of the Lenders agrees from time to time to execute and deliver to the Facility Agent all Transfer Certificates and documents as the Facility Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the Commitment Exchange, provided that the failure of any Lender to deliver any such transfer certificate or document shall not affect the validity or effectiveness of the Commitment Exchange.

SECTION 11

ADMINISTRATION

32.                           PAYMENT MECHANICS

32.1                     Payments to the Facility Agent

(a)                                      On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                     Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

32.2                     Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clauses 32.3 (Distributions to an Obligor) and 32.4 (Clawback) below, be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

32.3                     Distributions to an Obligor

The Facility Agent may (with the consent of the Company or in accordance with Clause 33 (Set Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4                     Clawback

(a)                                      Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                     If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

32.5                     Partial payments

(a)                                      If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                        first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, the Issuing Bank, the Mandated Lead Arrangers under the Finance Documents;

(ii)                     second, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement and the Ancillary Documents;

(iii)                  third, in or towards payment pro rata of any principal outstandings due but unpaid under this Agreement and the Ancillary Documents and any amount due but unpaid under Clause 7.3 (Claims under a Bank Guarantee) and Clause 7.4 (Indemnities); and

(iv)                 fourth, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                     The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)                                      Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.6                     No set off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set off or counterclaim, except in respect of claims of an Obligor which are either undisputed between the relevant Finance Parties and that Obligor or which have become subject to a final court judgement.

32.7                     Business Days

(a)                                      Any payment or reduction which is due to be made, or an Interest Period which would otherwise end, on a day that is not a Business Day shall be made or will end, as the case may be, on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                     During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

32.8                     Currency of account

(a)                                      Subject to paragraphs (b) to (f) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                     A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)                                      Each payment in respect of a Bank Guarantee (including any cash cover in respect of a Bank Guarantee) shall be made in the currency in which that Bank Guarantee is denominated.

(d)                                     Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(e)                                      Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(f)                                        Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

32.9                     Change of currency

(a)                                      Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                        any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

(ii)                     any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                                     If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.                           SET OFF

After the occurrence of an Event of Default, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents against any obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set off.  That Finance Party shall promptly notify that Obligor of such set-off or conversion.

34.                           NOTICES

34.1                     Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2                     Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                      in the case of an Original Obligor, that identified with its name below;

(b)                                     in the case of each Lender, the Issuing Bank, each Ancillary Lender or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)                                      in the case of the Facility Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

34.3                     Delivery

(a)                                      Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                        if by way of fax, when received in legible form; or

(ii)                     if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)                                     Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(c)                                      All notices from or to an Obligor shall be sent through the Facility Agent.  The Company may make and/or deliver as agent of each Obligor notices and/or requests on behalf of each Obligor.

(d)                                     Any communication or document made or delivered to the Company in accordance with this Clause 34.3 will be deemed to have been made or delivered to each of the Obligors.

34.4                     Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

34.5                     Electronic communication

(a)                                      Any communication to be made between the Facility Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent and the relevant Lender:

(i)                        agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                     notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                  notify each other of any change to their address or any other such information supplied by them.

(b)                                     Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

34.6                     English language

(a)                                      Any notice given under or in connection with any Finance Document must be in English.

(b)                                     All other documents required to be provided under or in connection with any Finance Document must be:

(i)                        in English; or

(ii)                     if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.7                     Use of Websites

(a)                                      A Party (other than a Finance Party) may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the “Designated Website”) if:

(i)                        the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                     both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                  the information is in a format previously agreed between the Company and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Company shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                     The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.

(c)                                      The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                        the Designated Website cannot be accessed due to technical failure;

(ii)                     the password specifications for the Designated Website change;

(iii)                  any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                 any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                    the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Facility Agent under sub-paragraphs (c)(i) or (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                     Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

35.                           CALCULATIONS AND CERTIFICATES

35.1                     Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2                     Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document and by a Issuing Bank as to the amount paid out by that Issuing Bank in respect of any Bank Guarantee is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3                     Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

36.                           PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.  The illegal, invalid or unenforceable provision shall be deemed replaced by such provision reflecting the same commercial intent of the parties which provision shall be legal, valid and enforceable in the relevant jurisdiction.

37.                           REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

38.                           AMENDMENTS AND WAIVERS

38.1                     Required consents

(a)                                      Subject to Clause 38.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders (save that amendments in any Finance Document which are solely required to give effect to an act or circumstance which is permitted by the Finance Documents may be made by the Facility Agent without reference to the Majority Lenders) and the Company and any such amendment or waiver will be binding on all Parties.

(b)                                     The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

(c)                                      The Company may effect, as agent of each member of the Group, any amendment or waiver permitted by this Clause 38.  For this purpose, the Company is released from the restrictions of Section 181 of the German Civil Code.

38.2                     Exceptions

(a)                                      An amendment or waiver that has the effect of changing or which relates to:

(i)                        the manner in which the proceeds of enforcement of a guarantee are distributed to the Lenders;

(ii)                     any provision which expressly requires the consent of the Super-Majority Lenders;

(iii)                  a change to the Guarantors other than in accordance with Clause 28 (Changes to the Obligors);

(iv)                 a change to the Borrowers other than in accordance with Clause 28 (Changes to the Obligors);

shall not be made without the prior consent of the Super Majority Lenders.

(b)                                     An amendment or waiver that has the effect of changing or which relates to:

(i)                        any extension to the date of payment of any amount under the Finance Documents due to a Lender (other than in respect of prepayments of disposal proceeds under Clause 11.9 (Disposal Proceeds) which shall require only the consent of the Majority Lenders;

(ii)                     any increase in, or an extension of, any Commitment of a Lender;

(iii)                  any addition of any Commitment from a new Lender;

(iv)                 a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable to a Lender;

(v)                    a change in currency of payment of any amount under the Finance Documents,

shall not be made without the prior consent of the Majority Lender including all of the directly affected Lenders.

(c)                                      An amendment or waiver that has the effect of changing or which relates to:

(i)                        the definition of “Majority Lenders” or “Super Majority Lenders” in Clause 1.1 (Definitions);

(ii)                     Clause 2.4 (Finance Parties Rights and Obligations), Clause 27 (Changes to the Lenders) or this Clause 38; or

(iii)                  any provision which expressly requires the consent of all the Lenders,

shall not be made without the prior consent of all the Lenders.

(d)                                     An amendment or waiver that has the effect of changing or which relates to the redenomination into another currency of any Commitment of a Lender shall not be made without the prior consent of such Lender.

(e)                                      Any increase in the Commitments by way of a person who is not a Lender as at the date immediately prior to such increase agreeing to become a Lender shall require the consent of the Majority Lenders only.

(f)                                        An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Mandated Lead Arrangers, the Issuing Bank, or any Ancillary Lender may not be effected without the consent of the Facility Agent, the Mandated Lead Arrangers, the Issuing Bank or the Ancillary Lenders at such time.

38.3                     Deemed Response

If a Lender does not respond to a request from the Company for an amendment or waiver to consent within 10 Business Days (or, upon the Facility Agent requesting, due to the complexity or materiality of the matters concerned, 15 Business Days or such longer period agreed by the Facility Agent and the Company) such Lender shall be deemed to have voted in favour of the relevant request.

38.4                     Replacement of Lender

(a)                                      If at any time:

(i)                        any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below); or

(ii)                     an Obligor becomes obliged to repay any amount in accordance with Clause 11.1 (Illegality of a Lender) or to pay additional amounts pursuant to Clause 16.2 (Tax gross-up) or Clause 17 (Increased Costs) to any Lender in excess of amounts payable to the other Lenders generally, then the Company may, on 5 Business Days prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank or financial institution (a “Replacement Lender”) selected by the Company, and which is acceptable to the Facility Agent (acting reasonably) and (in the case of any transfer of a Revolving Commitment) the Issuing Bank, which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and/or Bank Guarantees and all accrued interest (and any breakage costs) and fees and other amounts payable thereunder.

(b)                                     The replacement of a Lender pursuant to this Clause shall be subject to the following conditions:

(i)                        the Company shall have no right to replace the Facility Agent in its role as such;

(ii)                     neither the Facility Agent nor the Lender to be replaced under this Clause shall have any obligation to the Company to find a Replacement Lender;

(iii)                  in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 90 days after the date the Non-Consenting Lender notified the Company and the Facility Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by the Company; and

(iv)                 in no event shall the Lender to be replaced under this Clause be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)                                      If:

(i)                        the Company or the Facility Agent (at the request of the Company) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

(ii)                     the waiver or amendment in question requires the consent of all the Lenders or all the Lenders in a particular Facility or the Super Majority Lenders; and

(iii)                  the Majority Lenders (or the Majority Lenders on the basis only of the particular Facility concerned) have consented to such waiver or amendment,

then any Lender who does not and continues not to agree to such waiver or amendment shall be deemed to be a “Non-Consenting Lender”.

39.                           COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

40.                           USA PATRIOT ACT

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

41.                           GOVERNING LAW

This Agreement is governed by English law.

42.                           ENFORCEMENT

42.1                     Jurisdiction of English Courts

(a)                                      The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                     The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                      This Clause 42.1 is for the benefit of the Finance Parties and Finance Parties only.  As a result, no Finance Party or Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties and Finance Parties may take concurrent proceedings in any number of jurisdictions.

42.2                     Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England):

(a)                                      irrevocably appoints Law Debenture Corporate Services Ltd. or such other person as such Obligor may notify to the Facility Agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                     agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

43.                           WAIVER OF JURY TRIAL

EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT.  This waiver is intended to apply to all Disputes.  Each party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings.  Each party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL LENDER

Original Lender	Facility A1 Commitment	Facility A2 Commitment	Revolving Commitment
	USD	Euro	USD

JPMorgan Chase Bank, N.A.	75,000,000	137,500,000	75,000,000
UBS Limited	75,000,000	137,500,000	75,000,000
TOTAL	150,000,000	275,000,000	150,000,000

SCHEDULE 2
CONDITIONS PRECEDENT

Part I
Conditions Precedent to Delivery of a Utilisation Request

1.                                 Obligors

(a)                                      A copy of the constitutional documents of each party (other than a Finance Party) to a Finance Document, including for any company whose Relevant Jurisdiction is Germany officially certified, recent and up-to-date commercial register extracts (beglaubigter Handelsregisterauszug) and articles of association or, in the case of partnerships, uncertified, recent and up-to-date partnership agreements.

(b)                                     A copy of a resolution of the board of directors and/or shareholders resolution of each party to a Finance Document (other than a Finance Party):

(i)                        approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(i)                        authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(ii)                     authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents.

(d)                                     A certificate of an authorised signatory of the relevant party certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(e)                                      A copy of a good standing certificate (including to the extent available verification of franchise or similar tax status) with respect to each U.S. Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each U.S. Obligor’s jurisdiction of incorporation or organisation.

2.                                 Finance Documents

(a)                                      This Agreement executed by the members of the Group party to this Agreement.

(b)                                     The Fee Letters executed by the Company.

(c)                                      A copy of the Funds Flow Statement.

3.                                 Other Documents and Evidence

(a)                                      Evidence of compliance with all of the Facility Agent’s customary “know your customer” or similar checks under all applicable laws and regulations.

(b)                                     Acceptance of service of process in relation to any proceedings before the English courts in connection with any Finance Document.

(c)                                      The Structure Memorandum in a form agreed by the Company and the Facility Agent (acting reasonably) and the reliance letter related thereto detailing the proposed movement of funds on and before the Closing Date.

(d)                                     The Business Plan.

(e)                                      A certificate of the Chief Financial Officer of each U.S. Obligor stating that the respective company is Solvent after giving effect to the initial Loans, the application of the proceeds of the Loans in accordance with Clause 3 and the payment of all estimated legal, accounting and other fees related to this Agreement and the consummation of the other transactions contemplated by this Agreement.  For purposes of this certificate, “Solvent” means with respect to such U.S. Obligor on any date of determination that (a) the fair value of the property of such person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such person; (b) the present fair saleable value of the assets of such person is not less than the amount which will be required to pay the probable liability of such person on its debts as they become absolute and mature; (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature; and (d) such person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such person’s property would constitute unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

Part IA
Conditions Precedent to Drawdown

1.                                 Finance Documents

An executed copy of the Subordination Agreement.

2.                                 Legal Opinions

The following legal opinions, each addressed to the Facility Agent and the Lenders.

(a)                                      A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arranger and the Facility Agent as to English law.

(b)                                     A legal opinion of Clifford Chance Partnerschaftgesellschaft, legal advisers to the Mandated Lead Arranger and the Facility Agent as to German law.

(c)                                      A legal opinion of Kirkland and Ellis legal advisors to the Company as to US law.

3.                                 Other Documents and Evidence

(a)                                      A letter addressed to the Company from the facility agents under the Existing Senior Facility Agreement and the Existing Mezzanine Facility Agreement confirming that any Financial Indebtedness outstanding under the Existing Senior Facility Agreement and/or the Existing Mezzanine Facility Agreement will be discharged in full immediately upon the Closing Date, it being understood that the signed version of such letter will be available on the date of the first Utilisation and immediately prior thereto, but will be held in escrow until the Closing Date has occurred.

(b)                                     Evidence of payment of fees, costs and expenses (to be deducted from drawdown, subject to delivery and agreement being reach in relation to invoices for costs and expenses).

(c)                                      Delivery of a Utilisation Request.

Part II
Conditions Precedent required to be delivered by an Additional Obligor

1.                                 An Accession Letter executed by the Additional Obligor and the Company.

2.                                 A copy of the constitutional documents of the Additional Obligor.

4.                                 A copy of a good standing certificate (including to the extent available verification of franchise or similar tax status) with respect to each Additional Obligor whose jurisdiction of organization is a state of the U.S. or the District of Columbia, issued as of a recent date by the Secretary of State or other appropriate official of such Additional Obligor’s jurisdiction of incorporation or organisation.

3.                                 A copy of a resolution of the board of directors and/or shareholders of the Additional Obligor:

(a)                                      approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter and any other Finance Document to which it is a party;

(b)                                     authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf; and

(c)                                      authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)                                     authorising the Company to act as its agent in connection with the Finance Documents.

5.                                 A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6.                                 With respect to any Additional Obligor whose Relevant Jurisdiction is not Germany, a certificate of the Additional Obligor (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

7.                                 A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.                                 The latest financial statements of the Additional Obligor, audited, if available.

9.                                 The following legal opinions on the Accession Letter, each addressed to the Facility Agent and the Lenders:

(a)                                      A legal opinion of the legal advisers to the Facility Agent in England, as to English law in the form distributed to the Facility Agent prior to signing the Accession Letter.

(b)                                     If the Additional Obligor is incorporated in a jurisdiction other than England or executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Facility Agent in the jurisdiction of incorporation of that Additional Obligor or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Relevant Jurisdiction”) as to the law of the Relevant Jurisdiction and in the form distributed to the Facility Agent prior to signing the Accession Letter.

(c)                                      A legal opinion of [•], legal advisers to the Additional Obligor on matters of U.S. law, substantially in the form distributed to the Lenders prior to signing the Accession Letter.

10.                           If the proposed Additional Obligor is incorporated in a jurisdiction other than England, evidence that the process agent specified in Clause 42.2 (Service of process), if not the Company, has accepted its appointment in relation to the proposed Additional Obligor.

11.                           An accession memorandum to the Subordination Agreement executed by the Additional Obligor.

12.

(a)                                      If the Additional Obligor is incorporated in England and Wales or Scotland:

(i)                        Either a letter from the Company to the Facility Agent (attaching supporting evidence from the Company’s English Solicitors) confirming that the Additional Obligor is not prohibited by Section 151 of the Companies Act 1985 from entering into the Finance Documents; and/or

(ii)                     evidence that the Additional Obligor has done all that is necessary (including, without limitation, by re registering as a private company) to follow the procedures set out in Sections 151 to 158 of the Companies Act 1985 in order to enable that Additional Obligor to enter into the Finance Documents and perform its obligations under the Finance Documents.  The following documentary evidence shall be supplied: a copy of the statutory declarations and annexed auditors reports, board resolutions, shareholders resolutions (if applicable), a certificate of that Additional Obligor listing all directors at the time the statutory declarations are made and a non statutory comfort letter from its auditors regarding its net asset position.  The copy documents shall be certified by an authorised signatory of the Additional Obligor as correct, complete and in full force and effect at a date no earlier than the date of the Accession Letter.

(b)                                     If the Additional Obligor is not incorporated in any country other England and Wales, such documentary evidence as legal counsel to the Facility Agent may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

13.                           A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter and each Finance Document to which the Additional Obligor is a party or for the validity and enforceability of any Finance Document created or intended to be created by the Additional Obligor.

14.                           A certificate of the Chief Financial Officer of each Additional Obligor whose jurisdiction of organisation is a state of the U.S. or the District of Columbia stating that the respective company is Solvent after giving effect to the initial Loans, the application of the proceeds of the Loans in accordance with Clause 3 and the payment of all estimated legal, accounting and other fees related to this Agreement and the consummation of the other transactions contemplated by this Agreement.  For purposes of this certificate, “Solvent” means with respect to such Additional Obligor on any date of determination that (a) the fair value of the property of such person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such person; (b) the present fair saleable value of the assets of such person is not less than the amount which will be required to pay the probably liability of such person on its debts as they become absolute and mature; (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature; and (d) such person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such person’s property would constitute unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

SCHEDULE 3
REQUESTS

Part IA
Utilisation Request
Loans

From:      [Borrower]

To:          [Facility Agent]

Dated:

Dear Sirs

[Company] – [•] Senior Facilities Agreement
dated [•] (the “Facilities Agreement”)

1.	[We wish a Loan to be made on the following terms:

	(a)	Borrower:	[•]

	(b)	Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

	(c)	Facility to be utilised:	[Facility A1]/[Facility A2] [Revolving Facility]]

	(d)	Currency of Loan:	[•]

	(e)	Amount:	[•] or, if less, the Available Facility

	(f)	Interest Period:	[•]

2.

We confirm on behalf of each Obligor and the Company that each condition specified in Clause 4.2 (Further Conditions Precedent) [in conjunction with Clause 4.3 (Certain Funds)] * is satisfied on the date of this Utilisation Request.

3.	[The proceeds of this Loan should be credited to [account]].

4.	This Utilisation Request is irrevocable.

5.	Terms used in this Request which are not defined in this Request but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

Yours faithfully

[insert name of Borrower]

*              To be used for first Utilisation

Part IB
Utilisation Request
Bank Guarantees

From:                  [Borrower]

To:                              [Facility Agent]

Dated:

Dear Sirs

[Company]   [•] Senior Facilities Agreement

dated [•] (the “Facilities Agreement”)

1.                                 We wish to arrange for a Bank Guarantee to be [issued]/[renewed] by the Issuing Bank on the following terms:

(a)	Borrower:	[•]

(b)	Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

(c)	Facility to be utilised:	Revolving Facility

(d)	Currency of Bank Guarantee:	[•]

(e)	Amount:	[•] or, if less, the Available Facility in relation to the Revolving Facility:

(f)	Expiry Date	[•]

(g)	Term:	[•]

2.                                 We confirm that each condition specified in paragraph (c) of Clause 6.5 (Issue of Bank Guarantees) is satisfied on the date of this Utilisation Request.

3.                                 We attach a copy of the proposed Bank Guarantee.

4.                                 This Utilisation Request is irrevocable.

5.                                 Terms used in this Request which are not defined in this Request but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

authorised signatory for

[insert name of Relevant Borrower]

Part II
Selection Notice
Applicable to a Term Loan

From:                  [Borrower]

To:                              [Facility Agent]

Dated:

Dear Sirs

[Company]   [•] Senior Facilities Agreement

dated [•] (the “Facilities Agreement”)

1.                                 We refer to the following Facility [A1]/[A2] Loan[s] with an Interest Period ending on [         ].

2.                                 [We request that the above Facility A1 Loan[s] be divided into [•] Facility A1 Loans with the following Base Currency Amounts and Interest Periods:]

or

[We request that the above Facility A2 Loan[s] be divided into [•] Facility A2 Loans with the following Base Currency Amounts and Interest Periods:]

or

[We request that the next Interest Period for the above Facility [A1]/[A2] Loan[s] is [       ]].

3.                                 This Selection Notice is irrevocable.

4.                                 Terms used in this Selection Notice which are not defined in this Selection Notice but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

Yours faithfully

authorised signatory for

[insert name of Relevant Borrower]

SCHEDULE 4
MANDATORY COST FORMULAE

1.                                 The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                 On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                 The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent.  This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                 The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a)                                      in relation to a sterling Loan:

per cent. per annum

(b)                                     in relation to a Loan in any currency other than sterling:

per cent. per annum

Where:

A                               is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                 is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Clause 12.4 (Default interest)) payable for the relevant Interest Period on the Loan.

C                                 is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                                is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E                                  is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                 For the purposes of this Schedule:

(a)                                      “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                     “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                      “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                     “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                 In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                                 If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                                 Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)                                      the jurisdiction of its Facility Office; and

(b)                                     any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.                                 The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                           The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                           The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                           Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.                           The Facility Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To:                              [•] as Facility Agent

From:            [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

[Company] – [•] Senior Facilities Agreement

dated [•] (the “Facilities Agreement”)

1.                                 We refer to Clause 27.5 (Procedure for transfer):

(a)                                      The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by assignment and transfer by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 27.5 (Procedure for transfer).

(b)                                     The proposed Transfer Date is [           ].

(c)                                      The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

2.                                 The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).

3.                                 This Transfer Certificate is governed by English law.

4.                                 Terms which are used in this Transfer Certificate which are not defined in this Transfer Certificate but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [           ].

[Facility Agent]

By:

SCHEDULE 6
FORM OF ACCESSION LETTER

To:                          [•] as Facility Agent

From:                  [Subsidiary] and [the Company]

Dated:

Dear Sirs

[Company] – [•] Senior Facilities Agreement

dated [•] (the “Facilities Agreement”)

1.                                 [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement, the Subordination Agreement and the other Finance Documents as an Additional [Borrower]/[Guarantor] pursuant to Clause [28.2 (Additional Borrowers)]/[Clause 28.4 (Guarantors)] of the Facility Agreement [and as an [Obligor] pursuant to clause [•] of the Subordination Agreement]. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [•].

2.                                 [Subsidiary’s] administrative details are as follows:

Address:

Fax No.:

Attention:

3.                                 [The Company confirms that no Default is continuing or would occur as a result of a [Subsidiary] becoming an additional Borrower.]*

4.                                 [Subsidiary confirms that the representations and warranties referred to in Clause 22 (Representations) are true and correct.]**

5.                                 This letter is governed by English law.

6.                                 Terms which are used in this Accession Letter which are not defined in this Accession Letter but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

[Company]                                           [Subsidiary]

NOTES:

*                                         Insert if Accession Letter is for an Additional Borrower.

**                                  Insert if Accession Letter is from a Guarantor.

SCHEDULE 7
FORM OF RESIGNATION LETTER

To:                              [•] as Facility Agent

From:                  [resigning Obligor] and [Company]

Dated:

Dear Sirs

[Company]   [•] Senior Facilities Agreement

dated [•] (the “Facilities Agreement”)

1.                                 Pursuant to [Clause 28.3 (Resignation of an Obligor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement, the Subordination Agreement and the Finance Documents.

2.                                 We confirm that:

(a)                                      no Default is continuing or would result from the acceptance of this request; and

(b)                                     [this request is given in relation to a disposal of [resigning Obligor];]

(c)                                      [the Disposal Proceeds have been or will be applied in accordance with Clause 11.9 (Disposal proceeds);]

(d)                                     [•]

3.                                 This letter is governed by English law.

4.                                 Terms which are used in this resignation letter which are not defined in this letter but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

5.                                 The Company agrees to indemnify the Finance Parties for any costs, expenses, or liabilities which would have been payable by [resigning Obligor] in connection with the Finance Documents but for the release set out in paragraph 1 above.

[Company]	[resigning Obligor]

By:	By:

NOTES:

*	Amend as appropriate, e.g. to reflect agreed procedure for payment of proceeds into a specified account.

**	Insert any other conditions required by the Facilities Agreement.

SCHEDULE 8
FORM OF COMPLIANCE CERTIFICATE

To:                              [•] as Facility Agent

From:                  [Company]

Dated:

Dear Sirs

[Company]   [•] Senior Facilities Agreement

dated [•] (the “Facilities Agreement”)

1.                                 We refer to the Facilities Agreement.  This is a Compliance Certificate.

2.                                 We confirm that:

(a)                                      in respect of the Relevant Period ending on [•] Consolidated Total Net Debt for such Relevant Period was [•] and Consolidated Adjusted EBITDA for such Relevant Period on [•].  Therefore Consolidated Total Net Debt for such Relevant Period was [•] times Consolidated Adjusted EBITDA for such Relevant Period and the covenant contained in paragraph (a) of Clause 24.2 (Financial condition) [has/has not] been complied with;

(b)                                     On the last day of the Relevant Period ending on [•] Cash Interest Costs was [•] and Consolidated Adjusted EBITDA for such Relevant Period was [•]. Therefore Cash Interest Costs at such time [did/did not] exceed [•] times Consolidated Adjusted EBITDA for such Relevant Period and the covenant contained in paragraph (b) of Clause 24.2 (Financial Condition) [has/has not] been complied with;

(c)                                      On the last day of the Relevant Period ending on [•] Consolidated Total Net Debt was [•] and Consolidated Adjusted EBITDA for such Relevant Period was [•].  Therefore Consolidated Total Net Debt at that time was [greater than or equal to [•] times Consolidated Adjusted EBITDA for such Relevant Period]/[less than [•] times Consolidated Adjusted EBITDA for such Relevant Period but greater than or equal to [•] times Consolidated Adjusted EBITDA for such Relevant Period]/[less than [•] times Consolidated Adjusted EBITDA for such Relevant Period]

and accordingly the Margin will be:

Facility A1 Margin:                                                                             [•] % p.a.

Facility A2 Margin:                                                                             [•] % p.a.

Revolving Facility Margin:                                      [•] % p.a.

3.                                 [We confirm that no Default is continuing.]*

4.                                 [We confirm that the following companies constitute Material Subsidiaries for the purposes of the Facility Agreement: [•].]

[We confirm that the [aggregate of the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated Adjusted EBITDA) of the Guarantors,]/[the aggregate Gross Assets (including (by reference to the Group’s reporting requirements under the Facilities Agreement), restricted short term investments, accounts receivable, net inventories, prepaid expenses and other non-current assets (but not intangible assets))] of the Guarantors (in each case calculated on an unconsolidated basis and excluding all intra group items) represents not less than [•] per cent of [Consolidated Adjusted EBITDA,]/[consolidated Gross Assets of the Group].

Signed

	Director	Director

	of	of

	[Company]	[Company]

NOTES:

*                                   If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 9
TIMETABLES

Part I
Loans

	Loans in euro	Loans in dollars	Loans in other currencies

Facility Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.4 (Conditions relating to Optional Currencies)			U 4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 13.1 (Selection of Interest Periods and Terms))	U 3 9.30am	U 3 9.30am	U 3 9.30am

Facility Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	U 3 Noon	U 3 noon	U 3 noon

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U 3 3.00pm	U 3 3.00pm	U 3 3.00pm

Facility Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)	U 3 5.00pm	U 3 5.00pm	U 3 5.00pm

Facility Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)	U 2 9.30am	U 2 9.30am	U 2 9.30am

	Loans in euro	Loans in dollars	Loans in other currencies

Facility Agent determines amount of the Loan in Optional Currency in accordance with Clause 32.9 (Change of currency)	U 3 11.00am	U 3 11.00am	U 3 11.00am

LIBOR or EURIBOR is fixed	Quotation Day as of 11:00 Brussels time in respect of EURIBOR	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

“U”                            =                                         date of utilisation

“U   X”          =                                         X Business Days prior to date of utilisation

Part II

Bank Guarantees

Bank Guarantees
Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Bank Guarantees)	U 3 9.30am

Facility Agent determines (in relation to a Utilisation) the Base Currency Amount of the Bank Guarantee if required under paragraph (e) of Clause 6.5 (Issue of Bank Guarantees) and notifies the Issuing Bank and Lenders of the Bank Guarantee in accordance with paragraph (e) of Clause 6.5 (Issue of Bank Guarantees).

U 1 noon

“U”                            =                                         date of utilisation

“U X”                =                                         Business Days prior to date of utilisation

SCHEDULE 10
FORM OF LETTER OF CREDIT

To:                              [Beneficiary](the “Beneficiary”)

Date

Irrevocable Standby Letter of Credit no. [•]

At the request of [•], [Issuing Bank] (the “Issuing Bank”) issues this irrevocable standby Letter of Credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.                                 Definitions

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].*

“Demand” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

“Expiry Date” means [•].

“Total Letter of Credit Amount” means [•].

2.                                 Issuing Bank’s agreement

(a)                                      The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand.  A Demand must be received by the Issuing Bank by [•] p.m. ([London] time) on the Expiry Date.

(b)                                     Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)                                      The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total Letter of Credit Amount.

3.                                 Expiry

(a)                                      The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)                                     Unless previously released under paragraph (a) above, on [•] p.m.([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)                                      When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.                                 Payments

All payments under this Letter of Credit shall be made in [•] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.                                 Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:

[

                                                   ]

6.                                 Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.                                 Governing Law

This Letter of Credit is governed by English law.

8.                                 Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit.

Yours faithfully

[Issuing Bank]

By:

NOTES:

*                                         This may need to be amended depending on the currency of payment under the Letter of Credit.

SCHEDULE

Form of Demand

To:                              [ISSUING BANK]

[Date]

Dear Sirs

Standby Letter of Credit no. [•] issued in favour of [BENEFICIARY] (the “Letter of Credit”)

We refer to the Letter of Credit.  Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.                                 We certify that the sum of [•] is due [and has remained unpaid for at least [•] Business Days] [under [set out underlying contract or agreement]].  We therefore demand payment of the sum of [•].

2.                                 Payment should be made to the following account:

Name:

Account Number:

Bank:

3.                                 The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)	(Authorised Signatory)

For

[BENEFICIARY]

SCHEDULE 11
GUARANTEE PRINCIPLES

1.                                 AGREED GUARANTEE PRINCIPLES

The guarantees to be provided under the Finance Documents will be given in accordance with certain agreed Guarantee Principles (the “Agreed Guarantee Principles”). This Schedule addresses the manner in which the Agreed Guarantee Principles will impact on the guarantees to be taken in relation to this transaction.

The Finance Parties and the Obligors have agreed and acknowledged that their rights and obligations under the Finance Documents in respect of (i) the giving or taking of guarantees; (ii) all the rights and obligations associated with such giving or taking of guarantees shall be subject to and limited by the Agreed Guarantee Principles. The Agreed Guarantee Principles embody the recognition by all parties that there may be certain legal and practical difficulties in obtaining effective guarantees from all members of the Group in every jurisdiction in which members of the Group are located.  In particular:

(a)                                      general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, thin capitalisation, retention of title claims and similar principles may limit the ability of a member of the Group to provide a guarantee or may require that the guarantee be limited by an amount or otherwise. If any such limit applies, the guarantees provided will be limited to the maximum amount which the relevant member of the Group may provide having regard to applicable law (including any jurisprudence) and subject to fiduciary duties of management;

(b)                                     in particular, German capital maintenance rules will require that upstream / cross-stream guarantees given by any German company incorporated as a GmbH or GmbH &Co. KG be limited, in order to avoid any liability of the management or the shareholders which may arise from such an upstream or cross-stream guarantee (other than, in relation to the shareholders only, any recourse claims);

(c)                                      the giving of a guarantee, will not be required to the extent that it would incur any legal fees, registration fees, stamp duty, taxes and any other fees or costs directly associated with such guarantee which are disproportionate to the benefit obtained by the Finance Parties;

(d)                                     in certain jurisdictions it may be either impossible or impractical to grant guarantees in which event such guarantees will not be granted;

(e)                                      members of the Group will not be required to give guarantees if it is not within the legal capacity of the relevant members of the Group or if, in the reasonable opinion of the directors of the relevant members of the Group, the same would conflict with the fiduciary duties of those directors or contravene any legal prohibition or result in personal or criminal liability on the part of any officer or result in any significant risk of legal liability for the directors of any Group company;

(f)                                        no perfection action will be required in jurisdictions where a Guarantor is not located;

(g)                                     the terms of the guarantee should not be such that, in the reasonable opinion of management of the relevant member of the Group, they materially restrict the running of the business of or materially adversely affect the tax arrangements of the relevant member of the Group in the ordinary course as otherwise permitted by the Finance Documents.

2.                                 GUARANTORS

Save as provided in “Guarantors” (see page 3), each guarantee will be an upstream, cross-stream and downstream guarantee for all liabilities of the Borrowers under the Finance Documents in accordance with, and subject to, the requirements of the Agreed Guarantee Principles in each relevant jurisdiction.

3.                                 GERMAN GUARANTEE LIMITATIONS

(a)                                      If and to the extent that:

(i)                        a guarantee granted under the Facility Agreement secures any Loans, (i) which are made to a corporation, or (ii) which are deemed to be made to a corporation according to Section 8a paragraph 5 sentence 2 German Corporation Income Tax Act (Körperschaftsteuergesetz), and which corporation is subject to German corporation income tax, (such Loans being defined as a “German Loans” and such corporation being defined as “German Borrower”); and

(ii)                     the relevant Guarantor granting such guarantee either (i) qualifies as a major shareholder (wesentlicher Anteilseigner) within the meaning of Section 8a of the German Income Corporation Tax Act (Körperschaftssteuergesetz) of such German Borrower or (ii) as an affiliated party within the meaning of Section 1 paragraph 2 of the German Foreign Trade Tax Act (Aussensteuergesetz) of such a major shareholder of such German Borrower, such guarantee (or any enforceable judgment based thereon) shall not be enforced against assets of the relevant Guarantor which qualify as LTIBR(s) if and to the extent such LTIBR(s) are (i) encumbered in favour of any of the Finance Parties pursuant to a lien arising under the general business terms (AGB-Pfandrecht) of such Finance Party, (ii) the subject of a disposal restriction (Verfügungsbeschränkung) or (iii) subject to enforcement pursuant to a submission to immediate foreclosure in the entire property (Unterwerfung unter die sofortige Zwangsvollstreckung in das gesamte Vermögen) of the relevant Guarantor;

“LTIBR” means any long term interest-bearing receivables as set out in the decrees of the German Federal Ministry of Finance (Bundesfinanzministerium) of 15 July 2004 (IV A2-S 2742a-20/04), paragraphs 20 and 37, and of 22 July 2005 (IV-B7-S2742a-31/05), or as set out in any future law, administrative decree, guideline or other pronouncement which overrules the aforementioned decrees,

(b)                                     The Facility Agent and each of the Lenders individually undertake to deliver to each German Borrower as soon as reasonably practicable after the Facilities have been made available to such German Borrower a complete letter in the form of the sample back-to-back certificate as published by the German Federal Ministry of Finance (Bundesfinanzministerium) on 20 October 2005 (IV B7 – S2742a – 43/05), or in the form of any successor sample form as may be required by the German tax authorities (the “Certificate”).  The Facility Agent (acting on behalf of the Lenders) shall send to the relevant German Borrower an updated Certificate as soon as reasonably practicable (1) upon any amendment to the Facilities or change in the Securities Interests granted in relation to the Facilities, (2) if so required by the relevant German Borrower for tax purposes. If the German tax authorities will not accept a certificate issued by the Facility Agent each Lender will issue a certificate individually. Reasonable costs of obtaining the certificates will be reimbursed by the German Borrower.

4.                                 LIMITATION ON PAYMENT OBLIGATIONS OF A GERMAN OBLIGOR

(a)                                      The Lenders’ right to claim and/or enforce any payment obligation under or in connection with the Finance Documents (other than a payment obligation of the German Obligor (as defined below) or of any direct or indirect subsidiary of the German Obligor under the Term Facilities or the Revolving Facility made available to the German Obligor or such subsidiary) against an obligor organised as a company with limited liability (GmbH) (the “German Obligor”) shall at all times be limited to the extent that the enforcement would otherwise lead to the situation that the German Obligor did not have sufficient net assets (Reinvermögen) (calculated in accordance with the jurisprudence from time to time of the German Federal Supreme Count (Bundesgerichtshof) or absent such jurisprudence, the jurisprudence of the Higher Regional Court (Oberlandesgericht) or Regional Courts (Landgericht) in the district of the relevant German Obligor, relating to protection of liable capital under sections 30 and 31 of the German Limited Liability Companies Act (GmbH-Gesetz)) to maintain its stated share capital (Stammkapital) or increase an existing shortage of the stated share capital, provided that for the purposes of the calculation of the enforceable amount (if any) the following balance sheet items shall be adjusted as follows:

(i)                        The amount of any increase of stated share capital (Stammkapital) of the German Obligor that has been effected after the date hereof shall be deducted from the stated share capital unless such increase is required by law or envisaged in the Structure Memorandum, or (y) matched by a corresponding increase in the net assets of the relevant Obligor, or

(z) made with the consent of the Facility Agent (such consent not to be unreasonably withheld). For the avoidance of doubt, increasing the capital reserves (Rücklagen) as referred to in Section 266 para. 3, items II. and III. of the German Commercial Code (Handelsgesetzbuch – HGB) of any German Guarantor shall not be restricted (and shall not require any adjustments to the stated share capital) by virtue of this paragraph;

(iii)                  Any amount of mandatory reserves (Rücklagen) resulting from a decrease of registered share capital (Kapitalherabsetzung) and any amount of public subsidies (Subventionen und andere öffentliche Beihilfen) received after the date hereof which are subject to an unfulfilled commitment as to their use shall be added to the registered share capital;

(iv)                 Loans provided after the date hereof to the German Obligor, insofar such loans qualify as equity under the applicable accounting principles and which do not have to be shown as liabilities on the German Obligor’s balance sheet, shall be disregarded;

(v)                    To the extent the enforcement of the guarantee would deprive the German Obligor of the ability to fulfil its obligations to third parties (incurred, whether on a contingent or non-contingent basis, at the time of enforcement or to continue its business, then, for the determination of net assets, the assets of the German Obligor shall be calculated at the lesser of their book value (Buchwert) and their realisation value assuming a negative prognosis for the business continuance (Liquidationswert bei negativer Fortführungsprognose);

(vi)                 Loans and other contractual liabilities incurred by the German Obligor in violation of the provisions of any of the Finance Documents shall be disregarded to the extent such violation can be attributed to wilful misconduct of the managing director (Geschäftsführer) of the German Obligor.

(b)                                     the limitations set out in paragraph (a) above only apply if and to the extent that:

(i)                        within 20 business days following the receipt of the notice of the Facility Agent (acting on behalf of the Lenders) of its intention to claim and/or enforce any payment obligation against any German Obligor (the “Envisaged Enforcement Date”), the managing directors on behalf of the German Obligor have confirmed in writing to the Facility Agent (i) to what extent the payment obligation relates to primary liability which is an up-stream or cross-stream liability as described in paragraph (a) and (ii) which amount of such up-stream and/or cross-stream liability cannot be enforced as it would exceed the Net Assets of the German Obligor and such confirmation is supported by conclusive evidence satisfactory to the Facility Agent, including in particular, pro forma interim financial statements as of the Envisaged Enforcement Date (the “Management Determination”) and the Facility Agent has not contested the Management Determination; or

(ii)                     within 40 business days from the date the facility agent (acting on behalf of the finance parties) has contested the management determination the facility agent receives a determination by auditors of international standard and reputation (the “Auditor’s Determination”) appointed by the German obligor of the amount of the net assets on the envisaged enforcement date;

(c)                                      if the Facility Agent disagrees with the Auditor’s Determination, it shall be entitled to further pursue their claims and/or rights (if any) under the dispute solutions agreed upon and, in particular, to contest the Auditor’s Determination in court and the German Obligor shall be entitled to prove that this amount is necessary for maintaining its stated share capital (calculated as of the date the demand for payment and/or enforcement was made);

(d)                                     the German Obligor shall use reasonable efforts to realize any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets, or are not recorded at all in a situation where the German Obligor does not have sufficient Net Assets to maintain its registered share capital, provided that the relevant assets are in the reasonable opinion of the German Obligor not required for the business of the German Obligor (nicht betriebsnotwendiges Vermögen);

(e)                                      the Lenders’ right to claim and/or enforce this Guarantee shall be excluded at all, or exist only to a limited amount, if the German Obligor delivers within the Envisaged Enforcement Date a legal opinion issued by a law firm of international standard and reputation with German qualified lawyers (Rechtsanwälte) which:

(i)                        comes to the conclusion that the German Obligor complying with its obligations under any of the finance documents has exposed and/or would expose (based on legal literature which is (in the view of the lawyer giving the opinion) widely accepted among German lawyers and/or court decisions issued after the date of this agreement in relation to the relevant issues which present the risk of liability as materially greater than the risk of liability as presented by legal literature and/or court decisions current on the date of this agreement) the managing directors of the German obligor (or its shareholder’s or an affiliated company’s managing directors, officers or board members) or an affiliated company (verbundenes unternehmen) to a significant risk of civil or criminal liability; and

(ii)                     specifies the maximum amount to which the payment and/or enforcement of any claims under or in connection with the finance documents shall be limited to prevent the circumstances referred to in the sub-paragraph immediately above from arising;

(f)                                        if the Facility Agent (acting on behalf of the Lenders) disagrees with the conclusions of the abovementioned legal opinion, the Facility Agent shall be entitled to further pursue its claims and/or rights (if any) under the dispute solutions agreed upon and, in particular, to contest the conclusions of the legal opinion (and therefore the limitations on the guarantees) in court, and the German Obligor shall be entitled to prove what limitations under the relevant guarantees are necessary to prevent the managing directors of the German Obligor (or its shareholder’s or an affiliated company’s managing directors, officers or board members) or an affiliated company to become subject to civil or criminal liability and the conclusions of such dispute resolution processes shall (subject to any rights of appeal) be effective between the parties (i.e., the limitations on the relevant guarantees shall be adjusted to reflect the conclusions of such dispute resolution processes.

(g)                                     The limitations set out in paragraphs (a) to (f) above shall apply mutatis mutandis to an Obligor organised under German law as a limited partnership (Kommanditgesellschaft) in respect to its general partner if such general partner is organised as a GmbH.

5.                                 GUARANTEES GOVERNED BY ANY LAW OTHER THAN GERMAN LAW

The aforesaid provisions apply to all security irrespective of their governing law. However, where under any applicable law other than German law the aforesaid provisions are inappropriate, the provisions shall be replaced by such appropriate provision under any applicable law which comes as close as possible to the inappropriate provision.

SCHEDULE 12
CERTAIN FUNDS DEFAULTS

(a)                            Failure by an Obligor to deliver each of the documents set out in Schedule 2 Part I (Conditions Precedent to Delivery of a Utilisation Request) or Part IA (Conditions Precedent to Drawdown) to be provided by it.

(b)                           Any Event of Default under Clause 26.9 (Unlawfulness and invalidity) as a result of any event or circumstance arising after the date hereof (including change of law), provided that in such circumstances the relevant parties shall do all things and execute all documents required to enter into legally valid agreements achieving substantially the same or commercially and legally equivalent results as reflects the position immediately before such event or circumstance which caused such Event of Default and a Certain Funds Default shall only occur if after 20 Business Days after such event or circumstance first arising the Lenders, acting reasonably and having made all reasonable commercial efforts, have not been able to execute documents which achieve such substantially the same or commercially and legally equivalent results.

(c)                            Any Event of Default under Clause 25.11 (Negative pledge) or Clause 25.17 (Financial Indebtedness) or Clause 25.7 (Acquisitions).

(d)                           Any material breach of the representations and warranties in Clause 22.1 (Status) and Clause 22.4 (Power and authority) in relation to a Borrower.

(e)                            Any Default under Clause 26.1 (Non-Payment).

(f)                              Any Event of Default described in Clause 26.6 (Insolvency) or 26.7 (Insolvency Proceedings) in relation to a Borrower.

SCHEDULE 13
OVERVIEW LOANS AND SECURITIES SUBSIDIARIES

		Balance		Balance
Sirona Dental Systems, Inc.		Actual 30.09.06		Estimate24.11.06

Sirona Dental Systems LLC, USA		USD	4,686,596.70	USD	4,686,596.70

		EUR	(1)3.699.263,31	EUR	(2)3.699.263,31

Subtotal amount		EUR	(1)3.699.263,31	EUR	(1)3.699.263,31

Sirona Holding GmbH
Sirona Dental Systems Ltd., UK		EUR	792,187.81	EUR	792,187.81

Subtotal amount		EUR	792,187.81	EUR	792,187.81

Sirona Dental Systems GmbH
ATR Advanced Technology Research, Italien		EUR	335,261.06	EUR	435,261.06

Sirona Dental Systems SAS, Frankreich		EUR	926,299.86	EUR	(2)926,299.86	(2)

Nitram Dental a/s, Dänemark		EUR	691,154.51	EUR	691,154.51

Sirona Dental Systems KK, Japan		EUR	(2)4,768,508.72	EUR	(2)4,768,508.72

Sirona Equipos Dentales Iberica S.A., Spanien		EUR	(2)4,438,888.82	EUR	(2)4,438,888.82

Sirona Dental Systems Foshan, China		EUR	(2)0.00	EUR	20.00

Sirona Dental Systems Shanghai, China		EUR	0.00	EUR	0.00

Sirona Immobilien GmbH		EUR	1,222,462.87	EUR	1,400,000

SiCat		EUR	1,324,235.46	EUR	1,534,235.46

Subtotal amount		EUR	13,706,831.30	EUR	14,194,368.43

Sirona International Holding GmbH

Sirona, Australien		EUR	(2)1,660,620.20	EUR	(2)1,660,620.20

Subtotal amount		EUR	1,660,620.20	1,660,620.20

Securities
Overdraft/Leasing Japan (JPY 140,000,000.00)		EUR	1,000,000.00	EUR	1,000,000.00
Leasing France		EUR	150,000.00	EUR	150,000.00
Overdraft China (USD 900,000.00)		EUR	750,000.00	EUR	750,000.00
Overdraft Australia (AUD 1,000,000.00)		EUR	650,000.00	EUR	650,000.00
Spain guarantee		EUR	180,000.00	EUR	180,000.00

Subtotal amount		EUR	2,730,000.00	EUR	2,730,000.00

Total amount relevant for § [ ]		EUR	18,889,619.31	EUR	19,377,176.44

541149	Sirona Immobilien GmbH	EUR	15,628,446.77	EUR	15,628,446.77

		EUR	34,518,066.08	EUR	35,005,623.21

(2)           Valuated at exchange-rate of 30.09.06 (1 Euro = 1,2669 USD)

(3)           Does not include securities

SCHEDULE 14
FORM OF CERTIFICATE

[To be sent by		[Von]
[Facility Agent]		[Facility Agent]

[on behalf of each of]		[jeweils namens und in Vollmacht der]

[Lenders]		[•] (“Darlehensgeber”)

to		an
[German Borrower]		[jeweiligen Darlehensnehmer] (“Darlehensnehmer”)

Certification for presentation to the Tax Office for the purposes of Section 8a of Germany’s Corporation Tax Law		Bescheinigung zur Vorlage beim Finanzamt für Zwecke des § 8a KStG

You have asked the [relevant Lender] (“Lenders”) to issue a Certification for presentation to the Tax Office for the purposes of the Corporation Tax Law.		Sie hatten [den jeweiligen Darlehensgeber] gebeten, zur Vorlage beim Finanzamt für Zwecke des § 8a KStG eine Bescheinigung auszustellen.

We hereby declare that regarding the [Senior Facilities Agreement] of [•] in the amount of EUR [•] (“Loan”) to [German Borrower] (“Borrower”),		Wir, die Darlehensgeber, haben an Sie, den Darlehensnehmer, gemäß dem Vertrag vom [•] (“Vertrag”) ein Darlehen (Betrag Euro [•]) gewährt (“Darlehen”).

The following securities have been granted by persons other than the Borrower:		Hierzu erklären wir, dass uns bezüglich des Darlehens die nachfolgend aufgeführten Sicherheiten von anderen Personen als dem Darlehensnehmer gewährt wurden:

1.	Security in rem	1.	Dingliche Sicherheiten

Pledges / Liens (e.g. of deposits)		Pfandrechte (z.B. an Einlagen)

Assignments (e.g. assignments of receivables)		Sicherungsabtretungen (z. B. Einzelabtretung von Forderungen)

2.	Personal security (e.g. surety, guarantee, assumption of debt)	2.	Personalsicherheiten (z.B. Bürgschaft, Garantie, Schuldmitübernahme)

linked with the following:		verbunden mit folgenden/r:

securities in rem (e.g. on deposits)		dinglichen Sicherheiten (z.B. an Einlagen)

Assignments (e.g. assignments of receivables; global assignments)		Sicherungsabtretungen (z.B. Einzelabtretung von Forderungen; Global-/ Mantelabtretung von Forderungen)

Submission to immediate foreclosure in respect of all assets or certain assets		Unterwerfung unter die sofortige Zwangsvollstreckung mit dem gesamten Vermögen oder hinsichtlich einzelner` Vermögensgegenstände

Agreed restraints on disposal		vereinbarten Verfügungsbeschränkungen

Other agreeements (e.g. pledges/liens under the General Standard Terms and Conditions), all security provided for the Loan/credit (e.g. land charge, mortgage, letter of comfort) and trust arrangements)

sonstigen Vereinbarungen (z. B. Pfandrechte nach den Allgemeinen Geschäftsbedingungen, sämtliche für das Darlehen/ den Kredit bestellte Sicherheiten (z.B. Grundschuld, Hypothek, Patronatserklärung) und Treuhandverhältnisse)

3.	Securities as mentioned above that have waived during the term of the Loan	3.	Sicherheiten der o. g. Art, auf die während des bestehenden Darlehensverhältnisses verzichtet wurde

Other comments (did any person (other than the Borrower) grant security without releasing the Lender from banking secrecy?)		sonstige Anmerkungen (haben Personen (mit Ausnahme des Darlehensnehmers) Sicherheiten gewährt, diese aber den Darlehensgeber nicht vom Bankgeheimnis befreit?)

This Certification is based solely on information that is known to the employees of the Lender[s] who have worked on the Loan.		Die Bescheinigung enthält nur solche Angaben, die dem bei den Darlehensgebern mit der vorgenannten Finanzierung vertrauten Personenkreis bekannt sind.

In providing this Certification, the Lender[s] – in the first place for legal reasons – [are] not offering any consultancy services on tax matters. In particular, the Lender[s] will not be responsible or liable for the Borrowers’ success in obtaining any tax benefits which are the objective of this Certification.

Die Darlehensgeber übernehmen mit dieser Erklärung – bereits aus rechtlichen Gründen – keine Beratung in steuerlichen Angelegenheiten. Insbesondere stehen die Darlehensgeber nicht für einen steuerlichen Erfolg ein, der mit dieser Bescheinigung angestrebt wird.

Yours sincerely,	Mit freundlichen Grüßen

[on behalf of the] Lender[s]	[im Namen der] Darlehensgeber

SIGNATURES

THE MANDATED LEAD ARRANGERS

J.P. MORGAN PLC

By:	/s/ PAUL HARRIS

Address:	10 Aldermanbury, London EC2V 7RF

Fax:	+44 (0) 20 7777 4548

Attention:	Eline Laodalaise / Clinton Ray

UBS LIMITED

By:	/s/ LUKE JAGGAR	/s/CHRISTIAN ROTHHARDT

Address:	2 Finsbury Avenue, London EC2M 2PP

Fax:	+44 (0) 20 7568 4664

Attention:	Judith Campbell / Alan Greenhow

THE ORIGINAL LENDERS

JPMORGAN CHASE BANK, N.A.

By:	/s/ PAUL HARRIS

Address:	10 Aldermanbury, London EC2V 7RF

Fax:	+44 (0) 20 7777 4548

Attention:	Eline Laodalaise / Clinton Ray

UBS LIMITED

By:	/s/ LUKE JAGGAR	/s/CHRISTIAN ROTHHARDT

Address:	2 Finsbury Avenue, London EC2M 2PP

Fax:	+44 (0) 20 7568 4664

Attention:	Judith Campbell / Alan Greenhow

THE BOOKRUNNERS

J.P. MORGAN PLC

By:	/s/ PAUL HARRIS

Address:	10 Aldermanbury, London EC2V 7RF

Fax:	+44 (0) 20 7777 4548

Attention:	Eline Laodalaise / Clinton Ray

UBS LIMITED

By:	/s/ LUKE JAGGAR	/s/CHRISTIAN ROTHHARDT

Address:	2 Finsbury Avenue, London EC2M 2PP

Fax:	+44 (0) 20 7568 4664

Attention:	Judith Campbell / Alan Greenhow

THE FACILITY AGENT

J.P. MORGAN EUROPE LIMITED

By:	/s/ PAUL HARRIS

Address:	10 Aldermanbury, London EC2V 7RF

Fax:	+44 (0) 20 7777 4548

Attention:	Eline Laodalaise / Clinton Ray

THE COMPANY

SIRONA DENTAL SYSTEMS, INC

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	30-00 47th Avenue, Long Island City, New York, NY 11101, USA

Fax:	+1 718 482 2514

Attention:	Gregory Leahy / Simone Blank

THE ORIGINAL BORROWERS

SCHICK TECHNOLOGIES, INC

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	30-00 47th Avenue, Long Island City, New York, NY 11101, USA

Fax:	+1 718 482 2514

Attention:	Gregory Leahy

SIRONA DENTAL SYSTEMS GMBH

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	Fabrikstraße 31, 64625 Bensheim, Germany

Fax:	+49 6251 16 24 44

Attention:	Tom Redlich / Simone Blank

SIRONA DENTAL SERVICES GMBH

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	Fabrikstraße 31, 64625 Bensheim, Germany

Fax:	+49 6251 16 24 44

Attention:	Tom Redlich / Simone Blank

THE ORIGINAL GUARANTORS

SIRONA DENTAL SYSTEMS, INC.

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	30-00 47th Avenue, Long Island City, New York, NY 11101, USA

Fax:	+1 718 482 2514

Attention:	Gregory Leahy / Simone Blank

SCHICK TECHNOLOGIES, INC

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	30-00 47th Avenue, Long Island City, New York, NY 11101, USA

Fax:	+1 718 482 2514

Attention:	Gregory Leahy

SIRONA DENTAL SYSTEMS GMBH

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	Fabrikstraße 31, 64625 Bensheim, Germany

Fax:	+49 6251 16 24 44

Attention:	Tom Redlich / Simone Blank

SIRONA DENTAL SYSTEMS, LLC

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	4835 Sirona Drive, Charlotte, NC 28273, PO Box 410100, USA

Fax:	+1 704 587 9394

Attention:	Simone Blank

SIRONA HOLDING GMBH

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	Fabrikstraße 31, 64625 Bensheim, Germany

Fax:	+49 6251 16 24 44

Attention:	Tom Redlich / Simone Blank

SIRONA HOLDING GMBH

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	Fabrikstraße 31, 64625 Bensheim, Germany

Fax:	+49 6251 16 24 44

Attention:	Tom Redlich / Simone Blank

SIRONA IMMOBILIEN GMBH

By:	/s/ JOST FISCHER	/s/ SIMONE BLANK

Address:	Fabrikstraße 31, 64625 Bensheim, Germany

Fax:	+49 6251 16 24 44

Attention:	Tom Redlich / Simone Blank